UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a‑101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a‑12

TE CONNECTIVITY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

January 16, 2020

Dear Shareholder,

You are invited to attend the 2020 Annual General Meeting of Shareholders of TE Connectivity Ltd., to be held on Wednesday, March 11, 2020 at 2:00 p.m., Central European Time (9:00 a.m., Eastern Daylight Time), at the Park Hyatt Zürich, Beethoven‑Strasse 21, 8002 Zürich, Switzerland. Details of the business to be presented at the meeting can be found in the accompanying Invitation to the Annual General Meeting of Shareholders and Proxy Statement.

If you cannot attend, you can ensure that your shares are represented at the meeting by casting your vote either electronically at your earliest convenience or by promptly completing, signing, dating and returning your proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Thomas J. Lynch
Chairman of the Board

TE Connectivity Ltd.

Mühlenstrasse  26

CH‑8200 Schaffhausen, Switzerland

Tel: +41 (0)52 633 66 61

Fax: +41 (0)52 633 66 99

Contents

	Invitation to the Annual General Meeting of Shareholders	1
	Proxy Statement	4
	Questions and Answers About This Proxy Statement and Voting	4
	Security Ownership of Certain Beneficial Owners and Management	11
	Agenda Item No. 1—Election of Directors	13
	Nominees for Election	13
	Corporate Governance	24
	The Board of Directors and Board Committees	28
	Agenda Item No. 2—Election of the Chairman of the Board of Directors	32
	Agenda Item No. 3—Election of the Members of the Management Development and Compensation Committee	33
	Executive Officers	34
	Compensation Discussion and Analysis	36
	Management Development and Compensation Committee Report	53
	Compensation Committee Interlocks and Insider Participation	53
	Executive Officer Compensation	54
	CEO Pay Ratio	63
	Compensation of NonEmployee Directors‑	65
	Certain Relationships and Related Transactions	67
	Delinquent Section 16(a) Reports	68
	Audit Committee Report	68
	Agenda Item No. 4—Election of the Independent Proxy	70
	Agenda Item No. 5—Approval of the Annual Report and Financial Statements for the Fiscal Year Ended September 27, 2019	71
	Agenda Item No. 6—Release of the Members of the Board of Directors and Executive Officers for Activities During the Fiscal Year Ended September 27, 2019	73
	Agenda Item No. 7—Election of Auditors	74
	Agenda Item No. 8—Advisory Vote to Approve Named Executive Officer Compensation (“Say on Pay”)	77
	Agenda Item No. 9—Binding Vote to Approve Fiscal Year 2021 Maximum Aggregate Compensation Amount for Executive Management	79
	Agenda Item No. 10—Binding Vote to Approve Fiscal Year 2021 Maximum Aggregate Compensation Amount for the Board of Directors	81
	Agenda Item No. 11—Carryforward of Unappropriated Accumulated Earnings	83
	Agenda Item No. 12—Declaration of Dividend	84
	Agenda Item No. 13—Renewal of Authorized Capital	86
	Agenda Item No. 14—Share Capital Reduction for Shares Acquired Under Our Share Repurchase Program	88
	Agenda Item No. 15—Adjournments or Postponements of the Meeting	90
	Additional Information	91
	TE Connectivity 2020 Annual General Meeting of Shareholders	91
	Where You Can Find More Information	92
	Appendix A—Primary Talent Market Peer Group	A-1

	Agenda items to be voted upon at the meeting

2020 Annual General Meeting Proxy Statement	i

TE CONNECTIVITY LTD.

Mühlenstrasse  26

CH‑8200 Schaffhausen, Switzerland

Invitation to the Annual General Meeting of Shareholders

Time and Date:	2:00 p.m., Central European Time (9:00 a.m., Eastern Daylight Time), on March 11, 2020
Place:	The Park Hyatt Zürich, Beethoven‑Strasse 21, 8002 Zürich, Switzerland
Agenda Items:	1. Election of thirteen (13) director nominees proposed by the Board of Directors;
2. Election of the Chairman of the Board of Directors;
3. Election of the members of the Management Development and Compensation Committee;
4. Election of the Independent Proxy;

5. Approval of (i) the 2019 Annual Report of TE Connectivity Ltd. (excluding the statutory financial statements for the fiscal year ended September 27, 2019, the consolidated financial statements for the fiscal year ended September 27, 2019 and the Swiss Compensation Report for the fiscal year ended September 27, 2019), (ii) the statutory financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019, and (iii) the consolidated financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019;

6. Release of the members of the Board of Directors and executive officers of TE Connectivity for activities during the fiscal year ended September 27, 2019;

7. Election of (i) Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020,  (ii) Deloitte AG, Zurich, Switzerland, as our Swiss registered auditor until our next annual general meeting, and (iii) PricewaterhouseCoopers AG, Zurich, Switzerland, as our special auditor until our next annual general meeting;

8. Advisory Vote to Approve Named Executive Officer Compensation;
9. Binding vote to approve fiscal year 2021 maximum aggregate compensation amount for executive management;
10. Binding vote to approve fiscal year 2021 maximum aggregate compensation amount for the Board of Directors;
11. Carryforward of unappropriated accumulated earnings;
12. Declaration of dividend;
13. Renewal of authorized capital;
14. Approval of share capital reduction for shares acquired under our share repurchase program; and
15. Approval of any adjournments or postponements of the meeting.

2020 Annual General Meeting Proxy Statement	1

Persons Who Will Receive Proxy Materials:

Under rules of the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our shareholders registered in our share register as of the close of business (Eastern Standard Time) on January 8, 2020. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also instructs you on how you may submit your proxy over the Internet or via mail. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice or as otherwise described in the next paragraph. This permits us to conserve natural resources and reduce our printing costs, while giving shareholders a convenient and efficient way to access our proxy materials and vote their shares.

A copy of the proxy materials, including a proxy card, also will be sent to any additional shareholders who are registered in our share register as shareholders with voting rights, or who become beneficial owners through a nominee registered in our share register as a shareholder with voting rights, as of the close of business (Eastern Standard Time) on February 20, 2020.

Admission to Meeting and Persons Eligible to Vote:

Shareholders who are registered with voting rights in our share register as of the close of business (Eastern Standard Time) on February 20, 2020 have the right to attend the Annual General Meeting and vote their shares, or may grant a proxy to vote on each of the agenda items in this invitation and any other matter properly presented at the meeting for consideration.

Shareholders who hold their shares in the name of a bank, broker or other nominee (“Beneficial Owners”) should follow the instructions provided by their bank, broker or nominee. Beneficial Owners who have not obtained a proxy from their bank, broker or nominee are not entitled to vote in person at the Annual General Meeting.

Granting of Proxy:

Shareholders of record with voting rights who do not wish to attend the Annual General Meeting have the right to appoint Dr. René Schwarzenbach, Proxy Voting Services GmbH, as independent proxy, pursuant to article 9 of the Swiss Ordinance Against Excessive Compensation at Listed Corporations (the “Swiss Ordinance”), with full rights of substitution, by appointing the independent proxy and voting electronically or submitting a proxy card with your votes. The Swiss Ordinance prohibits from acting as proxies company officers (Organstimmrechtsvertretung) and institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers that hold proxies for holders of record concerning deposited shares (Depotstimmrechtsvertretun)

The proxies granted to the independent proxy must be received no later than 5:00 p.m., Central European Time (12:00 p.m., Eastern Daylight Time) on March 10, 2020. A shareholder of record who gives a proxy may revoke it at any time before it is exercised by giving notice in person of the revocation and voting in person at the meeting, or, subject to timing limitations, by delivering a revocation letter and subsequent proxy card to the independent proxy.

With regard to the items listed on the agenda, or if new agenda items (other than those on the agenda) or new proposals or motions regarding agenda items set out in this Invitation to the Annual General Meeting are being put forth at the meeting, the independent proxy will vote in accordance with the specific instructions of the shareholder, or if selected by the shareholder in granting the proxy as a general instruction, in accordance with the recommendation of the company’s Board of Directors at the meeting, or abstain from voting if the shareholder did not provide instructions.

2	2020 Annual General Meeting Proxy Statement

Date of Availability:

Our proxy materials are being made available on or about January 16, 2020 to each shareholder of record of TE Connectivity registered shares at the close of business (Eastern Standard Time) on January 8, 2020.

By order of the Board of Directors,

Harold G. Barksdale
Corporate Secretary

January 16, 2020

2020 Annual General Meeting Proxy Statement	3

PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

TE CONNECTIVITY LTD.

TO BE HELD ON WEDNESDAY, MARCH 11, 2020

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why am I receiving these materials?

TE Connectivity’s Board of Directors is soliciting your proxy to vote at the Annual General Meeting to be held at 2:00 p.m., Central European Time (9:00 a.m., Eastern Daylight Time), on March 11, 2020, at The Park Hyatt Zürich, Beethoven‑Strasse 21, 8002 Zürich, Switzerland. The information provided in this proxy statement is for your use in determining how you will vote on the agenda items described within.

We have made available our proxy materials to each person who is registered as a holder of our shares in the register of shareholders (such owners are often referred to as “holders of record” or “record holders”) as of the close of business (Eastern Standard Time) on January 8, 2020. We also will send a copy of the proxy materials, including the proxy card, to any holder of record who requests them in the manner set forth in the Notice and to any additional shareholders who become registered in our share register after the close of business (Eastern Standard Time) on January 8, 2020 and continue to be registered in our share register at the close of business (Eastern Standard Time) on February 20, 2020. Distribution to shareholders of the Notice of Internet Availability of Proxy Materials (the “Notice”), is scheduled to begin on or about January 16, 2020.

We have requested that banks, brokerage firms and other nominees who hold TE Connectivity shares on behalf of the owners of the shares (such owners are often referred to, and we refer to them below, as “beneficial owners,” “beneficial shareholders” or “street name holders”) as of the close of business (Eastern Standard Time) on January 8, 2020 forward the Notice to those beneficial shareholders and forward the proxy materials, along with a voting instruction card, for any additional beneficial owners who acquire their shares after January 8, 2020 and continue to hold them at the close of business (Eastern Standard Time) on February 20, 2020. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials. We also have provided for the proxy materials to be sent to persons who have interests in our shares through participation in our employee share purchase plans. These individuals are not eligible to vote directly at the Annual General Meeting, but they may instruct the trustees of these plans how to vote the shares represented by their interests. The proxy card also will serve as voting instructions for the trustees of the plans.

Are proxy materials available on the Internet?

Yes.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on March 11, 2020.

Our proxy statement for the Annual General Meeting to be held on March 11, 2020, other proxy material and our annual report to shareholders for fiscal year 2019 is available at http://www.te.com/TEAnnualMeeting.

Under SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders registered in our share register as of the close of business (Eastern Standard Time) on January 8, 2020. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also instructs you on how you may submit your proxy over the Internet or via mail. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice or you acquire your shares after January 8, 2020 and continue to be registered in our share register at the close of business (Eastern Standard Time) on February 20, 2020, in which case we will send you the proxy materials. This permits us to conserve natural resources and reduce our printing costs, while giving shareholders a convenient and efficient way to access our proxy materials and vote their shares. Our proxy materials are being made available on or about January 16, 2020.

4	2020 Annual General Meeting Proxy Statement

What agenda items are scheduled to be voted on at the meeting?

The fifteen (15) agenda items scheduled for a vote are:

•	Agenda Item No. 1: To elect thirteen (13) nominees proposed by the Board of Directors as directors to hold office until the next annual general meeting of shareholders;
•	Agenda Item No. 2: To elect the Chairman of the Board of Directors;
•	Agenda Item No. 3: To elect the members of the Management Development and Compensation Committee;
•	Agenda Item No. 4: To elect the independent proxy for the 2021 annual general meeting of shareholders;
•

Agenda Item No. 5: To approve (i) the 2019 Annual Report of TE Connectivity Ltd. (excluding the statutory financial statements for the fiscal year ended September 27, 2019, the consolidated financial statements for the fiscal year ended September 27, 2019 and the Swiss Compensation Report for the fiscal year ended September 27, 2019), (ii) the statutory financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019, and (iii) the consolidated financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019;

•	Agenda Item No. 6: To release the members of the Board of Directors and executive officers of TE Connectivity for activities during the fiscal year ended September 27, 2019;
•

Agenda Item No. 7: To elect (i) Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020, (ii) Deloitte AG, Zurich, Switzerland, as our Swiss registered auditor until our next annual general meeting, and (iii) PricewaterhouseCoopers AG, Zurich, Switzerland, as our special auditor until our next annual general meeting;

•	Agenda Item No. 8: To cast an advisory vote to approve named executive officer compensation;
•	Agenda Item No. 9: To cast a binding vote to approve fiscal year 2021 maximum aggregate compensation amount for executive management;
•	Agenda Item No. 10: To cast a binding vote to approve fiscal year 2021 maximum aggregate compensation amount for the Board of Directors;
•	Agenda Item No. 11: To approve the carryforward of unappropriated accumulated earnings;
•

Agenda Item No. 12: To approve a dividend payment to shareholders equal to $1.92 per issued share to be paid in four equal quarterly installments of $0.48 starting with the third fiscal quarter of 2020 and ending in the second fiscal quarter of 2021 pursuant to the terms of the dividend resolution;

•	Agenda Item No. 13: Renewal of Authorized Capital;
•	Agenda Item No. 14: To approve a share capital reduction for shares acquired under our share repurchase program and related amendments to our articles of association; and
•	Agenda Item No. 15: To approve any adjournments or postponements of the meeting.

What is the recommendation of the Board of Directors on each of the agenda items scheduled to be voted on at the meeting? How do the Board of Directors and executive officers intend to vote with respect to the agenda items?

TE Connectivity’s Board of Directors recommends that you vote FOR each of the agenda items listed above as recommended by our Board of Directors. Our directors and executive officers have indicated that they intend to vote their shares in favor of each of the agenda items, except for Agenda Item No. 6 (Release of the Members of the Board of Directors and Executive Officers of TE Connectivity for Activities during the Fiscal Year ended September 27, 2019), where they are by law precluded from voting their shares. On January , 2020, our directors and executive officers and their affiliates beneficially owned approximately % of the outstanding shares.

What is the difference between being a shareholder of record and a beneficial owner?

If your shares are registered directly in your name in our share register operated by our stock transfer agent, you are considered the “shareholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf and the broker, bank or nominee is registered in our share register as a shareholder with voting rights, your broker, bank or other nominee is considered the shareholder of record and you are considered the “beneficial owner” or “street name holder” of those shares. In this case, the shareholder of record that is registered as a shareholder with voting rights has forwarded either the Notice or the proxy materials, as applicable, and separate voting instructions, to you. As the beneficial owner, you have the right to direct the shareholder of record how to vote your shares by following the voting instructions they

2020 Annual General Meeting Proxy Statement	5

have provided to you. Because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you receive a valid proxy from your broker, bank or other nominee that holds your shares giving you the right to vote the shares in person at the meeting.

Who is entitled to vote?

Shareholders of record

All shareholders registered in our share register at the close of business (Eastern Standard Time) on February 20, 2020 are entitled to vote on the matters set forth in this proxy statement and any other matter properly presented at the meeting for consideration, provided such shareholders become registered as shareholders with voting rights by that time. See “—I am a shareholder of record. How do I become registered as a shareholder with voting rights?”

Beneficial owners

Beneficial owners whose banks, brokers or nominees are shareholders registered in our share register with respect to the beneficial owners’ shares at the close of business (Eastern Standard Time) on February 20, 2020 are entitled to vote on the matters set forth in this proxy statement and any other matter properly presented at the meeting for consideration, provided such banks, brokers or nominees become registered as shareholders with voting rights. See “—I am a shareholder of record. How do I become registered as a shareholder with voting rights?”

Employee Stock Purchase Plan Participants

Individuals participating in the TE Connectivity Employee Stock Purchase Plan are not eligible to vote directly at the Annual General Meeting, but they may instruct the trustees of these plans how to vote the shares represented by their interests. Materials distributed to plan participants by trustees of the plan will describe how to provide voting instructions to the trustees of the plans.

What if I am the record holder or beneficial owner of shares at the close of business (Eastern Standard Time) on January 8, 2020, but sell or otherwise transfer those shares before the close of business (Eastern Standard Time) on February 20, 2020?

Holders of record and beneficial owners will not be entitled to vote their shares or provide instructions to vote with respect to their shares if they hold shares at the close of business (Eastern Standard Time) on January 8, 2020 but sell or otherwise transfer those shares before the close of business (Eastern Standard Time) on February 20, 2020.

I am a shareholder of record. How do I become registered as a shareholder with voting rights?

If you are a shareholder of record, you have been registered as a shareholder with voting rights in our share register, unless in certain circumstances (such as failure to comply with particular disclosure requirements set forth in our articles of association) we have specifically advised you that you are registered as a shareholder without voting rights.

How do I attend the Annual General Meeting?

For admission to the meeting, shareholders and their authorized representatives must bring a valid government‑issued photo identification, such as a driver’s license or a passport. Shareholders of record with voting rights should bring the Notice or Admission Ticket they have received to the check‑in area, where their ownership will be verified. Those who have beneficial ownership of registered shares held by a bank, brokerage firm or other nominee which has voting rights must bring to the check‑in area a valid proxy from their banks, brokers or nominees showing that they own TE Connectivity registered shares as of the close of business (Eastern Standard Time) on February 20, 2020.

Registration at the meeting will begin at 1:00 p.m., Central European Time (8:00 a.m., Eastern Daylight Time) and close at 1:45 p.m., Central European Time (8:45 a.m., Eastern Daylight Time), and the meeting will begin at 2:00 p.m., Central European Time (9:00 a.m., Eastern Daylight Time). See “—How do I vote if I am a shareholder of record?” and “—How do I vote if I am a beneficial shareholder?” for a discussion of who is eligible and how to vote in person at the Annual General Meeting.

Security measures will be in place at the meeting to help ensure the safety of attendees. Cameras, sound recording devices, signs, photographs and visual displays are not permitted in the meeting without the prior permission of TE Connectivity. We reserve the right to inspect bags, backpacks, briefcases or other packages brought to the meeting. Cell phones and other sound transmitting devices must be turned off during the meeting.

6	2020 Annual General Meeting Proxy Statement

How do I vote if I am a shareholder of record?

If you are a registered shareholder, you can vote in the following ways:

At the Annual General Meeting:  If you are a shareholder of record with voting rights of TE Connectivity registered shares who plans to attend the Annual General Meeting and wishes to vote your shares in person, we will give you a ballot at the meeting.

Even if you plan to be present at the Annual General Meeting, we encourage you to vote by the Internet or complete and mail the proxy card to vote your shares by proxy. If you are a holder of record, you may still attend the Annual General Meeting and vote in person.

By Internet:  You can vote over the Internet at https://www.proxyvote.com by following the instructions in the Notice of Internet Availability of Proxy Materials previously sent to you or on the proxy card. By casting votes electronically, you will authorize the independent proxy, Dr. René Schwarzenbach, with full rights of substitution, to vote your shares on your behalf.

By Mail:  You can vote by marking, dating and signing the proxy card (which will be sent to you at your request in accordance with instructions provided in the Notice) and returning it by mail for receipt by no later than indicated below. By marking, dating, signing and mailing the proxy card as instructed, you authorize the independent proxy, Dr. René Schwarzenbach, with full rights of substitution, to vote your shares on your behalf. If you vote by proxy card/mail, you will need to return via mail your completed proxy card to the independent proxy, Dr. René Schwarzenbach, Proxy Voting Services GmbH, in the postage pre‑paid return envelope provided with the proxy card.

In order to assure that your votes are tabulated in time to be voted at the Annual General Meeting, you must vote electronically by 5:00 p.m., Central European Time (12:00 p.m., Eastern Daylight Time) on March 10, 2020, or submit your proxy card by mail so that it is received by 5:00 p.m., Central European Time (12:00 p.m., Eastern Daylight Time) on March 10, 2020.

If you have voted electronically or timely submitted a properly executed proxy card, your shares will be voted by the independent proxy as you have instructed. If any other matters are properly presented at the meeting, the independent proxy will either (i) vote the shares represented by your completed proxy in accordance with the specific instructions given by you, (ii) if selected by you in granting your proxy (as a general instruction), in accordance with the recommendation of the company’s Board of Directors at the meeting, or (iii) if no instructions are given, abstain from voting your shares.

How do I vote if I am a beneficial shareholder?

General:  If you hold your shares in street name, you should provide instructions to your bank or broker on how you wish your vote to be recorded by following the instructions on your voting instruction form supplied by your bank or broker with these proxy materials.

At the Annual General Meeting:  If you are a shareholder who owns shares in street name, you are not entitled to vote in person at the Annual General Meeting unless you have a valid proxy, executed in your favor, from the bank, broker or nominee holder of record of your shares. We will then give you a ballot at the meeting.

Can I vote by Internet?

Yes. If you are a shareholder of record, see the Internet voting instructions provided on the Notice or proxy card. If you are a beneficial owner, see the voting instruction card provided by your bank, broker or other nominee.

Can I vote by telephone?

If you are a shareholder of record, you cannot vote by telephone. If you are a beneficial owner, see the voting instruction card provided by your broker, bank or other nominee for telephone voting instructions.

Can I appoint TE Connectivity officers as my proxy?

In accordance with Swiss regulations, shareholders may not appoint company officers as proxies.

2020 Annual General Meeting Proxy Statement	7

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. If you have not provided instructions to the broker, your broker will be able to vote your shares with respect to “routine” matters but not “non‑routine” matters pursuant to New York Stock Exchange (“NYSE”) rules. We believe the following agenda items will be considered non‑routine under NYSE rules and therefore your broker will not be able to vote your shares with respect to these agenda items unless the broker receives appropriate instructions from you: Agenda Item No. 1 (Election of Directors), Agenda Item No. 2 (Election of Chairman of the Board), Agenda Item No. 3 (Election of Members of Management Development and Compensation Committee), Agenda Item No. 6 (Release of the Members of the Board of Directors and Executive Officers of TE Connectivity for Activities During the Fiscal Year Ended September 27, 2019), Agenda Item No. 8 (Advisory Vote to Approve Named Executive Officer Compensation), Agenda Item No. 9 (Binding Vote to Approve Fiscal Year 2021 Maximum Aggregate Compensation Amount for Executive Management) and Agenda Item No. 10 (Binding Vote to Approve Fiscal Year 2021 Maximum Aggregate Compensation Amount for the Board of Directors).

What will happen if I don’t vote my shares?

If you are a shareholder of record and you do not vote electronically or sign and return a proxy card with votes indicated, no votes will be cast on your behalf on any of the items of business at the meeting. If you are a shareholder of record and you return a signed proxy card but make no specific direction as to how your shares are to be voted, the independent proxy will vote your shares in accordance with the general instruction “FOR” each of the director nominees and “FOR” each of the other agenda items (including each subpart thereof) and in accordance with the recommendation of the Board of Directors.

If you are a beneficial shareholder and you do not provide voting instructions to your bank or broker, subject to any contractual arrangements, your bank or broker may vote your shares in its discretion on all agenda items except Agenda Item No. 1 (Election of Directors), Agenda Item No. 2 (Election of Chairman of the Board), Agenda Item No. 3 (Election of Members of Management Development and Compensation Committee), Agenda Item No. 6 (Release of the Members of the Board of Directors and Executive Officers of TE Connectivity for Activities During the Fiscal Year Ended September 27, 2019), Agenda Item No. 8 (Advisory Vote to Approve Named Executive Officer Compensation), Agenda Item No. 9 (Binding Vote to Approve Fiscal Year 2021 Maximum Aggregate Compensation Amount for Executive Management) and Agenda Item No. 10 (Binding Vote to Approve Fiscal Year 2021 Maximum Aggregate Compensation Amount for the Board of Directors), and no votes will be cast on your behalf on Agenda Items No. 1, No. 2, No. 3, No. 6, No. 8, No. 9 and No. 10.

How many shares can vote at the Annual General Meeting?

Our registered shares are our only class of voting stock. As of January 8, 2020, there were 334,331,343 registered shares issued and outstanding and entitled to vote; however, shareholders who are not registered in our share register as shareholders or do not become registered as shareholders with voting rights as of the close of business (Eastern Standard Time) on February 20, 2020 will not be entitled to attend, vote at or grant proxies to vote at, the Annual General Meeting. See “—I am a shareholder of record. How do I become registered as a shareholder with voting rights?” Shares duly represented at the Annual General Meeting will be entitled to one vote per share for each matter presented at the Annual General Meeting. Shareholders who are registered in our share register as of the close of business (Eastern Standard Time) on February 20, 2020 and who are registered with voting rights may vote in person at the Annual General Meeting as discussed under “—How do I vote if I am a shareholder of record?—At the Annual General Meeting.”

What quorum is required for the Annual General Meeting?

The presence, in person or by proxy, of at least the majority of the registered shares entitled to vote constitutes a quorum for the conduct of business at the Annual General Meeting.

What vote is required for approval of each agenda item and what is the effect of broker non‑votes and abstentions?

The following agenda items require the affirmative vote of a majority of the votes cast at the Annual General Meeting, whether in person or by proxy. A majority means at least half plus one additional vote of the votes which are cast at a general meeting of shareholders.

8	2020 Annual General Meeting Proxy Statement

•	Agenda Item No. 1: Election of thirteen (13) director nominees proposed by the Board of Directors;
•	Agenda Item No. 2: Election of the Chairman of the Board of Directors;
•	Agenda Item No. 3: Election of the members of the Management Development and Compensation Committee;
•	Agenda Item No. 4: Election of the Independent Proxy;
•

Agenda Item Nos. 5.1, 5.2 and 5.3: Approval of (i) the 2019 Annual Report of TE Connectivity Ltd. (excluding the statutory financial statements for the fiscal year ended September 27, 2019, the consolidated financial statements for the fiscal year ended September 27, 2019 and the Swiss Compensation Report for the fiscal year ended September 27, 2019), (ii) the statutory financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019, and (iii) the consolidated financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019;

•

Agenda Item Nos. 7.1, 7.2 and 7.3: Election of (i) Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020, (ii) Deloitte AG, Zurich, Switzerland, as our Swiss registered auditor until our next annual general meeting, and (iii) PricewaterhouseCoopers AG, Zurich, Switzerland, as our special auditor until our next annual general meeting;

•	Agenda Item No. 8: Advisory Vote to Approve Named Executive Officer Compensation;
•	Agenda Item No. 9: Binding vote to approve fiscal year 2021 maximum aggregate compensation amount for executive management;
•	Agenda Item No. 10: Binding vote to approve fiscal year 2021 maximum aggregate compensation amount for the Board of Directors;
•	Agenda Item No. 11: Carryforward of unappropriated accumulated earnings;
•	Agenda Item No. 12: Declaration of dividend;
•	Agenda Item No. 14: Share capital reduction for shares acquired under our share repurchase program; and
•	Agenda Item No. 15: Approval of any adjournments or postponements of the meeting.

The following agenda item requires the affirmative vote of a majority of the votes cast at the Annual General Meeting, whether in person or by proxy, not counting the votes of any member of the Board of Directors or any executive officer of TE Connectivity.

•	Agenda Item No. 6: The release of the members of the Board of Directors and executive officers for activities during the fiscal year ended September 27, 2019.

The following agenda item requires the affirmative vote of two-thirds of the share votes represented and the absolute majority of the par value of the registered shares with voting rights that are represented at the Annual General Meeting in person or by proxy.

•	Agenda Item No. 13: Renewal of Authorized Capital;

Registered shares which are represented by broker non‑votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner) and registered shares which are cast as abstentions on any matter, are counted towards the determination of a quorum but will not be counted as a vote cast and will be disregarded and have no effect on the proposal.

Who will count the votes and certify the results?

An independent vote tabulator will count the votes. Broadridge Financial Solutions has been appointed by the Board of Directors as the independent inspector of election and will determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

If I vote and then want to change or revoke my vote, may I?

If you are a shareholder of record and have (i) voted via the Internet, you may change your vote and revoke your proxy by submitting subsequent voting instructions via the Internet by the deadline for Internet voting; (ii) submitted a proxy card to the independent proxy, you may change or revoke your vote by submitting a revocation letter and new proxy card directly to the independent proxy so that it is received by no later than 5:00 p.m., Central European Time (12:00 p.m., Eastern Daylight Time) on March 10, 2020; or (iii) either voted via the Internet or submitted a proxy card to the independent proxy, you may appear in person at the meeting and give notice in person of the revocation of your prior vote by the applicable method and vote in person by ballot.

2020 Annual General Meeting Proxy Statement	9

Written revocations to the independent proxy should be directed to the following address: Dr. René Schwarzenbach, Proxy Voting Services GmbH, Grossmünsterplatz 1, Postfach  1055, CH‑8024 Zürich, Switzerland.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken at the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, follow the voting instructions provided to you with these materials to determine how you may change your vote.

Can I sell my shares before the meeting if I have voted?

Yes. TE Connectivity does not block the transfer of shares before the meeting. However, unless you are a shareholder of record with voting rights at the close of business (Eastern Standard Time) on February 20, 2020, your vote will not be counted.

Are shareholders permitted to ask questions at the meeting?

During the Annual General Meeting, shareholders may ask questions or make comments relating to agenda items when permitted by the moderator.

Whom may I contact for assistance?

You should contact D. F. King & Co., Inc., whom we have engaged as a proxy solicitor for the Annual General Meeting. The contact information for D. F. King is below:

D. F. King & Co., Inc.

(800) 848‑3402 (US callers only)

+1 (212) 269‑5550

Email: TEL@dfking.com (reference TE Connectivity in the subject line)

10	2020 Annual General Meeting Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of outstanding shares of TE Connectivity beneficially owned as of January 8, 2020 by each current director and nominee, each executive officer named in the Summary Compensation table and all of our executive officers, directors and nominees as a group. The address of our executive officers, directors and nominees is c/o TE Connectivity, 1050 Westlakes Drive, Berwyn, Pennsylvania 19312.

Number of
Shares
Beneficially
Beneficial Owner	Owned(1)
Directors, Nominees and Executive Officers:
Terrence R. Curtin(2)(3)(4)	729,918
John S. Jenkins, Jr.(2)(4)	157,216
Steven T. Merkt(2)(4)	232,213
Heath A. Mitts(2)(4)	138,522
Kevin N. Rock(2)(4)(5)	245,794
Pierre R. Brondeau(3)	36,694
Carol A. (“John”) Davidson(3)	11,864
Lynn A. Dugle(6)	—
William A. Jeffrey(3)	17,993
David M. Kerko(3)	2,473
Thomas J. Lynch(3)(4)(8)	652,924
Yong Nam(3)	17,668
Daniel J. Phelan(3)	31,786
Paula A. Sneed(7)	37,078
Abhijit Y. Talwalkar(3)	7,358
Mark C. Trudeau(3)	8,264
Dawn C. Willoughby(6)	—
Laura H. Wright(3)	12,216
All directors, nominees and executive officers as a group (23 persons)(4)(5)(8)	2,839,949

(1)

The number shown reflects the number of shares owned beneficially as of January 8, 2020 based on information furnished by the persons named, public filings and TE Connectivity records. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Except as otherwise indicated in the notes below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to all shares beneficially owned by such person. To the extent indicated in the notes below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days after January 8, 2020. All current directors, nominees and executive officers as a group beneficially owned 0.8% of the outstanding shares as of January 8, 2020. No current director, nominee or executive officer appearing in the above table beneficially owned 1.0% or more of the outstanding shares as of January 8, 2020.

(2)	The named person is designated in the Summary Compensation table as a named executive officer.
(3)	The named person is a director and nominee for director.
(4)

Includes shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days after January 8, 2020 as follows: Mr. Curtin—634,949; Mr. Jenkins—128,887; Mr. Merkt—185,624; Mr. Mitts—111,962; Mr. Rock—163,025; Mr. Lynch—418,762; all executive officers as a group—1,628,857.

(5)	Includes 28,296 shares held in a family trust over which Mr. Rock has dispositive power.
(6)	The named person is a nominee for director.
(7)	The named person is a director.
(8)	Includes 15,000 shares held by a charitable remainder trust and 10,000 shares held in a grantor retained annuity trust.

2020 Annual General Meeting Proxy Statement	11

The following table sets forth the information indicated for persons or groups known to us to be beneficial owners of more than 5% of our outstanding shares beneficially owned as of January 8, 2020.

	Number of	Percentage
Name and Address of Beneficial Owner	Shares	of Class
The Vanguard Group(1)	25,268,602	7.6%
100 Vanguard Blvd.
Malvern, PA 19355
Dodge & Cox(2)	24,400,495	7.3%
555 California Street, 40th Floor
San Francisco, CA 94104
Harris Associates L.P.(3)	24,345,438	7.3%
111 S. Wacker Drive, Suite 4600
Chicago, IL 60606
BlackRock, Inc.(4)	16,803,499	5.0%
55 East 52nd Street
New York, NY 10055

(1)

This information is based on a Schedule 13G/A filed with the SEC on February 13, 2019 by The Vanguard Group, which reported sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows: sole voting power—334,011, shared voting power—87,565, sole dispositive power—24,852,628, and shared dispositive power—415,974.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 14, 2019 by Dodge & Cox, which reported sole voting power and sole dispositive power as follows: sole voting power—23,623,934 and sole dispositive power—24,400,495.

(3)

This information is based on a Schedule 13G/A filed with the SEC on February 14, 2019 by Harris Associates L.P. and its general partner, Harris Associates Inc., which reported sole voting power and sole dispositive power as follows: sole voting power—21,850,255 and sole dispositive power—24,345,438. As a result of advisory and other relationships with persons who own the shares, Harris Associates L.P. may be deemed to be the beneficial owner of the shares.

(4)

This information is based on a Schedule 13G/A filed with the SEC on February 11, 2019 by BlackRock, Inc., which reported sole voting power and sole dispositive power as follows: sole voting power—14,759,309, and sole dispositive power—16,803,499.

12	2020 Annual General Meeting Proxy Statement

AGENDA ITEM NO. 1—ELECTION OF DIRECTORS

Motion Proposed by the Board of Directors

At the Annual General Meeting, upon the recommendation of the Nominating, Governance and Compliance Committee, the Board of Directors proposes thirteen (13) nominees for individual election as directors to hold office until the Annual General Meeting of shareholders in 2021.  Eleven nominees are current directors of TE Connectivity Ltd. Current board member Paula Sneed was not nominated for re-election because she has reached the board’s retirement age of 72 this year. Two nominees,  Mses. Dugle and Willoughby,  are not current directors of TE Connectivity Ltd. The Nominating, Governance and Compliance Committee retained a third party search firm to assist it in identifying Mses. Dugle and Willoughby for Board membership. All nominees are listed below with brief biographies.

Vote Requirement to Elect Directors

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of the election of each of the thirteen  (13) nominees for director.

Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the thirteen (13) nominees for director.

NOMINEES FOR ELECTION

Qualifications of Nominees Recommended by the Board of Directors

TE promotes a high performing culture through highly engaged employees who are both inclusive and open to diverse perspectives, fostering TE’s purpose of creating a safer, sustainable, productive and connected future. The Company executes on this vision by building on three central pillars – Inclusion, Diversity and Engagement. See “Board Diversity and Self-Assessment” below for additional information.

The company’s Board Governance Principles require that the Board as a whole is constituted to be strong in its collective knowledge of and diversity of experience in accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. The Nominating, Governance and Compliance Committee designs searches for candidates to fill vacancies on the board and makes recommendations for director nominations to the board. When preparing to search for a new director, the committee takes into account the experience, qualifications, skills and expertise of the board's current members. The committee seeks candidates who have a history of achievement and leadership and are experienced in areas relevant to the company's business such as international trade, finance, technology, manufacturing processes and marketing. The committee also considers independence, as defined by applicable law, stock exchange listing standards and the categorical standards listed in the company's Board Governance Principles, which are set forth in the "Board Organization and Independence of its Members" section of the Principles, and which can be found on the company's website at https://www.te.com/usa-en/about-te/our-company/leadership.html.

To assist with determining the needs of the board, the Nominating, Governance and Compliance Committee developed and maintains a Diversity and Skills Matrix to assist in the consideration of the appropriate balance of experience, skills and attributes required of a director and to be represented on the board of directors as a whole. The diversity and skills matrix is based on the company's strategic plan and is reviewed and updated by the Board on a regular basis. The Nominating, Governance and Compliance Committee evaluates candidates against the Diversity and Skills Matrix when determining whether to recommend candidates for initial election to the board of directors and when determining whether to recommend currently serving directors for re-election. In addition, our Board considers director tenure in connection with evaluating current directors for nomination for re-election. It is the general policy of the Board not to nominate directors who have reached the age of 72 for re-election, although the Board may determine to waive this policy in individual cases.

The professional experience, qualifications, skills and expertise of each nominee is set forth immediately below and in the director Diversity and Skills Matrix that follows the Board’s biographies. The Board and the company believe that all nominees possess additional qualities, business knowledge and personal attributes valuable to their service on the Board and that all have demonstrated commitment to ethical and moral values and personal and professional integrity.

2020 Annual General Meeting Proxy Statement	13

Pierre R. Brondeau
Lead Independent Director Chairman, Nominating, Governance & Compliance Committee

Dr. Brondeau, 62, joined our Board of Directors in June 2007, immediately following our separation from Tyco International Ltd. (“Tyco International”) and has been Lead Independent Director of the board since March 2015.
Dr. Brondeau has been Chief Executive Officer of FMC Corporation, a global chemical company, since January 2010 and has served as Chairman of its Board of Directors since October 2010. In December 2019, FMC Corporation announced that Mr. Brondeau will retire as Chief Executive Officer effective May 31, 2020 at which time he will serve as Executive Chairman of FMC.

Prior to joining FMC Corporation, he was President and Chief Executive Officer of Dow Advanced Materials, a manufacturer of specialty materials and a wholly owned subsidiary of the Dow Chemical Company, upon the April 2009 merger of Rohm & Haas Company and Dow Chemical Company, until September 2009.

From 2008 to 2009, Dr. Brondeau served as President and Chief Operating Officer of Rohm & Haas Company and from 2006 to 2008, as Executive Vice

President of electronics materials and specialty materials of Rohm & Haas Company. He also has served as Vice President, Business Group Executive, Electronic Materials, President and Chief Executive Officer, Rohm & Haas Electronic Materials LLC, and Regional Director, Europe, from 2003 to 2006, and previously as Vice President, Business Group Director, Electronic Materials, President and Chief Executive Officer, Shipley Company, LLC, from 1999 to 2003.

Dr. Brondeau received a Master’s degree from Universite de Montpellier and a Doctorate from Institut National des Sciences appliquees de Toulouse.

Dr. Brondeau served as a Director of Marathon Oil Corporation until March 2016. Since October 2018, Dr. Brondeau has served as Chairman of the Board of Livent Corporation.

Dr. Brondeau has over 25 years of executive leadership experience, including 20 years of senior executive experience, at large multi-national public companies engaged in the specialty materials and chemicals industries. He has over 30 years of international business experience in the United States and Europe, and significant expertise in finance and mergers and acquisitions, as well as other areas of business.

Terrence R. Curtin
Executive Director Chief Executive Officer

Mr. Curtin, 51, joined our Board of Directors in March 2016. Mr. Curtin has served as the Chief Executive Officer of TE Connectivity since March 2017. Previously Mr. Curtin served as President of TE Connectivity from March 2015 and immediately prior to that served as Executive Vice President and President, Industrial Solutions since August 2012. Previously he served as Executive Vice President and Chief Financial Officer from October 2006 through July 2012. Mr. Curtin served on the TE Connectivity Board prior to our separation from Tyco International and was Vice President and Corporate Controller at Tyco Electronics since 2001. Prior to joining TE Connectivity, Mr. Curtin worked for Arthur Andersen LLP.

Mr. Curtin has a Bachelor’s degree in Accounting from Albright College.

Mr. Curtin is a director of DuPont deNemours Inc. since June 2019 and is a member of the U.S. China Business Council since June 2018.

Mr. Curtin has extensive knowledge of our company and executive leadership experience having served as an employee of ours since 2001 and in executive leadership positions at TE Connectivity since 2006 including having served as our Chief Executive Officer since March 2017. In his prior role as President, Mr. Curtin was responsible for

14	2020 Annual General Meeting Proxy Statement

all of TE’s connectivity and sensor businesses and mergers and acquisitions activities. In his prior role as President, Industrial Solutions, Mr. Curtin was responsible for the operations and strategic direction of TE’s Industrial, Energy, and Aerospace, Defense, Oil and Gas businesses. As TE’s Executive Vice President and Chief Financial Officer, Mr. Curtin was responsible for developing and implementing the financial strategy for TE and for creating the financial infrastructure necessary to drive the company’s financial direction, vision and compliance initiatives. Before joining TE, Mr. Curtin was employed by Arthur Andersen LLP where he served in the audit and accounting advisory services group with a focus on large multinational public companies. Mr. Curtin is also a Certified Public Accountant. Mr. Curtin’s extensive background and knowledge of TE and his background in finance and accounting make him well suited to serve on the Board of Directors.

Carol A. (“John”) Davidson
Independent Director Member, Audit Committee Audit Committee Financial Expert

Mr. Davidson, 64,  joined our Board of Directors in March 2016. From
January 2004 to September 2012, Mr. Davidson served as the Senior Vice President, Controller and Chief Accounting Officer of Tyco International Ltd., a provider of diversified industrial products and services. Between 1997 and 2004, Mr. Davidson held a variety of leadership roles at Dell Inc., a computer and technology services company, including the positions of Vice President, Audit, Risk and Compliance, and Vice President, Corporate Controller. From 1981 to 1997, Mr. Davidson held a variety of accounting and financial leadership roles at Eastman Kodak Company, a provider of imaging technology products and services.

He holds a Bachelor of Science in Accounting from St. John Fisher College and an MBA from the University of Rochester.

Mr. Davidson is currently a director of Legg Mason, Inc. and of Allergan plc, and previously DaVita Inc. until March 2018 and Pentair plc until May 2018.

Mr. Davidson is a Certified Public Accountant with more than 35 years of leadership experience across multiple industries and brings a strong track record of building and leading global teams and implementing governance and controls processes. From January 2013 to August 2018 he served on the Board of Governors of the Financial Industry Regulatory Authority, an independent regulator of securities firms. In addition, until December 2015, he was a member of the Board of Trustees of the Financial Accounting Foundation which oversees financial accounting and reporting standards setting processes for the United States. Mr. Davidson’s significant experience with complex accounting and financial issues combined with his knowledge of public reporting requirements and processes bring accounting and financial management insight to the Board. Mr. Davidson brings over eight years of public company directorship experience to the Board.

2020 Annual General Meeting Proxy Statement	15

Lynn A. Dugle
Independent Director Candidate Audit Committee Financial Expert

Lynn A. Dugle, 60, is a nominee for director. From 2016 to 2019, she was Chief Executive Officer and a director of Engility Holdings, Inc. an NYSE listed engineering and technology consulting company. Ms. Dugle was appointed as President in June 2017, and then as Board Chairman in February 2018. Ms. Dugle was a director of The Analytic Sciences Corporation from October 2014 to February 2015, prior to its acquisition by Engility Holdings, Inc. Ms. Dugle joined Raytheon Company, a publicly traded company specializing in defense and other government markets throughout the world, in April 2004 and served as the Vice President of Raytheon Company and President of Raytheon IIS until March 2015. She became President of the former Intelligence and Information Systems business in January 2009 and was previously its Vice President and Deputy General Manager. From 2002 to 2004, Ms. Dugle served as the Vice President, Product, Systems Software Division, ADC Telecommunications, Inc. and as General Manager, Cable Systems Division from 1999 to 2002.

She holds Bachelor of Technical Management and Bachelor of Business Administration degrees from Purdue University and an MBA with a concentration in international business from the University of Texas at Dallas. Ms. Dugle is a director of State Street Corporation.

As the former Chief Executive Officer and Chairman of Engility Holdings, Ms. Dugle brings to the Board valuable experience in leading the development of large businesses with a focus on information, technology and security matters. Prior to her role at Engility, Ms. Dugle was responsible for advanced cyber solutions, cyber security services and information-based solutions at Raytheon. Ms. Dugle also has leadership experience with respect to strategy and global operations, including with respect to engineering, technology and quality functions.

William A. Jeffrey
Independent Director Member, Nominating Governance & Compliance Committee

The Honorable Dr. William A. Jeffrey, 60, joined our Board of Directors in March 2012. Since September 2014, Dr. Jeffrey has been Chief Executive Officer of SRI International, a research and development organization serving government and industry. From September 2008 through August 2014, Dr. Jeffrey was Chief Executive Officer and President of HRL Laboratories, LLC, an automotive, aerospace and defense research and development laboratory. From 2007 through 2008, he was the Director of the Science and Technology Division of the Institute for Defense Analyses and prior to that he was Director of the National Institute of Standards and Technology from 2005. From 2002 to 2005, Dr. Jeffrey served in the White House as Senior Director of Homeland and National Security and Assistant Director of Space and Aeronautics in the Executive Office of the President, Office of Science and Technology Policy. He began his career at the Institute for Defense Analyses in 1988.

Dr. Jeffrey holds a Ph.D. and master’s degree in Astronomy from Harvard University and a Bachelor of Science degree in physics from Massachusetts Institute of Technology.

Dr. Jeffrey brings exceptional technical and scientific expertise and leadership experience to the Board as CEO of a private technology research organization with broad technical experience relevant to TE’s major markets as well as in innovation strategies, particularly as related to research and development. He has almost 20 years of government executive experience and experience in U.S. public policy.

16	2020 Annual General Meeting Proxy Statement

David M. Kerko
Independent Director Member, Audit Committee Audit Committee Financial Expert

Mr. Kerko, 46,  joined our Board of Directors in March 2019. From 2015 to 2017, he was Advisor to KKR & Co., L.P. From 2010 to 2015, Mr. Kerko was a Member at KKR and served as Co-head of the Technology Group from 2013 to 2015. Mr. Kerko joined KKR in 1998 and played an active role building the firm’s technology platform from 2006 to 2015. At KKR, Mr. Kerko was involved in a broad range of investments, including but not limited to Broadcom Ltd., a semiconductor manufacturer, Magic Leap, a virtual reality hardware manufacturer, Marvell Technology Group, a producer of storage, communications and consumer semiconductor products, NXP Semiconductors, a semiconductor manufacturer, and Sonos, Inc., a manufacturer of digital sound systems. From 2018, Mr. Kerko has served as a director of Global Foundries, a privately held semiconductor manufacturer. From 2018, Mr. Kerko has served as a director of Nebula Acquisition, a publicly traded special purpose acquisition company. From 2015, Mr. Kerko has served as a director of Transphorm, Inc., a designer and manufacturer of gallium nitride field effect transistors, and from 2014 he has served as a director of Savant Systems, LLC, a luxury smart home technology company.

Mr. Kerko was a director of The Analytic Sciences Corporation, an engineering services company, from 2009 until 2015. From 2015, Mr. Kerko has served as a director of Science Applications International Corporation (formerly Engility Holdings, Inc.), a publicly traded engineering services company. Prior to joining KKR, Mr. Kerko was with Gleacher NatWest Inc. where he was involved in mergers and acquisition transactions and financing work.

Mr. Kerko holds a Bachelor of Science from the Wharton School at the University of Pennsylvania and a B.S.E., summa cum laude, from the School of Engineering and Applied Science at the University of Pennsylvania.

Mr. Kerko is well qualified to serve on our Board of Directors due to his significant experience advising emerging and established companies with respect to strategic planning, corporate finance, manufacturing and operations, global business management and public markets strategy, particularly in the technology industry, as well as his service on the boards of directors of several public and private companies.

Thomas J. Lynch
Non-Independent Director, Chairman of the Board

Mr. Lynch, 65, was appointed Chairman of our Board of Directors on January 7, 2013 and has served on our Board of Directors since early 2007. Mr. Lynch has served as the Non-Executive Chairman of TE Connectivity since March 2018 and was Executive Chairman from March 2017. He served as Chief Executive Officer of TE Connectivity from January 2006 to March 2017. Previously, he was President of Tyco Engineered Products and Services since joining Tyco International in September 2004. Prior to joining Tyco International, Mr. Lynch was at Motorola where he was Executive Vice President and President and Chief Executive Officer, Personal Communications Sector from August 2002 to September 2004; Executive Vice President and President, Integrated Electronic Systems Sector from January 2001 to August 2002; Senior Vice President and General Manager, Satellite & Broadcast Network Systems, Broadband

Communications Sector from February 2000 to January 2001; and Senior Vice President and General Manager, Satellite & Broadcast Network Systems, General Instrument Corporation from May 1998 to February 2000.

Mr. Lynch holds a Bachelor of Science degree in commerce from Rider University.

Mr. Lynch is a Director of Thermo Fisher Scientific Inc., Cummins Inc. and Automatic Data Processing, Inc. and is on the boards of trustees for The Franklin Institute, Philadelphia, PA, and Rider University, Lawrenceville, NJ.

Mr. Lynch has extensive executive leadership experience in the electronics industry, having served as our chief executive officer for eleven years and, before that, as lead executive of business units at the company’s former parent.

2020 Annual General Meeting Proxy Statement	17

He has gained international expertise through management of the company’s world-wide presence and as a member of the U.S. China Business Council through June 2018. Mr. Lynch’s education in accounting and commerce and experience on the audit, compensation and nominating committees of the boards of other large corporations provide him with valuable perspective for service on our Board.

Yong Nam
Independent Director Member, Nominating, Governance & Compliance Committee

Mr. Nam, 71, joined our Board of Directors in March 2012. Since April 2013, Mr. Nam has served as an advisor to the chief executive officer of Daelim Industrial Co. Ltd., the engineering, construction and petrochemical operations affiliate of Daelim Group, a Korean company. From April 2011 until March 2015, he served as an advisor to LG Electronics, Inc., a global provider of consumer electronics, mobile communications and home appliances. From 2007 through March 2011, Mr. Nam served as Vice Chairman and Chief Executive Officer of LG Electronics. He previously served as President of LG Corp., the global conglomerate of the LG group of companies, from 2006 to 2007, and as Chief Executive Officer of LG Telecom from 1998 until 2006. Mr. Nam’s 35 year career with LG began in 1976.

Mr. Nam received a Bachelor’s degree in economics from Seoul National University.

Mr. Nam is the Chairman of the Board of Daelim Industrial Co. Ltd. since March 2018 and was a Director of ADT Caps Korea, a commercial and residential security services provider, until September 2018. He previously served as a director of GS Retail, a South Korean retailer, until May 2014 and Pohang Iron and Steel Company (POSCO) until March 2013.

Mr. Nam has over 40 years of international business experience in the United States and Asia with a global conglomerate where his responsibilities and focus have included strategy, marketing, information technology and operations. Mr. Nam’s experience in the corporate office, telecommunications and electronics industries includes 23 years of executive leadership, of which he spent 12 years in CEO positions and four years as vice chairman. Mr. Nam’s global business perspective makes him a valuable contributor to the vision of the company.

Daniel J. Phelan
Independent Director Chair, Management Development & Compensation Committee

Mr. Phelan, 70, joined our Board of Directors in June 2007, immediately following our separation from Tyco International. Mr. Phelan was Chief of Staff of GlaxoSmithKline, a manufacturer of pharmaceuticals, vaccines and consumer health related products, from 2008 until his retirement in December 2012, following which he consulted for GlaxoSmithKline until the end of 2013. He was Senior Vice President of Human Resources of GlaxoSmithKline from 1994 to 2008. As Chief of Staff, Mr. Phelan was responsible for information technology, human resources, corporate strategy and development, worldwide real estate and facilities, environmental health and safety, and global security.

Mr. Phelan received bachelor’s and law degrees from Rutgers University and a master’s degree from Ohio State University.

Mr. Phelan is a Director of Indivior PLC.

Mr. Phelan brings a range of valuable expertise to the Board. He was chief of staff of a large global health products and pharmaceuticals manufacturer and served for over 18 years in executive positions where his responsibilities have included information technology, human resource management, strategy, real estate, environmental concerns and global security. In addition, he holds a law degree and has experience advising chief executives, as well as experience in labor law and labor relations and employment law and practice, executive compensation, mergers, acquisitions and divestitures, succession planning, leadership development and education, international business and pension and benefits design and management.

18	2020 Annual General Meeting Proxy Statement

Abhijit Y. Talwalkar
Independent Director Member, Management Development & Compensation Committee

Mr. Talwalkar,  55, joined our Board of Directors in March 2017. He is the former President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, a position he held from May 2005 until the completion of LSI’s merger with Avago Technologies in May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation, the largest semiconductor manufacturer in the industry. At Intel, he held a number of senior management positions, including Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications businesses, and as Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and driving Intel business strategies for enterprise computing. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer that later became a part of IBM; Bipolar Integrated Technology, Inc., a VLSI bipolar semiconductor company; and Lattice

Semiconductor Inc., a service driven developer of programmable design solutions widely used in electronic systems. Mr. Talwalkar has a Bachelor of Science degree in electrical engineering from Oregon State University.

Mr. Talwalkar served as a member of the board of directors of LSI Corporation from May 2005 to May 2014 and the U.S. Semiconductor Industry Association, a semiconductor industry trade association from May 2005 to May 2014. He was additionally a member of the U.S. delegation for World Semiconductor Council proceedings. Since 2011, Mr. Talwalkar has served on the board of directors of Lam Research Corporation and became Lam’s Lead Independent Director in August of 2015. Since May 2016, Mr. Talwalkar has been serving as the Chairman of the Board for iRhythm Technologies, a healthcare technology company that specializes in cardiac monitoring and the diagnoses of arrhythmias and is a director of Advanced Micro Devices, Inc., a global semiconductor company since June 2017.

Mr. Talwalkar brings experience as a public company executive officer and director, along with a proven record of executive leadership including ten years as a chief executive officer. His experience in marketing, mergers and acquisitions and other business and operations experience will bring relevant insight to the Board.

2020 Annual General Meeting Proxy Statement	19

Mark C. Trudeau
Independent Director Member, Management Development & Compensation Committee

Mr. Trudeau,  58, joined our Board of Directors in March 2016. Since June 2013, Mr. Trudeau has been President, Chief Executive Officer and a director of Mallinckrodt plc, a global business that develops, manufactures, markets and distributes specialty pharmaceuticals and therapies. Prior to that, Mr. Trudeau served as Senior Vice President and President of the Pharmaceuticals business of Covidien plc beginning in February 2012. He joined Covidien from Bayer HealthCare Pharmaceuticals LLC USA, the U.S. healthcare business of Bayer AG, where he served as Chief Executive Officer. He simultaneously served as President of Bayer HealthCare Pharmaceuticals, the U.S. organization of Bayer’s global pharmaceuticals business. In addition, he served as Interim President of the global specialty medicine business unit from January to August 2010.

Prior to joining Bayer in 2009, Mr. Trudeau headed the immuno science Division at Bristol Myers Squibb. During his 10 plus years at Bristol Myers Squibb, he served in multiple senior roles, including President of the Asia/Pacific region, President and General Manager of Canada and General Manager/Managing Director in the United Kingdom. Mr. Trudeau also served in a variety of executive positions at Abbott Laboratories from 1988 to 1998.

Mr. Trudeau holds a Bachelor’s degree in Chemical Engineering and an MBA, both from the University of Michigan.

Mr. Trudeau brings experience as a public company executive officer and director, along with a proven record of executive leadership and strong global business expertise including in the areas of strategy, operations and management, as well as other areas of business. Mr. Trudeau has over 29 years of leadership positions at global companies which makes him well suited to provide valuable insight to our board and meets the SEC definition of an audit committee financial expert.

Dawn C. Willoughby
Independent Director Candidate

Ms. Willoughby, 50, is a nominee for director.  Ms. Willoughby was the Executive Vice President and Chief Operating Officer of The Clorox Company, a manufacturer and marketer of consumer and professional products, from September 2014 through January 2019. She also served as the company’s Senior Vice President and General Manager, Clorox Cleaning Division; Vice President and General Manager, Home Care Products; and Vice President and General Manager, Glad Products, along with several other positions since she began there in 2001. Prior to her career at The Clorox Company, Ms. Willoughby spent nine years with The Procter & Gamble Company, where she held several positions in sales management.

Ms. Willoughby obtained a Bachelor of Arts in sports management from the University of Minnesota and  an MBA from the University of California, Los Angeles Anderson School of Business.

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Ms. Willoughby is a director of J. M. Smucker Company.

Ms. Willoughby is well qualified to serve on our Board of Directors due to her prior business experience and experience serving as a public company director. Ms. Willoughby brings an extensive background leading business operations through her former roles with The Clorox Company and The Procter & Gamble Company.  She also brings strong insights regarding sustainability through her former role with The Clorox Company. In addition, Ms. Willoughby’s background enables her to provide valuable insights to the Board, particularly in management, strategy, sales, marketing, and sustainability.

Laura H. Wright
Independent Director Chair, Audit Committee Audit Committee Financial Expert

Ms. Wright, 59,  joined our Board of Directors in March 2014 after her retirement in 2012 as Chief Financial Officer of Southwest Airlines, a provider of air transportation in the United States. During her 25 year career at Southwest, she served in a variety of financial roles including Chief Financial Officer, Senior Vice President Finance, Treasurer and Assistant Treasurer. She began her career at Arthur Young & Co. in 1982 as a member of their tax staff, following which she became a Tax Manager from 1986 through 1988.

Ms. Wright holds Bachelor and Master of Science degrees in accounting from the University of North Texas.

Since February 2018 she has served as a director of Spirit AeroSystems Holdings, Inc., a manufacturer of large structural components for commercial and military aircraft and serves on the Board of CMS Energy, a publicly traded company and its subsidiary Consumers Energy, since February 2013. She also served as a Trustee of Pebblebrook Hotel

Trust, a publicly traded hotel and real estate investment trust until February 2019.

Ms. Wright brings 26 years of large public company leadership experience, including nine as Chief Financial Officer and six as Treasurer. As a former Chief Financial Officer and Treasurer, she brings finance experience, including corporate financial reporting, risk management, capital markets, investor relations, tax, strategy, and mergers and acquisitions to the Board. She also brings nine years of public company directorship experience to the Board and meets the SEC definition of an audit committee financial expert.

In accordance with the rules of the NYSE, the Board of Directors has determined that Ms. Wright’s simultaneous service on the audit committees of Spirit AeroSystems Holdings, Inc., CMS Energy and Consumers Energy (a publicly traded subsidiary of CMS Energy) does not impair her ability to effectively serve also on our Audit Committee.

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Director Diversity and Skills Matrix

* Directors Davidson, Talwalkar and Wright participated in a National Association of Corporate Directors sponsored cybersecurity program during which each completed requirements established by the Software Engineering Institute of Carnegie Mellon University for a Certificate in Cybersecurity Oversight along with Mr. Jeffrey who maintains additional information technology and cybersecurity qualifications.

Board Diversity and Self-Assessment

The company is committed to a policy of inclusiveness and to pursuing diversity in terms of viewpoints, backgrounds, and experiences. The company believes that it benefits from having directors with these traits. Currently, of the twelve directors on the Board, two are women, two are African American and three directors are ethnically or geographically diverse or born outside the United States. In addition, the two new director nominees for election to the Board are women. The Nominating, Governance and Compliance Committee charter requires candidates for the Board, among other things, to have the highest standards of individual and corporate integrity and trust and individual

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backgrounds that provide a portfolio of diverse experience, backgrounds and knowledge commensurate with the company’s needs.

The Nominating, Governance and Compliance Committee oversees an annual self-assessment of the Board’s performance every year. The assessment seeks to identify specific areas, if any, in need of improvement or strengthening, including with respect to the diversity of our Board in terms of viewpoints, backgrounds and experiences. In 2019, the Company’s General Counsel was appointed by the Board to gather information from directors through individual discussions and interviews and to report results back to the Nominating, Governance and Compliance Committee for consideration by the Board.

The Board is committed to using the refreshment process to strengthen diversity on the Board. To accomplish this, the Nominating, Governance and Compliance Committee requires in all cases that director search firms engaged by the company include a selection of women and ethnically diverse candidates in prospective director candidate pools. In addition, the Nominating, Governance and Compliance Committee is committed to interviewing women and ethnically diverse candidates for future vacancies on the Board.

Shareholder Recommendations

The Nominating, Governance and Compliance Committee will consider all shareholder recommendations for candidates for the Board, which should be sent to the Nominating, Governance and Compliance Committee, c/o Harold G. Barksdale, Secretary, TE Connectivity, Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland. In addition to considering candidates suggested by shareholders, the committee considers candidates recommended by current directors, company officers, employees and others. The committee screens all candidates in the same manner regardless of the source of the recommendation. The committee's review is typically based on any written materials provided with respect to the candidate. The committee determines whether the candidate meets the company's general qualifications and specific qualities and skills for directors (see "Qualifications of Nominees Recommended by the Board of Directors" above) and whether requesting additional information or an interview is appropriate.

The Board of Directors has concluded that the experience, qualifications, skills and expertise described above qualify the nominees to serve as Directors of the company.

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CORPORATE GOVERNANCE

Governance Principles

The company’s Board Governance Principles, which include guidelines for determining director independence and qualifications for directors, can be found on the company’s website at https://www.te.com/usa‑en/about‑te/our‑company/leadership.html. Corporate governance developments are regularly reviewed by the Board in order to appropriately modify the Board Governance Principles, committee charters and policies.

Board Leadership Structure

To conduct its business the Board maintains three standing committees: Audit, Management Development and Compensation, and Nominating, Governance and Compliance, each of which are comprised entirely of independent directors. The Nominating, Governance and Compliance Committee recommends to shareholders, for election, the Chairman of the Board of Directors, and the directors assigned to the Management Development and Compensation Committee.

Assignment to, and the chair of, the Audit Committee, and the chair of the Management Development and Compensation Committee, are recommended by the Nominating, Governance and Compliance Committee for election by the Board. The independent directors as a group elect the members and the chair of the Nominating, Governance and Compliance Committee.

The Nominating, Governance and Compliance Committee reviews the Board’s organization annually and recommends appropriate changes to the Board. The Board determines the appropriate leadership structure for the company, subject to shareholder approval of the Chairman of the Board.

Annually, the Nominating, Governance and Compliance Committee coordinates an evaluation and assessment of the Board’s performance and procedures, including its organization, governance structure and effectiveness. As part of the Board leadership and succession planning completed for fiscal year 2012, the Board of Directors elected Thomas Lynch as Chairman of the Board and also created and elected a Lead Independent Director on January 7, 2013. Pierre Brondeau has served as our Lead Independent Director since December 2014.

In electing Dr. Brondeau as Lead Independent Director, the Board determined his depth of experience in industrial companies, global leadership abilities, tenure on the Board and grasp of the principal challenges and opportunities facing the company would facilitate the board’s continued consideration and deliberation of matters most critical to the company, while maintaining the company’s strong commitment to independent governance.

In order to provide an effective counterbalancing governance structure, the Board has appointed a Lead Independent Director, whose duties include:

•	with Chairman, director and management input, establishing and approving the agenda for Board meetings and ensuring sufficient time for discussion of agenda items;
•	chairing an executive session of the independent directors at each formal Board meeting;
•	calling and chairing additional meetings of the independent directors where and when appropriate;
•	responding to shareholder inquiries if required;
•	serving as a liaison between the Chairman and independent directors and facilitating communication among directors and between the Board and the CEO;
•	working with the Chairman and CEO to approve information sent to the Board; and
•	fulfilling other responsibilities as determined by the Board.

In fiscal year 2015, as part of the Board of Director’s succession planning, Terrence Curtin was appointed President of the company and elected to the Board of Directors by shareholders at the annual shareholders meeting on March 2, 2016. On September 29, 2016, the Board of Directors appointed Mr. Curtin to succeed Mr. Lynch as Chief Executive Officer of TE Connectivity Ltd. and appointed Mr. Lynch to continue as the Executive Chairman of the Company effective March 8, 2017, thereby causing the positions of the Chairman of the Board and Chief Executive Officer to be split between Messrs. Lynch and Curtin. On December 14, 2017, Mr. Lynch announced his retirement as Executive Chairman of the Company effective March 14, 2018. Upon election by shareholders on March 14, 2018, Mr. Lynch has served as the Non‑Executive Chairman of the Board of Directors.

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In nominating Mr. Lynch to serve as Non‑Executive Chairman of the Board of Directors, the Board determined his deep knowledge of the company’s operations, strategy and risk management practices and appreciation of the principal challenges and opportunities facing the company best position him to serve as Chairman.

The Board is normally constituted of between ten and thirteen directors and is comprised of a substantial majority of independent directors. All directors are annually elected by a majority of share votes cast at the annual general meeting of shareholders.

Board Oversight of Risk Management

The Board of Directors is responsible for appraising the company’s major risks and overseeing that appropriate risk management and control procedures are in place. The Board must understand the risks facing the company as a function of its strategy, provide oversight of the processes put in place to identify and manage risk and manage those risks (for example, in relation to executive compensation and succession) that only the Board is positioned to manage. The Board is responsible for determining that senior executives take the appropriate steps to manage all major risks. Management has day‑to‑day responsibility for assessing and managing the company’s particular exposures to risk.

The Audit Committee of the Board meets to review and discuss, as determined to be appropriate, with management, the internal auditor and the independent registered public accounting firm:

•	the company’s major financial and accounting risk exposures and related policies and practices to assess and control such exposures,
•	overseeing risks related to privacy and cyber‑security, and
•	assist the Board in fulfilling its oversight responsibilities regarding the company’s policies and guidelines with respect to risk assessment and risk management.

The Management Development and Compensation Committee reviews the company’s risks related to:

•	chief executive officer succession and succession plans for senior executives,
•	overall compensation structure,
•	incentive compensation plans and equity‑based plans,
•	policies and programs, severance programs, change‑of‑control agreements and benefit programs, and
•

meets, as appropriate, with the internal and/or external auditors to discuss management and employee compliance with the compensation, incentive, severance and other benefit programs and policies under the committee’s jurisdiction.

The Nominating, Governance and Compliance Committee reviews the company’s policies and risks related to:

•	related person transactions required to be disclosed pursuant to U.S. securities rules,
•	the effectiveness of the company’s environmental, health and safety management program,
•	the company’s enterprise‑wide risk assessment processes, and
•	the company’s compliance programs.

The Board’s role in risk oversight of the company is consistent with the company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

Director Independence

The Board has determined that eleven of the thirteen director nominees are independent. For a director to be considered independent, the Board must make an affirmative determination that a director meets the stringent guidelines for independence set by the Board. These guidelines either meet or exceed the NYSE listing standards’ independence requirements. The guidelines include a determination that the director has no current or prior material relationships with TE Connectivity (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), aside from his or her directorship, that could affect his or her judgment.

The independence guidelines also include the determination that certain limits to annual sales to or purchases from entities for which a director serves as an executive officer, and limits on direct compensation from the company for

2020 Annual General Meeting Proxy Statement	25

directors and certain family members (other than fees paid for board or committee service), are not exceeded and other restrictions.

Based on the review and recommendation by the Nominating, Governance and Compliance Committee, the Board analyzed the independence of each director nominee and determined that the following director nominees meet the standards of independence under our director independence guidelines and applicable NYSE listing standards, and that each of them is free of any relationship that would interfere with his or her individual exercise of independent judgment: Pierre R. Brondeau, Carol A. (“John”) Davidson, Lynn A. Dugle,  William A. Jeffrey, David M. Kerko, Yong Nam, Daniel J. Phelan, Abhijit Y. Talwalkar, Mark C. Trudeau, Dawn C. Willoughby and Laura H. Wright. The Board also reached this independence determination for Paula A. Sneed who was not nominated for re‑election at the March 2020 annual general meeting because she reached the Board’s retirement age. The Board also previously reached this independence determination for John C. Van Scoter who did not stand for re-election at our March 2019 Annual General Meeting of Shareholders.

Guide to Ethical Conduct

All directors, officers and employees of TE Connectivity are required to review and affirm that they understand and are in compliance with the policies and principles contained in TE Connectivity’s code of ethical conduct set forth in the company’s manual, “Connecting with our Values: TE Connectivity Guide to Ethical Conduct.” The guide is published in the TE Corporate Responsibility section of TE Connectivity’s website under “Governance—Compliance” at http://www.te.com/usa‑en/about‑te/corporate‑responsibility/governance/ombudsman/ethical‑conduct.html.

Directors are required to promptly inform the chair of the Nominating, Governance and Compliance Committee of actual or potential conflicts of interest.

TE Connectivity has an Office of the Ombudsman established by our Audit Committee which ensures a direct, confidential and impartial avenue to raise any concern or issue with compliance or ethics, including concerns about the company’s accounting, internal accounting controls or auditing matters, with the Board. The office is designed to field compliance concerns from external constituencies—investors, suppliers and customers—as well as TE Connectivity employees.

Reporting directly to the Audit Committee of the Board of Directors, the Ombudsman’s office is independent of functional management. It seeks the fair, timely and impartial resolution of all compliance and ethics issues. Employees have a number of vehicles to raise issues within TE Connectivity, including a confidential, toll‑free phone number and a confidential submission system via the Internet. Concerns also may be sent directly to the Board by mail or by email.

All concerns are received and promptly reviewed by the Ombudsman and are responded to as quickly as possible. All accounting, audit or control concerns are sent to, and will be addressed by, the Board’s Audit Committee.

Communicating Concerns to Directors

Any shareholder or interested party who wishes to contact members of the TE Connectivity Board of Directors, including the chairman or the non‑management directors as a group, may do so by mailing written communications to:

TE Connectivity Board of Directors

Attn: Ombudsman

1050 Westlakes Drive

Berwyn, PA 19312

USA

Inquiries and concerns also can be submitted anonymously and confidentially through the Ombudsman to the TE Connectivity Board of Directors by email to directors@te.com or through the Internet at http://www.te.com/usa‑en/about‑te/corporate‑responsibility/governance/ombudsman.html.

Voting Standards for the Election of Directors

Directors are elected by an affirmative vote of a majority of the votes cast, in person or by proxy, at a general meeting of shareholders and serve until the next annual general meeting of shareholders. In an uncontested election of directors, any nominee for director who does not receive at least half plus one additional vote of the share votes cast at the meeting is not elected to the Board.

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Voting Standards for Amendments to the Articles of Association

The articles of association may be amended, in whole or in part, by the Board, subject to approval by the affirmative vote of the holders of record:

•

in the case of article 1 (with respect to domicile), article 2 (purpose), article 4 (with respect to the creation of preferred shares and an increase in capital out of equity, against contributions in kind, or for the purpose of acquisition of assets, or the granting of special privileges), article 5 (with respect to an increase in authorized share capital and the limitation or withdrawal of preemptive rights) and article 6 (with respect to an increase in conditional share capital and the limitation or withdrawal of advance subscription rights), of at least two‑thirds of the votes represented and the absolute majority of the par value of the votes represented, in person or by proxy, at a general meeting of shareholders;

•

in the case of article 17, paragraph 5 (no shareholder action by written consent), article 18, paragraphs 3 and 4 and article 34 (provisions relating to “freeze‑out” of business combinations with “interested shareholders” (as defined in the articles of association)), and article 18, paragraph 6 (80% vote requirement for certain article amendments), of 80% of the total votes of shares outstanding and entitled to vote on the relevant record date with respect thereto; and

•

in the case of all other articles, of a majority of the votes cast, in person or by proxy, at a general meeting of shareholders (a “majority” means at least half plus one additional vote of the share votes cast, not counting abstentions, broker non‑votes, blank or invalid ballots).

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THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Board of Directors

The Board of Directors currently consists of twelve directors, eleven of whom are nominees for election. The Board held six meetings in fiscal year 2019.  Eleven of our twelve directors attended 100% and the remaining director attended 82% of the meetings of the Board and the committees on which they served in fiscal 2019. It is the policy of the Board that directors are expected to attend the annual general meeting of shareholders. All twelve of the current directors attended the 2019 annual general meeting of shareholders.

An annual performance evaluation is conducted by the Board and each of its committees to determine whether they are functioning effectively. The Nominating, Governance and Compliance Committee plans and recommends to the Board the method of evaluation. In 2019, the Company’s General Counsel was appointed by the Board to gather information from directors through individual discussions and interviews and to report results back to the Nominating, Governance and Compliance Committee for consideration of actions to be taken as a result of the evaluation.

Board Committees

The Board has adopted written charters for each of its three standing committees: the Audit Committee, the Management Development and Compensation Committee and the Nominating, Governance and Compliance Committee. Each board committee reports to the Board on their activities at each regular Board meeting.  Membership in each of the Committees of the Board, as of January 16, 2019, is shown in the following chart.

Director	Audit Committee	Management Development and Compensation Committee	Nominating, Governance and Compliance Committee
Pierre R. Brondeau			Chair
Carol A. “John” Davidson	
William A. Jeffrey			
David M. Kerko	
Yong Nam			
Daniel J. Phelan		Chair
Paula A. Sneed		
Abhijit Y. Talwalkar		
Mark C. Trudeau		
Laura H. Wright	Chair

Messrs. Talwalkar and Trudeau were members of the Audit Committee through March 13, 2019 when they were appointed to the Management Development and Compensation Committee. John Van Scoter was a member of the Management Development and Compensation Committee through March 13, 2019, prior to leaving the Board. Mr. Kerko became a member of the Audit Committee on March 13, 2019.

The tables below identify the number of meetings held by each standing committee in fiscal 2019 and provide a brief description of the duties, responsibilities and other general information with respect to each committee.

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Audit Committee
Meetings during fiscal 2019	oNine
Duties and Responsibilities

oOversee the company’s financial reporting processes and the quality and integrity of the company’s earnings press releases, annual and quarterly financial statements, including its financial and accounting principles, policies and practices, and its internal control over financial reporting

oOversee the qualifications, independence and performance of the company’s independent registered public accounting firm and lead audit partner and the company’s Swiss registered auditor

oReview and oversee the company’s internal audit function

oOversee compliance with legal and regulatory requirements

oReview financial and accounting risk exposure affecting the company

oOversee risks related to privacy and cyber security

oAssist the Board in fulfilling its oversight responsibilities regarding the company’s financial and accounting policies and processes with respect to risk assessment and risk management

oOversee procedures for handling complaints and concerns regarding accounting or auditing matters

oOversee the company Ombudsman and the company’s Guide to Ethical Conduct

General Information

oThe Board has determined that each member of the Audit Committee is financially literate

oThe Board has determined that all members of the Audit Committee are “audit committee financial experts” as defined under SEC rules

oMr. Trudeau was previously found by the Board to be an “audit committee financial expert” during his service on the Audit Committee during a part of fiscal 2019

oThe Board has determined that all members of the Audit Committee satisfy the relevant SEC, NYSE and the company’s additional independence requirements

oThe Audit Committee’s report appears on pages 68 – 69.

Written Charter	oThe Audit Committee charter can be found on the company’s website at https://www.te.com/usa-en/about-te/our-company/leadership.html.

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Management Development and Compensation Committee
Meetings during fiscal 2019	oSix
Duties and Responsibilities

oEnsure succession of senior leadership

oReview plans for the development of the organization

oReview and approve compensation, benefits and human resources policies and objectives and whether the company’s officers, directors and employees are compensated in accordance with these policies and objectives

oReview and approve compensation of the company’s executive officers other than the Chief Executive Officer and recommend the Chief Executive Officer’s compensation for approval by the independent members of the Board

oReview and approve management incentive compensation policies and programs and equity compensation programs for employees

General Information

oAdditional information on the committee’s processes and procedures for consideration of executive compensation are addressed in “Compensation Discussion and Analysis”

oThe Board has determined that all members of the Management Development and Compensation Committee satisfy the relevant SEC, NYSE and the company’s additional independence requirements

oThe Management Development and Compensation Committee’s report appears on page 53.

Written Charter	oThe Management Development and Compensation Committee charter can be found on the company’s website at https://www.te.com/usa-en/about-te/our-company/leadership.html.

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Nominating, Governance and Compliance Committee
Meetings during fiscal 2019	oFive
Duties and Responsibilities

oSelect director nominees for the Board

oDevelop and review our Board Governance Principles

oAnnually review director compensation and benefits in conjunction with the Management Development and Compensation Committee

oOversee the annual self-evaluations of the Board and its committees, as well as director performance

oMake recommendations to the Board concerning the structure and membership of the Board committees

oOversee the company’s environmental, health and safety management system and compliance programs

General Information

oThe Board has determined that all members of the Nominating, Governance and Compliance Committee satisfy the relevant SEC and NYSE requirements and the additional independence requirements of the Company

Written Charter	oThe Nominating, Governance and Compliance Committee charter can be found on the company’s website at https://www.te.com/usa-en/about-te/our-company/leadership.html.

Meetings of Non‑Management Directors

The non‑management directors met without any management directors or employees present four times in fiscal year 2019.  Dr. Brondeau, as the Lead Independent Director, presided at these meetings.

Board and Committee Advisors

Consistent with their respective charters, the Board and its committees may retain their own advisors as they determine necessary to carry out their responsibilities.

Non‑Management Directors’ Compensation in Fiscal 2019

Non‑management directors’ compensation is established collaboratively by the Nominating, Governance and Compliance and the Management Development and Compensation Committees. Compensation of non‑management directors in fiscal year 2019 is described under “Compensation of Non‑Employee Directors.”

Non‑Management Directors’ Stock Ownership

To help align Board and shareholder interests, directors are encouraged to own, at a minimum, TE Connectivity stock or stock units equal to five times the annual cash retainer (a total of $450,000, based on the $90,000 annual cash retainer) within five years of joining the Board. Once a director satisfies the minimum stock ownership recommendation, the director will remain qualified, regardless of market fluctuations, under the guidelines unless the director sells shares of stock that were considered in determining that the ownership amount was met. Each non‑employee director receives TE Connectivity common shares as the equity component of their compensation. As of fiscal 2019 year‑end, all of the directors met, or in the case of Mr. Kerko, are on track to meeting, their stock ownership requirements.

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AGENDA ITEM NO. 2—ELECTION OF THE CHAIRMAN

OF THE BOARD OF DIRECTORS

Motion Proposed by the Board of Directors

At the Annual General Meeting, upon the recommendation of the Nominating, Governance and Compliance Committee, the Board of Directors proposes Thomas J. Lynch for election as Chairman of the Board to hold office until the annual general meeting of shareholders in 2021.

Explanation

Swiss regulations provide that shareholders must elect the chair of the company’s Board of Directors. Mr. Lynch is the current Chairman of TE Connectivity Ltd. His biography appears above, as well as an explanation as to why the Board of Directors considers Mr. Lynch to be the most appropriate person to serve as Chairman. Effective March 14, 2018 Mr. Lynch retired as Executive Chairman of the Company and currently serves as Non‑Executive Chairman of the Board of Directors.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re‑consideration of this agenda item by shareholders.

Vote Requirement to Elect Chairman

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of the election of the Chairman of the Board of Directors.

Recommendation

The Board of Directors recommends a vote “FOR” the election of Thomas J. Lynch as Chairman of the Board of Directors.

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AGENDA ITEM NO. 3—ELECTION OF THE MEMBERS OF THE

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Motion Proposed by the Board of Directors

At the Annual General Meeting, upon the recommendation of the Nominating, Governance and Compliance Committee, the Board of Directors proposes the election of each of Daniel J. Phelan, Abhijit Y. Talwalkar, Mark C. Trudeau and Dawn C. Willoughby individually as members of the Management Development and Compensation Committee to hold office until the annual general meeting of shareholders in 2021.

Explanation

Swiss regulations provide that shareholders must individually elect the members of the Management Development and Compensation Committee of the company’s Board of Directors. Messrs. Phelan, Talwalkar and Trudeau are current directors of TE Connectivity Ltd. and currently serve on the Management Development and Compensation Committee. Ms. Willoughby is a nominee for director and her election by shareholders to the Management Development and Compensation Committee is contingent on her election as a director pursuant to Agenda Item No. 1. Biographies of all nominees are listed above.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re‑consideration of this agenda item by shareholders.

Vote Requirement to Elect Committee Members

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of the individual election of each of the members of the Management Development and Compensation Committee. In addition, the election of Ms. Willoughby to the Management Development and Compensation Committee is conditioned on her election as a director of TE Connectivity Ltd. as set forth in Agenda Item No. 1 – Election of Directors.

Recommendation

The Board of Directors recommends a vote “FOR” the election of each of Daniel J. Phelan, Abhijit Y. Talwalkar, Mark C. Trudeau and Dawn C. Willoughby to the Management Development and Compensation Committee.

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EXECUTIVE OFFICERS

The following table presents information with respect to our executive officers as of January 16, 2020.

Name	Age	Position(s)
Terrence R. Curtin*	51	Chief Executive Officer and Director
Mario Calastri	62	Senior Vice President and Treasurer
John S. Jenkins, Jr.	54	Executive Vice President and General Counsel
Shad W. Kroeger	51	President, Communications Solutions
Steven T. Merkt	52	President, Transportation Solutions
Heath A. Mitts	48	Executive Vice President and Chief Financial Officer
Timothy J. Murphy	52	Senior Vice President and Chief Human Resources Officer, Global Human Resources
Robert J. Ott	58	Senior Vice President and Corporate Controller
Eric J. Resch	62	Senior Vice President and Chief Tax Officer
Kevin N. Rock	62	President, Industrial Solutions

*See “Nominees for Election” for additional information concerning Mr. Curtin who also is a nominee for director.

Mario Calastri has been Senior Vice President and Treasurer of TE Connectivity since our separation from Tyco International in June 2007 and he served on the TE Connectivity Board prior to the separation. He served as interim Chief Financial Officer of TE Connectivity from March 2016 to September 2016. Mr. Calastri was Vice President and Assistant Treasurer of Tyco International between 2005 and June 2007. Prior to joining Tyco International, Mr. Calastri was Vice President, Finance and Planning for IBM Global Financing EMEA in 2004 and Assistant Treasurer of IBM Corporation from 1999 to 2003.

John S. Jenkins, Jr. is the Executive Vice President, General Counsel of TE Connectivity. Mr. Jenkins is responsible for the company’s global legal, compliance, corporate governance, government affairs, intellectual property, security and risk management, and corporate social responsibility activities. He is also responsible for bringing TE’s industry-leading connectivity solutions, engineering, and operations expertise to the emerging markets with focus on India, China, and South America. He joined TE Connectivity in October 2012.

Prior to joining TE Connectivity, Mr. Jenkins was with Tyco International for ten years and was the Vice President, Corporate Secretary, and International General Counsel. He was responsible for the Board of Directors activities, securities and capital markets transactions and reporting, mergers and acquisitions, executive compensation, global procurement, real estate, and tax planning.

Prior to 2003, Mr. Jenkins worked as a litigator with McGuireWoods, LLP. He began his career in 1987 as an Officer in the United States Navy and served as a judge advocate both as Military Prosecutor and Senior Defense Counsel, and finally as Legislative Counsel to the Secretary of the Navy.

Shad W. Kroeger has been President, Communications Solutions at TE Connectivity since November 2017. The segment is comprised of the company's Data and Devices, Appliances and Channel business units. Mr. Kroeger previously served as the Senior Vice President and General Manager for the Appliances business unit at TE Connectivity since 2013. Since joining TE Connectivity in 1995, Mr. Kroeger has held leadership positions in general management, strategy, product management, sales and engineering and his roles have spanned the automotive, industrial and consumer markets.

Steven T. Merkt has been President, Transportation Solutions at TE Connectivity since August 2012. Mr. Merkt previously served as President of TE Connectivity’s Automotive business since May 2011 and has held various leadership positions in general management, operations, engineering, marketing, supply chain and new product launches since joining TE Connectivity in 1989. Mr. Merkt serves as a Director for Livent Corporation.

Heath A. Mitts has been Executive Vice President and Chief Financial Officer at TE Connectivity since September 2016. Previously he was Senior Vice President and Chief Financial Officer at IDEX Corporation, a globally diversified company specializing in fluid, metering, health and science technologies, as well as fire, safety and other products, from March 2011 until September 2016. Mr. Mitts joined IDEX as Vice President, Corporate Finance in September 2005.

Timothy J. Murphy has been Senior Vice President and Chief Human Resources Officer, Global Human Resources at TE Connectivity since March 2016. Previously he was Vice President, Human Resources for the

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Transportation Solutions business segment from January 2015 to February 2016 and Vice President, Global Talent Management for TE Connectivity from November 2011 to December 2014. Prior to joining TE, Mr. Murphy held various business partner positions and served for three years in international human resource assignments over a nearly 20 year human resource career at Merck.

Robert J. Ott has been Senior Vice President and Corporate Controller of TE Connectivity since our separation from Tyco International in June 2007. Prior to that, he was Vice President, Corporate Audit of Tyco International from March 2003 to June 2007 and Vice President of Finance—Corporate Governance of Tyco International from August 2002 until March 2003. Prior to joining Tyco International, Mr. Ott was Chief Financial Officer of Multiplex, Inc. from 2001 to 2002 and Chief Financial Officer of SourceAlliance, Inc. from 2000 to 2001.

Eric J. Resch has been Senior Vice President and Chief Tax Officer of TE Connectivity since our separation from Tyco International in June 2007 and he served on the TE Connectivity Board prior to the separation. He was Vice President, Tax Reporting of Tyco International from 2003 until June 2007. Prior to joining Tyco International, Mr. Resch was Director, Tax Reporting for United Technologies Corporation from 2001 to 2003.

Kevin N. Rock has been President, Industrial Solutions at TE Connectivity since March 2015. Prior to that he was President of the Industrial Solutions segment’s Aerospace, Defense and Marine business unit from August 2006. Mr. Rock joined TE Connectivity in January 1982 as Sales Engineer and was named Vice President, Americas Region, Consumer, Computer and Communications business unit in 2001.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Management Development and Compensation Committee (the “MDCC”) is responsible for establishing and overseeing compensation programs that comply with TE Connectivity’s executive compensation philosophy. As described in this Compensation Discussion and Analysis (“CD&A”), the MDCC follows a disciplined process for setting executive compensation. This process involves analyzing factors such as company performance, individual performance, strategic goals and competitive market data to arrive at each element of compensation. The Board must approve compensation decisions for the Chief Executive Officer, and the MDCC approves compensation decisions for all other executive officers. An independent compensation consultant helps the MDCC by providing advice, information, and an objective opinion.

This CD&A will focus on the compensation awarded to TE Connectivity’s “named executive officers”—the Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers serving as executive officers at September 27, 2019. The following table shows the named executive officers and their primary compensation for fiscal year 2019. You can find more complete information about all elements of compensation for the named executive officers in the following discussion and in the Summary Compensation table that appears on page  54.

				Long‑Term
			Annual	Incentive
			Incentive	(Options, PSUs
Name	Title	Base Salary	(cash bonus)	and RSUs)(1)
Terrence R. Curtin	Chief Executive Officer	$1,186,539	$579,600	$7,038,433
Heath A. Mitts	EVP and Chief Financial Officer	$662,853	$184,230	$2,475,755
Steven T. Merkt	President, Transportation Solutions	$649,006	$185,709	$2,184,849
John S. Jenkins, Jr.	EVP and General Counsel	$567,574	$156,971	$1,623,347
Kevin N. Rock	President, Industrial Solutions	$529,231	$583,504	$989,822

(1)	Value at date of grant; not necessarily the value the executive will realize.

Fiscal 2019 Executive Compensation Highlights and Governance

This section identifies the most significant decisions and changes made regarding TE Connectivity’s executive compensation in fiscal year 2019.

Shareholder Approval of Compensation

At the last annual general meeting held on March 13, 2019, shareholders expressed support for our executive compensation programs, with 95.80% of votes cast at the meeting voting to ratify the compensation of our named executive officers. Although the advisory shareholder vote on executive compensation is non-binding, the MDCC has considered, and will continue to consider, the outcome of the vote and the sentiments of our shareholders when making future compensation decisions for the named executive officers. Based on the results from our last annual general meeting, the MDCC believes shareholders support the company’s executive compensation philosophy and the compensation paid to the named executive officers.

Under Swiss law, shareholders also have the right to vote on the maximum aggregate compensation that will be paid to the Board of Directors and executive management. This requirement was effective with compensation paid or awarded starting in fiscal year 2016. At the 2019 annual general meeting shareholders approved the maximum aggregate compensation amounts to be paid to both the Board of Directors and executive management for fiscal year 2020, with 99.79% and 99.32% of votes cast respectively. At our 2020 annual general meeting the Company will request shareholder approval for the maximum aggregate compensation for fiscal year 2021 for both the Board of Directors and executive management. In addition, as is required under U.S. law, the company will request non‑binding shareholder approval of the fiscal 2019 compensation of our named executive officers. Requests for shareholder approval can be found in Agenda Items No. 8, No. 9 and No. 10.

Fiscal Year 2019 Compensation Summary

We continue to use annual and long‑term incentive awards to create an executive compensation program that is performance‑driven. About 88% of total target direct compensation for our CEO and 76% of total target direct compensation for our other named executive officers is performance based. Our performance based compensation

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directly ties executive pay to financial results and stock performance. Currently, all long‑term compensation is delivered in the form of equity awards, primarily stock options and performance stock units. These awards ensure that pay opportunities are linked to shareholder return and also maximize share ownership by our executive officers. See pages 44-49 for the elements of our compensation programs and key fiscal year 2019 performance metrics.

Compensation decisions made during fiscal year 2019 were aligned with our pay for performance philosophy. The following table provides highlights of recent compensation decisions affecting our named executive officers.

Pay Component	2019 Actions	For More Information, See Page:
Base salaries Fixed cash compensation for core duties	Mr. Curtin received a 4.35% increase to base salary in fiscal year 2019 in an effort to align his base salary level closer to the 50th percentile of the peer group.	43
	Messrs. Mitts, Merkt, Jenkins and Rock received base salary increases of 6.0%, 3.0%, 4.0% and 8.0% respectively in fiscal 2019 in an effort to maintain their competitive market position.	43
Annual incentives Variable cash incentives to reward executive officers for achieving pre‑determined financial or strategic performance goals	Calculated payouts ranged from 32.2% to 101.7% of target based on performance against goals for revenue, operating income, EPS and key performance indicator.	43-46
Annual long‑term incentives Variable equity grants that recognize executives’ contributions and align executives with shareholders in focusing on long‑term growth and stock performance

The planning values* for the annual grants ranged from $1,400,000 to $7,250,000 and were delivered primarily in the form of stock options (50%), and Performance Stock Units (PSUs) (50%).

Fiscal year 2017 grants of PSUs with a three‑year performance cycle vested in December 2019 above the target range based on our EPS growth relative to the Standard & Poor’s 500 Non‑Financial Companies Index.

		46-49

*The planning value is used to determine the number of PSUs and stock options that are awarded to eligible equity award participants, and may be different than the grant date fair value of the awards. See pages 56-57 for more information.

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Governance

Key executive compensation practices are summarized below. We believe these practices promote good governance and serve the interests of our shareholders.

What We Do
	Link pay to performance with a high percentage of variable compensation		Include a “clawback” provision in all executive officer incentive award agreements (both annual and long‑term)
	Perform annual say‑on‑pay advisory vote for shareholders		Maintain robust stock ownership requirements for executives (6x CEO, 3x executive officers)
	Perform mandatory (under Swiss Law) say‑on‑pay vote for maximum aggregate compensation for Board of Directors and executive management		Include performance criteria in incentive plans to maximize tax deductibility where applicable and appropriate
	Follow principles of executive compensation that are included in our articles of association and have been approved by shareholders		Retain a fully independent external compensation consultant whose independence is reviewed annually by the MDCC
	Design compensation programs to mitigate undue risk‑taking		Provide only limited non‑business aircraft usage to the CEO
	Align executive compensation with shareholder returns through long‑term incentives		Maintain an insider trading policy applicable to all executive officers and employees
	Cap incentive compensation payments for individuals including our CEO		Review share utilization annually
What We Do Not Do
x	Provide tax gross‑ups for executive officers except under our relocation program	x x	Provide tax gross‑ups for personal aircraft use Provide excise tax gross‑ups
x	Provide perquisites for executive officers except for limited non‑business aircraft usage for our CEO	x x	Re‑price underwater stock options Allow hedging or pledging of TE securities

Swiss Law Requirements—Swiss Ordinance

In 2013, a set of corporate governance and executive compensation rules were adopted by the Swiss government, specifically the Swiss Ordinance Against Excessive Compensation in Listed Stock Companies (and are referred to in the CD&A as the “Swiss Ordinance”). The rules under the Swiss Ordinance became effective on January 1, 2014 (subject to various transitional periods), and the company has taken a number of actions to comply with the rules.

Amendments to our articles of association were approved at our annual general meeting of shareholders on March 3, 2015. The Company amended its articles of association to describe certain corporate governance matters and executive compensation principles and to comply with the Swiss Ordinance. Among the items covered in the amended articles are:

•	the process under which the company will seek binding shareholder approval of compensation for the Board of Directors and executive management;
•	the company’s principles applicable to short‑term and long‑term compensation of the Board of Directors and executive management;
•	the permissible terms and conditions that can be included in employment contracts with executive management;
•	the amount of compensation that can be paid to employees who are hired or promoted into executive management after the Annual General Meeting; and
•	the number of mandates that are permitted for the members of the Board of Directors and executive management.

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Executive Compensation Philosophy

Our executive compensation philosophy calls for competitive total compensation that will reward executives for achieving individual and corporate performance objectives and will attract, motivate and retain leaders who will drive the creation of shareholder value. The MDCC reviews and administers the compensation and benefit programs for executive officers, including the named executive officers, and performs an annual assessment of the company’s executive compensation policy. In determining total compensation, the MDCC considers the objectives and attributes described below.

Executive Compensation Principles
Shareholder alignment	•	Our executive compensation programs are designed to create shareholder value.
•

Long‑term incentive awards, delivered in the form of equity, make up a significant percentage of our executives’ total compensation and closely align the interests of executives with the long‑term interests of our shareholders.

Performance based	•	Annual cash incentive awards are tied to overall corporate, segment or business unit measures that distinguish our highest from our lowest performing business units.
	•	The MDCC has limited discretion under the annual cash incentive program to recognize superior business unit or individual performance.
•

Long‑term incentive awards are designed to reward our executive officers for creating long‑term shareholder value. Long‑term incentive awards are granted primarily in the form of stock options and performance stock units.

Appropriate risk	•	Our executive compensation programs are designed to encourage executive officers to take appropriate risks in managing their businesses to achieve optimal performance.
Competitive with external talent markets	•	Our executive compensation programs are designed to be competitive within the relevant markets.
•

We consider compensation for comparable executives within two peer groups: one broader group consisting of companies that compete with us for executive talent, and one narrower group consisting of companies in the electronics industry. Where appropriate we consider additional indices for unique positions.

Focus on executive stock ownership	•	The TE Connectivity Stock Ownership and Retention Requirement Plan, together with long‑term equity awards, drives executive stock ownership.
	•	The CEO is required to hold shares equal to six times his base salary, and the other named executive officers are required to hold shares equal to three times their respective base salaries.
Simple and transparent	•	Our executive compensation programs are designed to be readily understood by our executives, and transparent to our investors.

Role of the Management Development and Compensation Committee

The MDCC has four primary responsibilities:

•	reviewing, analyzing and approving the design of the company’s executive compensation policies and programs;
•	administering the company’s stock incentive plans, including reviewing and approving equity incentive awards for executive officers, other than the Chief Executive Officer;

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•	reviewing and approving all compensation decisions relating to the executive officers other than the Chief Executive Officer; and
•	making recommendations to the independent members of the Board regarding compensation for Mr. Curtin.

The MDCC recommendations to the Board regarding Mr. Curtin are based on factors such as his performance, the company’s performance, and competitive market data provided by the independent compensation consultant. The MDCC discusses and evaluates these recommendations in an executive session attended by the committee members, the compensation consultant, and TE Connectivity’s Senior Vice President and Chief Human Resource Officer, who attends primarily to provide contextual information. Mr. Curtin does not attend these meetings.

All members of the MDCC meet the independence requirements of the NYSE. Each MDCC member also is a “non‑employee director” for purposes of Rule 16b‑3 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Role of Management

Chief Executive Officer

Management does not have any role in developing the Chief Executive Officer’s compensation other than providing data relating to their performance and compensation history.

Other Named Executive Officer Compensation

The Chief Executive Officer makes recommendations to the MDCC relating to compensation actions for the other executive officers, including the other named executive officers. Recommendations are based on his assessment of each executive officer’s performance and contributions to strategic initiatives, the competitive market data provided by the compensation consultant, and other factors deemed relevant. These factors may include differences in an executive’s responsibilities versus the role reflected in the competitive market analysis, internal pay equity and relative importance of an executive’s role with TE Connectivity, level of experience, and compensation history. The Senior Vice President and Chief Human Resource Officer is present when the MDCC and the Chief Executive Officer discuss compensation actions for the other named executive officers.

Role of the Compensation Consultant

Under its charter, the MDCC has authority to retain advisors to help the members perform their duties. During fiscal year 2019, the MDCC retained Pay Governance LLC to be its independent compensation consultant. Pay Governance reports directly to the MDCC, and only the MDCC has authority to terminate the consultant’s services. Pay Governance is not permitted to provide any services to the company outside of its services to the MDCC except with prior approval of the MDCC chair. During fiscal year 2019, Pay Governance did not provide any additional services to the company.

Pay Governance supports the MDCC in reviewing the company’s executive compensation programs, establishing executive pay levels, and generally advises on executive compensation issues and trends. In fiscal year 2019, the consultant performed the following services:

•	Evaluated the competitive position of the executive officers’ total compensation packages relative to the company’s peer groups
•	Facilitated a review of the company’s compensation philosophy and rewards strategy relative to our business model and industry trends
•	Provided advice regarding annual and long‑term incentive opportunities for executive officers
•	Provided ongoing advice on the design of annual cash and long‑term equity incentive programs
•	Briefed the MDCC on executive compensation trends among members of the company’s peer groups
•	Briefed the MDCC on legislative developments affecting executive compensation
•	Provided advice to the MDCC on the Chief Executive Officer’s compensation and programs
•	Reviewed the process and results of the company’s annual compensation risk assessment
•	Reviewed the company’s peer group approach and constituents
•	Conducted a competitive analysis of the company’s executive compensation programs including a pay for performance assessment
•	Provided market data on equity compensation burn rates among the peers

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•	Prepared an advance simulation of proxy advisor executive pay reviews and briefed the MDCC on the findings from proxy advisor final reports
•	Provided advice on the implications of the Swiss Ordinance on the company’s pay programs
•	Provided advice to the MDCC and the Nominating, Governance and Compliance Committee on director compensation levels and trends
•	Reviewed and discussed the MDCC charter with the committee to ensure continued appropriateness in defining the committee’s authority and oversight

Peer Groups

In general, we use two distinct peer groups to benchmark market practices on compensation for executive officers. One peer group reflects the executive talent market generally; the other focuses on our industry. This two‑pronged approach provides broad, yet highly relevant, information regarding executive compensation practices and trends. The MDCC reviews the peer group structure annually.

The primary talent market peer group comprises companies across a range of industries in which TE Connectivity competes for executive talent. Since we typically do not restrict executive recruiting solely to individuals working in the electronics industry, the MDCC believes it is appropriate to establish a benchmark peer group that covers an array of companies. The industries included in the primary talent market peer group are aerospace and defense; electronics, electrical and scientific equipment and components; and industrial manufacturing. The primary talent market peer group consists of 100 companies, listed in Appendix A. with publicly disclosed fiscal-annual revenues ranging from $133 million to $122 billion and a median of $4.7 billion.  Data obtained from this group is adjusted to reflect the relative size (based on revenue) of TE Connectivity within the group.

The secondary peer group is comprised of companies within the electronics industry. We use the secondary peer group to identify any differences in compensation practices between our industry peers and the broader primary talent market peer companies. As part of the annual peer group review, we made changes to our fiscal year 2019 secondary peer group that reflects changes within our organization and in the electronics industry. Delphi was removed from the group and Aptiv, PLC was added to the group for fiscal year 2019 as a result of the spin-off of Delphi’s power train business and changing its name to Aptiv, PLC. As shown below, the fiscal year 2019 secondary industry peer group includes 13 companies, with publicly disclosed fiscal‑annual revenues ranging from $3.3 billion to $40.5 billion and a median of $15.2 billion.

3M Company	Fortive Corporation
Amphenol Corporation	General Dynamics Corporation
Aptiv, PLC	Honeywell International Inc.
BorgWarner, Inc.	Johnson Controls International plc
Danaher Corporation	Parker-Hannifin Corporation
Eaton Corporation plc	Sensata Technologies Holding PLC
Emerson Electric Co.

Benchmark data is compiled by the compensation consultant. As discussed below, the MDCC uses this information to ensure that our compensation levels and programs are competitive with the compensation paid by the companies we may compete with for executive talent, but the benchmark data is just one of the factors used in setting executive compensation levels.

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Determining Executive Compensation

In determining the appropriate total compensation level for each executive officer, the MDCC considers the following items:

Factors We Consider
Role	•Responsibilities, scope, and complexity of the executive’s role against the external benchmark data
•Relative importance of the role within TE Connectivity
Comprehensive Market Analysis	•Market reference points, including the 50th and 75th percentiles of our primary talent market peer group, for the executive officer’s specific role

•Comprehensive analysis of current base salary, target annual incentive opportunity, target long‑term incentive opportunity, target total cash compensation (base salary and target annual incentive), and target total direct compensation for each executive officer

Performance	•Executive’s individual performance, level of experience and expected contribution to strategic initiatives and future results
Current Compensation	•A review of the executive’s current total direct compensation including internal pay equity and compensation history
CEO	•The Chief Executive Officer’s detailed performance assessments for the other executive officers and recommendations concerning compensation actions

The compensation assessment for each executive officer is presented on a tally sheet, which also summarizes the officer’s compensation history, job responsibilities, tenure with the company and performance achievements. The tally sheets enable the MDCC to understand how each element of an executive officer’s compensation compares to the market 50th and 75th percentiles and to the amounts awarded to other executive officers.

With the information provided in the total compensation assessment as a reference, and with the input of the compensation consultant and the Chief Executive Officer, the MDCC makes compensation determinations for our executive officers. The MDCC and the Board follow a similar process to set compensation for the Chief Executive Officer. In some years, the MDCC may determine that total compensation (or one or more components of total compensation) for a particular executive should differ from the market reference point(s). Similarly, the MDCC may approve a total compensation package or individual compensation components that exceed the market reference point(s) for a critical management role in order to attract a highly qualified external candidate.

Broad‑based employee benefit programs are provided to executive officers on the same basis as all other employees.

September 2019 Compensation Assessment

In September 2019, the MDCC, with the assistance of the compensation consultant, assessed each executive officer’s fiscal year 2019 compensation, and determined that the total direct compensation levels for our named executive officers is within range of the applicable market reference points. The fiscal year 2019 total direct compensation level for Mr. Curtin was positioned below the 50th percentile. The fiscal year 2019 total direct compensation levels for Messrs. Mitts, Merkt,  Jenkins and Rock were within 10% of the 50th percentile. The MDCC believes the variability of total direct compensation levels within the range of applicable market reference points is appropriate and consistent with our executive compensation philosophy and the factors that are considered (as outlined above) when determining total compensation levels for each executive officer.

As discussed in the next section, the results of the September 2019 competitive compensation assessment helped the MDCC to set base salaries, annual and long‑term incentive targets and actual long‑term incentive grant values for the executive officers for fiscal year 2020.

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Compensation Paid or Awarded in Fiscal 2019

The company’s total compensation package for executive officers consists of the following elements:

•	Base salary
•	Annual cash incentives
•	Long‑term equity incentives
•	Broad‑based retirement and health and welfare benefits

Base Salary

Base salary provides fixed compensation for performing the executive’s core duties and responsibilities. As shown below, effective December 26, 2018,  Messrs. Curtin, Mitts,  Merkt, Jenkins and Rock had changes in base salary to maintain their competitive pay position in the marketplace.

	Increase
	Amount	From	To
Mr. Curtin	4.35%	$1,150,000	$1,200,000
Mr. Mitts	6.00%	$635,010	$673,111
Mr. Merkt	3.00%	$635,083	$654,136
Mr. Jenkins	4.00%	$551,455	$573,513
Mr. Rock	8.00%	$500,000	$540,000

For 2020 Messrs. Curtin, Mitts, Merkt,  Jenkins and Rock will not receive base salary increases.

Annual Incentive Awards

The annual incentive program is designed to reward executive officers for achieving fiscal year financial or strategic performance goals at the corporate or segment level, though awards may be modified to reflect the MDCC’s assessment of individual performance. The MDCC intends the annual incentive award program to provide market competitive awards for performance at predetermined target levels.

Our annual incentive awards are structured as cash payments. Within ninety days of the start of each fiscal year, the MDCC establishes the applicable performance criteria, which include minimum performance thresholds required to earn any award, target performance goals required to earn a payment of 100%, and a higher performance level required to earn the maximum incentive permitted. At the same time, the MDCC establishes a target bonus percentage for each executive officer, which is expressed as a percentage of base salary. Executive officers will receive an award based on the target bonus percentage and the attained performance levels on the various metrics. No annual incentive payments are made if threshold performance levels are not achieved, absent extenuating circumstances that the MDCC believes merit an exception. Payouts change proportionately for achievement at levels between goals.

Target Bonus Percentages

The target bonus percentages for the named executive officers for fiscal years 2019 and 2020 are listed below:

	Fiscal 2019 Target	Fiscal 2020 Target
Mr. Curtin	150%	150%
Mr. Mitts	85%	85%
Mr. Merkt	85%	85%
Mr. Jenkins	85%	85%
Mr. Rock	85%	85%

Performance Measures

Each year the MDCC reviews and approves the annual incentive measures for the business segments and the company as a whole. Measures are selected to support the objectives of each business and to provide appropriate balance and to avoid excessive risk. For fiscal year 2019, we maintained the number of measures at four.

Measures for corporate and the segments were revenue, operating income, and a key performance indicator identified at the business unit level to reflect growth, productivity, quality or customer delivery, as appropriate for the business unit’s key initiatives for the year. Individual metric weightings were consistent with last year with revenue

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weighted 30%, operating income weighted 30% and key performance indicator weighted 20%. Each segment’s results are the roll‑up of its underlying business units’ results, while corporate level results are the roll‑up of all business units’ results. The key performance indicator metric at the corporate level is the revenue‑weighted average of the key performance indicator metric scores for the business segments.

The company‑wide financial metric for corporate and the segments continued to be earnings per share (EPS), which was weighted 20%. In setting the target for the EPS metric, the MDCC uses the EPS target established for the Company in its annual financial plan, which incorporates various assumptions to delivering earnings growth including the effect of planned share repurchases by the Company. In determining the EPS metric achievement each year, the MDCC considers whether the various assumptions used to set the EPS target at the start of the fiscal year (including the effect of share repurchases) were materially accurate, and to the extent the achievement levels are not consistent with assumptions, the MDCC will make adjustments to the achievement level as deemed appropriate.

The performance measures and weightings for the corporate level, segment and businesses for the named executive officers are as follows:

		Industrial	Transportation
2019 Metric	Corporate	Solutions	Solutions
Corporate
Earnings per share	20%	20%	20%
Business
Revenue	30%	30%	30%
Operating income	30%	30%	30%
Key performance indicator	20%	20%	20%

For purposes of the annual incentive program, all of the financial metrics are adjusted financial measures (i.e., they do not conform to U.S. Generally Accepted Accounting Principles) that exclude the effects of events deemed not to reflect the actual performance of our employees. For fiscal year 2019, the adjustments to EPS, revenue and operating income, as applicable, were as follows (i) exclusion of acquisition related charges and other items, (ii) exclusion of restructuring and other charges, (iii) exclusion of the impact of certain acquisitions, (iv) exclusion of the impact of changes resulting from foreign currency exchange rates (with respect to performance measures at the business unit level) and the impact from foreign currency exchange rates being capped for Corporate level, (v) exclusion of certain corporate allocations (with respect to performance measures at the business unit level), and (vi) exclusion of an income tax benefit related to the tax impacts of certain measures of Swiss tax reform, an income tax benefit related to the effective settlement of a tax audit in a non-US jurisdiction, and income tax expense associated with the tax impacts of certain legal entity restructurings and intercompany transactions.

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The table below shows the performance range for payouts under the fiscal year 2019 annual incentive program, as well as the payouts to be awarded for performance at each level.

				Threshold	Target	Maximum
				payout	payout	payout*
Metric	Threshold	Target	Maximum*	(% of target)	(% of target)	(% of target)
EPS	90%	100%	110%	50%	100%	200%
Revenue	95%	100%	105%	50%	100%	200%
Operating income	90%	100%	110%	50%	100%	200%
Key performance indicator	Varies by business unit			50%	100%	200%

*For exceptional performance on an individual metric that exceeds the maximum goal, the MDCC may reward results with a score of up to 300%, except for the key performance indicator which is capped at 200%, or at 100% if operating income results are less than target. Regardless of payouts on individual metrics, the total award payout for an individual executive can never exceed 200% of target.

No individual performance metrics were assigned to any executive officer under the fiscal year 2019 annual incentive program. The MDCC reserved the discretion to adjust individual or business unit award amounts up or down, by 0% to 200% based on its evaluation of the individual or business unit performance during the fiscal year. However, unless otherwise determined by the MDCC in a particular year and under circumstances deemed appropriate by the MDCC all discretionary adjustments must net out to zero, meaning that the overall annual incentive pool may not be increased as a result of individual or business unit performance adjustments. In addition, there is a reserve pool of approximately $9 million (10% of the total target annual incentive award pool amount) that, with the MDCC’s approval, could be used to reward exceptional performance at either the business unit or individual level, regardless of performance results against the established financial measures. Notwithstanding MDCC adjustments, an individual executive’s incentive cannot exceed 200% of the executive’s target bonus percentage.

Annual Incentive Payments for Fiscal 2019

Fiscal year 2019 performance targets, actual attainment, and corresponding annual incentive award results at the corporate level and for the Industrial Solutions and the Transportation Solutions business segments were as follows:

Corporate Level

			Performance	Bonus
Performance Measure (% weighting)	Target	Results	% to Target	Score**
EPS (20%)	$5.70–$6.06	$5.56	97.5%	76.7%
Revenue (30%)	$14,100–$14,500	$13,464	95.5%	—%
Operating Income (30%)	$2,500–$2,650	$2,285	91.4%	—%
Key Performance Indicator Metric (20%)	*	*		87.9%
Corporate Level Earned Award:				32.2%

Industrial Solutions

			Performance	Bonus
Performance Measure (% weighting)	Target	Results	% to Target	Score**
EPS (20%)	$5.70–$6.06	$5.56	97.5%	76.7%
Business Unit Revenue (30%)	$3,965–$4,060	$4,017	100.0%	100.0%
Business Unit Operating Income (30%)	$660–$690	$715	103.6%	143.9%
Key Performance Indicator Metric (20%)	*	*		66.0%
Industrial Solutions Earned Award:				101.7%

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Transportation Solutions

			Performance	Bonus
Performance Measure (% weighting)	Target	Results	% to Target	Score**
EPS (20%)	$5.70–$6.06	$5.56	97.5%	76.7%
Business Unit Revenue (30%)	$8,516–$8,774	$7,953	93.4%	—%
Business Unit Operating Income (30%)	$2,001–$2,101	$1,681	84.0%	—%
Key Performance Indicator Metric (20%)	*	*		90.6%
Transportation Solutions Earned Award:				33.4%

*The company’s business segments, including Industrial Solutions, Transportation Solutions and the corporate level, were not assigned specific key performance indicator metrics for fiscal year 2019. The Industrial Solutions and Transportation Solutions bonus score for the key performance indicator metrics is the revenue‑weighted average of each of their respective business units’ key performance indicator metric scores. In setting the key performance indicator metrics for each business unit, the company established targets that represented significant improvement over performance levels attained in fiscal year 2018 and that were deemed to be difficult to attain assuring strong performance and anticipated economic conditions. The corporate level bonus score for the key performance indicator metric is the revenue‑weighted average of the key performance indicator metric scores for the business segments. The company has determined that disclosure of the target performance levels and performance results for the key performance indicator metrics for Transportation Solutions, Industrial Solutions and corporate would result in competitive harm.

**The bonus score is calculated based on the level of performance attained relative to the threshold, target and maximum described above for each performance measure.

Messrs. Curtin, Mitts and Jenkins received fiscal year 2019 annual incentive payouts based entirely on the corporate bonus score of 32.2%. Mr. Merkt’s fiscal year 2019 annual incentive payout was based entirely on the Transportation Solutions bonus score of 33.4%. Mr. Rock’s fiscal year 2019 annual incentive payout was based on the Industrial Solutions bonus score of 101.7% and an upward adjustment of the payout by 25% awarded by the MDCC to recognize Mr. Rock’s exceptional performance in driving the successful expansion of the segment’s operating income margin and continued strengthening of the segment and its businesses.

Annual Incentive Plan for Fiscal 2020

For fiscal year 2020, we will continue to use the same four performance measures as fiscal year 2019. Each business segment will use revenue, operating income and a revenue‑weighted average of its business units’ key performance indicators. The combined business segment metrics will be weighted 80%. The company‑wide financial metric will continue to be earnings per share and will be weighted 20%.

For fiscal year 2020, the payout ranges described in the chart on pages 44-45 are generally unchanged. The revenue metric will generally have a threshold level of 95% and a maximum level of 105% with some variation depending upon business unit. The performance range for operating income generally will have a threshold level of 90% and a maximum level of 110% with some variation depending upon business unit. The performance ranges for EPS are unchanged.

Long‑Term Incentive Awards

The company uses long‑term incentive awards in the form of stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”) to deliver competitive compensation that recognizes employees for their contributions and aligns executive officers with shareholders in focusing on long‑term growth and stock performance. As part of the company’s compensation philosophy, the MDCC concluded that annual grants of long‑term incentive awards to executive officers typically should be competitive relative to our primary talent market peer group, but should deliver compensation at the high end of the market if our stock performs particularly well and at the low end of the market if our stock performance is weak.

Stock options have a ten‑year term and vest ratably over a four‑year period, beginning on the first anniversary of the grant date. RSUs typically vest ratably over four years starting on the first anniversary of the grant date. PSUs granted in fiscal 2017, fiscal 2018 and fiscal 2019 earn value at the end of the three‑year performance period and vest in full upon the MDCC’s certification of the performance results for the three‑year period. We believe this vesting schedule encourages executives to remain with TE Connectivity and strive to continually improve shareholder value.

46	2020 Annual General Meeting Proxy Statement

The company does not have a specific policy for allocating long‑term equity incentive awards among the different forms of equity, but determines each year what is appropriate in light of the then‑current circumstances as described below. However, consistent with our philosophy that a majority of an executive officer’s compensation should be performance‑based and aligned with shareholders’ interest, our annual long‑term equity incentive awards for executive officers consist primarily of stock options and PSUs.

To determine the value of each executive officer’s long‑term equity incentive award in any year, the MDCC refers to the equity grant guidelines, assesses the executive’s future potential, and also considers the same factors generally considered for other components of total compensation—internal pay equity, individual performance and contributions to strategic initiatives, level of experience and compensation history. As with the other components of total compensation, Mr. Curtin makes a recommendation regarding long‑term equity incentive awards for each executive officer.

In determining its annual long‑term equity incentive award recommendation for Mr. Curtin, the MDCC reviews the applicable market reference data, competitive compensation analysis, and any additional input from the compensation consultant, and also assesses individual performance. Based on this information, the MDCC presents a recommendation to the independent members of the full Board for consideration.

Performance Stock Unit (PSU) Program

PSUs provide the named executive officer the opportunity to earn shares of the company’s stock based on the company’s EPS growth relative to the Standard & Poor’s 500 Non‑Financial Companies Index over a three‑year performance cycle. Beginning with our fiscal year 2016 PSU grant, shares can be earned and vested after the end of the three‑year performance cycle. A three‑year average EPS growth metric will be used to determine relative performance and calculate earned shares at the end of the three‑year performance period. Target shares, or 100%, will only be earned for EPS growth at the 50th percentile. Maximum payout is 200% and is earned for EPS growth at the 75th percentile of the index. In order to earn any shares under the program a minimum threshold must be achieved. Specifically, EPS growth must be at the 25th percentile of the index. PSUs will be paid in the form of TE Connectivity common stock, together with dividend equivalent stock units that accrued commensurate with the portion of the PSUs that are vested. For purposes of the PSU program, EPS is calculated in the same manner as is used in the annual incentive program, as described in further detail on page 44.

Payout for Fiscal 2017 PSU Grant

Fiscal year 2019 was the third year of our fiscal year 2017 PSU grant and recipients earned shares for the period calculated at 144.8% of target which reflected the Company’s performance relative to the index over the three‑year period. Due to the divestiture of the Company’s Subcom business, the MDCC approved the recast of the starting EPS number so that the business results for the Subcom business were excluded for the entire three-year period for purposes of calculating EPS growth. Shares earned under the program vested on December 11, 2019 upon certification of the fiscal year 2019 results.

The table below shows the shares earned and vested under the fiscal year 2017 PSU grant for each of our named executive officers.

	FY2017	Total FY2017
	Target PSUs	Vested Shares
Mr. Curtin	51,420	79,363
Mr. Mitts	15,030	23,197
Mr. Merkt	16,610	25,635
Mr. Jenkins	11,080	17,101
Mr. Rock	8,700	13,428

Fiscal 2019 Long‑Term Incentive Awards

The MDCC granted long‑term equity incentive awards in the first quarter of fiscal 2019. Fiscal year 2019 equity awards for named executive officers other than Mr. Rock were made primarily in the form of stock options (50%) and PSUs (50%).

As part of the annual award process, the MDCC reviewed the equity planning value ranges against updated market data and decided that no adjustments needed to be made in the fiscal year 2018 planning value ranges for fiscal year

2020 Annual General Meeting Proxy Statement	47

2019. For the named executive officers other than Mr. Curtin, the equity planning value ranges for the fiscal year 2019 long‑term equity incentive awards were as follows:

•	Mr. Mitts: $950,000—$2,850,000
•	Mr. Merkt: $900,000—$2,700,000
•	Mr. Jenkins: $600,000—$1,800,000
•	Mr. Rock: $500,000—$1,500,000

The equity award planning values approved by the MDCC for the named executive officers for fiscal year 2019 were as follows:

Mr. Curtin	$7,250,000
Mr. Mitts	$2,550,000
Mr. Merkt	$2,250,000
Mr. Jenkins	$1,400,000

In recommending Mr. Curtin’s award for approval by independent members of the Board, the MDCC considered Mr. Curtin’s strong leadership of the company through another successful year in fiscal year 2018 and the competitive total direct compensation and long‑term incentive benchmark data from the company’s two peer groups. Award planning values for the other named executive officers were in line with the values granted in fiscal year 2018 except for Mr. Mitts.  As disclosed in the Proxy Statement last year for the 2019 Annual Meeting of Shareholders, in fiscal 2018 the Company reimbursed Mr. Mitts a total of $836,123 in relocation benefits.  Of the total amount reimbursed, in fiscal 2018 $336,123 was reimbursed either in cash or was paid by the company on his behalf under the terms of the company’s relocation policy.  The remaining amount of the relocation benefits, $500,000, was provided pursuant to mutual agreement in the form of an increase in the award planning value of Mr. Mitts’ fiscal year 2019 long term incentive award to recognize losses on the sale of his home in Illinois.

In addition to the grant listed above, Mr. Jenkins received a special equity grant in fiscal year 2019 with a planning value of $250,000 to recognize his continued contributions in the management and oversight of TE’s emerging markets opportunities. The award is in the form of RSUs and is scheduled to vest ratably over four years beginning with the first anniversary of the grant date. Mr. Rock received a special retention award intended to promote retention and continuity of key leaders with a planning value of $1,000,000. The award is in the form of RSUs and has a two year cliff vesting.

Fiscal 2020 Long‑Term Incentive Awards

The MDCC granted long‑term equity incentive awards for fiscal year 2020 in November 2019. (These equity awards are not reflected in the Summary Compensation or Grants of Plan‑Based Awards tables because those tables only cover fiscal year 2019.) The MDCC reviewed the equity planning value ranges against updated market data and determined that the equity planning value ranges for fiscal 2020 should remain the same as those for fiscal 2019.

The fiscal year 2020 equity incentive awards for the named executive officers were in the form of stock options (50%) and PSUs (50%) except as noted below. The equity award planning values approved by the MDCC for the named executive officers for fiscal year 2020 were as follows:

Mr. Curtin	$8,400,000
Mr. Mitts	$2,450,000
Mr. Merkt	$2,250,000
Mr. Jenkins	$1,500,000

r. Mitts’ target long-term equity incentive award for fiscal year 2020 and beyond has been increased to recognize his exc

48	2020 Annual General Meeting Proxy Statement

The MDCC increased Mr. Jenkins fiscal 2020 equity planning award value to $1,500,000 to recognize his strong individual performance and enterprise leadership in a difficult year, and as a key member of the executive management team that achieved better than expected operating margins and earnings per share on significantly lower revenue and difficult macro-economic business conditions.  The MDCC increased Mr. Mitts fiscal 2020 equity planning award value by $400,000 from fiscal 2019 award planning value (excluding the increase of Mr. Mitts equity planning value in fiscal 2019 by $500,000 as a result of relocation benefits).  The increase to $2,450,000 is the result of a change by the Committee in Mr. Mitts’ target long-term incentive award to recognize his continuing strong performance in managing the finances of the Company and his oversight of the restructuring of the Finance organization, and also to recognize in fiscal 2019 his contributions as the Finance leader of the Company in a year where the Company achieved better than expected operating margins and earnings per share on significantly lower revenue and difficult macro-economic business conditions.

The equity planning value of Mr. Curtin’s fiscal 2020 award was increased to $8,400,000.  The MDCC recommended this increase for approval by the independent members of the Board because, in light of Mr. Curtin’s continuing strong performance since becoming Chief Executive Officer in March 2017, the MDCC has been gradually increasing Mr. Curtin’s total pay opportunity with the intent to have the total pay opportunity align with the 50th percentile of the company’s peer group by 2020.  With the increase in his equity planning value, Mr. Curtin’s total pay opportunity is now aligned.

Pay Mix

The company does not have a defined policy to dictate the allocation between fixed and performance‑based compensation or between annual and long‑term compensation. The pay mix for each named executive officer is driven largely by two concerns: to deliver compensation primarily through performance‑based components that align the executives’ interests with those of our shareholders, and to deliver a competitive pay mix relative to our peer benchmark companies. Management and the MDCC periodically review the pay mix to ensure that the allocation achieves those goals.

The following table shows our pay mix for fiscal year 2019, based on the data reported in the Summary Compensation Table. Performance‑based incentives constituted at least 68%, and as much as 82%, of fiscal year 2019 compensation for the named executive officers. The allocations differ among the named executive officers because of market practice for their respective positions and actual performance on annual incentive plan payouts.

	Base Salary	Long‑Term	Annual	Other
	Rate	Incentives(2)	Incentive	Compensation
Mr. Curtin	13%	76%	6%	5%
Mr. Mitts	19%	70%	5%	6%
Mr. Merkt(1)	20%	68%	6%	6%
Mr. Jenkins	23%	66%	6%	5%
Mr. Rock	23%	43%	25%	9%

(1)	For Mr. Merkt, amounts do not include the value of expatriate‑related tax items.
(2)

Long‑term incentives consist of 50% stock options and 50% PSUs. For Mr. Rock, 100% of his long‑term incentives are RSUs. For Mr. Jenkins, 16% of his long‑term incentives are RSUs while the balance was delivered in equal proportions in the form of stock options and PSUs

Tax Deductibility of Executive Compensation

Prior to the enactment of the Tax Cuts and Jobs Act of 2017, Section 162(m) of the Internal Revenue Code limited the tax deduction available to a public company for annual compensation paid to certain executive officers in excess of $1 million, unless the compensation qualified as performance based compensation or was otherwise exempt from Section 162(m).  For our tax years starting on September 29, 2018, the exemption for performance based compensation under Section 162(m) was repealed under the Tax Cuts and Jobs Act of 2017, meaning that all compensation paid to certain executive officers in excess of $1 million will not be deductible unless the compensation qualifies for transition relief available to arrangements in place on November 2, 2017. In evaluating compensation programs covering our executive officers, the MDCC has considered the potential impact on the company of Section 162(m) and has intended, where appropriate, to maximize the deductibility of compensation under the exemptions currently available under Section 162(m). Regardless of the tax deductibility of compensation paid to the executive officers, the MDCC reserves

2020 Annual General Meeting Proxy Statement	49

the discretion to approve nondeductible compensation where necessary to achieve our overall compensation objectives and to ensure the company makes appropriate payments to executive officers.

Risk Profile of Compensation Programs

The MDCC has structured our executive compensation programs to provide the appropriate level of incentives without encouraging executive officers to take excessive risks in managing their businesses.

We performed a two‑part risk assessment of the company’s compensation programs and practices in fiscal year 2019. We first conducted an inventory of our executive and non‑executive incentive compensation programs globally, including all significant sales incentive programs. Then each program was evaluated to determine whether its primary components properly balanced compensation opportunities and risk. The compensation consultant facilitated this evaluation by preparing a compensation risk analysis checklist. Each program was evaluated against the checklist, the results were recorded, and risk levels were identified.

After considering the assessment results and the preliminary conclusions, the MDCC agreed that none of the company’s compensation programs and practices in fiscal year 2019 were reasonably likely to have a material adverse effect on the company.

Retirement and Deferred Compensation Benefits

The company maintains various retirement plans to assist our executive officers with retirement income planning and to make the company more appealing to prospective employees.

The company provides a defined contribution plan, the TE Connectivity Retirement Savings and Investment Plan (“RSIP”), that is available to all eligible U.S.‑based employees, and a nonqualified supplemental retirement plan, the TE Connectivity Supplemental Savings and Retirement Plan (“SSRP”), for U.S. based management and executive level employees.

Under the RSIP, the company match level is based on years of service and employee contribution, as follows:

Years of Service	Employee Contribution*	Company Contribution*
0–9	1%	5%
10–19	2%	6%
20–24	3%	7%
25–29	4%	8%
30 or more	5%	9%

*Represents a percentage of the employee’s eligible compensation, which, for purposes of the RSIP, generally includes base salary and annual incentive awards.

Under the SSRP, executive officers may defer up to 50% of their base salary and 100% of their annual incentive awards. The company provides matching contributions to the SSRP based on the executive officer’s amount of deferred compensation at the same rate such officer is eligible to receive matching contributions under the RSIP and on any cash compensation (i.e., base salary and annual incentive awards) earned in excess of Internal Revenue Service limits. Once officers reach the annual contribution limit under the RSIP, they may continue to make deferrals in excess of qualified plan limits into the SSRP and receive matching contributions from the Company until compensation reaches the IRS maximum compensation limit. Participants then receive matching contributions called “Company Credits” on any eligible compensation earned beyond the IRS maximum compensation limit.

Company contributions for the named executive officers are shown in the “All Other Compensation” column of the Summary Compensation table that follows this CD&A. Participants, including executive officers, are fully vested in company matching contributions under the RSIP after three years of service, or upon reaching age 55.

All of the company’s U.S. retirement, deferred compensation, incentive, and other executive and broad‑based plans are intended to comply with Section 409A of the Internal Revenue Code.

Messrs. Merkt and Rock have accrued a benefit under a frozen tax‑qualified defined benefit plan as described in the Pension Benefits for fiscal year 2019 table that follows this CD&A.

50	2020 Annual General Meeting Proxy Statement

Welfare Benefits

We provide welfare benefits to executive officers on the same basis as all other employees in the same geographic area. The various benefit plans are part of our overall total compensation and are intended to be competitive with peer companies.

For eligible U.S.‑based employees, the company provides medical, dental and life insurance, and disability coverage. Outside of the United States, the company provides welfare benefits based on local country practices.

Perquisites

TE Connectivity uses corporate aircraft to allow our executive officers and other corporate and business leaders to travel safely and efficiently for business purposes. This corporate aircraft enables our employees to be more productive by providing a secure environment to conduct confidential business and avoid the scheduling constraints associated with commercial air travel. Under the TE Connectivity Corporate Aircraft Usage Policy, Mr. Curtin is permitted to use the corporate aircraft for non‑business purposes, whenever practical and subject to annual limitations, to enable him to take advantage of these efficiencies. Limited non‑business use of the corporate aircraft by other executive officers also is permitted with the approval of Mr. Curtin. The cost to the company of providing non‑business use of the corporate aircraft to our named executive officers is disclosed in the All Other Compensation table following the Summary Compensation table and the disclosed value is the pre‑tax incremental cost, including the direct variable cost to TE Connectivity associated with the non‑business travel as further described in footnote (a) to the All Other Compensation table. The value of an executive’s non‑business use of the corporate aircraft may also be treated as taxable income in accordance with IRS regulations and if so, will not be grossed up. There are no other perquisites provided to named executive officers.

Expatriate Assignment Benefits

As described in the Summary Compensation table that follows this CD&A, Mr. Merkt received certain benefits under the terms of an expatriate assignment policy made available to all employees who are asked to relocate from their home country in connection with their work assignments. Under the policy, eligible employees are reimbursed (or provided cash allowances) for items such as rent, goods and services, dependent tuition, home leave costs, language training, housing management fees, tax preparation services, utilities, storage costs, and miscellaneous living expenses. In addition, eligible employees are placed in a tax‑equalization program that makes them whole (including tax gross‑up payments, where necessary) for any additional taxes imposed in excess of the taxes they would have incurred in their home country. Mr. Merkt incurred expenses under our tax‑equalization program in fiscal year 2019 in conjunction with his overseas assignment that concluded in fiscal year 2012 as explained in footnote (a) to the All Other Compensation table following the Summary Compensation table.

Relocation Benefits

As described in the Summary Compensation Table that follows this CD&A, Mr. Mitts received certain benefits to compensate him for relocating to the company’s offices in Berwyn, Pennsylvania. Some of these benefits are paid under the terms of the company’s relocation assistance policy which is available to all employees who relocate their residence at the request of the company. Under the policy, eligible employees are reimbursed (or provided cash allowances) for items such as home sale/home purchase related fees, moving expenses, temporary living expenses, loss on home sale and other miscellaneous expenses. In addition, eligible employees are provided with tax gross‑up payments to make them whole for the taxes imposed on benefits provided under the policy. Under the policy, benefits are provided at different levels of reimbursement, depending on the employee’s organization level, and Mr. Mitts’ benefits were provided under the level covering senior managers of the company. In connection with Mr. Mitts’ employment with the company, the company agreed to reimburse Mr. Mitts for losses incurred on the sale of his home in Illinois that fell outside the terms and limits of the relocation policy, and this amount was provided in the form of an increase in the award planning value of his fiscal year 2019 long term incentive award, as further described on page 48 in the CD&A.

Termination Payments

Under the Swiss Ordinance, members of executive management, including the named executive officers, are not eligible for severance benefits or change in control severance. The terms and conditions of employment for members of executive management, including the named executive officers, are contained in employment contracts which reflect the requirement of the Swiss Ordinance.

2020 Annual General Meeting Proxy Statement	51

Under the employment contracts, executive officers whose employment is terminated involuntarily for any reason other than cause, permanent disability or death or who voluntarily resign their employment for “good reason” within 12 months of the occurrence of a change in control will have a notice period of up to 12 months. During the notice period the executive officer will continue to be treated as a regular, full‑time employee and will continue to receive base salary, be eligible for a bonus subject to the terms and conditions of the applicable plan, continue to vest in outstanding equity awards under the terms and conditions of the applicable award agreements and continue to have health and welfare benefits.

At the end of the 12 month notice period the executive officer will receive twelve months’ pay as consideration for non‑compete and non‑solicitation covenants in favor of the company.

In the event of involuntary or “good reason” termination after a change in control under our 2007 TE Stock and Incentive Plan, outstanding equity will be treated as follows:

•	Stock options and RSUs will become fully vested in the event of a qualifying termination and PSUs will vest in full at target performance

Termination treatment as described above and other benefits payable as a result of a qualifying termination after a change in control will be limited to the greater after‑tax amount resulting from (i) payment of the full benefits, followed by the imposition of all taxes, including any applicable excise taxes under Internal Revenue Code Section 280G, or (ii) payment of the full benefits up to the Section 280G limit with no excise tax imposed. Termination and other benefits payable will not be grossed up to reflect Section 280G or any other taxes.

Executive Stock Ownership Requirements

The company maintains a Stock Ownership and Retention Requirement Plan applicable to all executive officers, including the named executive officers. The common share ownership requirement for the Chief Executive Officer is six times base salary. The other named executive officers are required to own shares equal to three times base salary. Share ownership requirements must be met within five years of the officer’s date of employment. In the event stock ownership has not been met in the five year timeframe, the employee will be required to hold 100% of the shares of common stock they receive upon lapse of the restrictions on restricted stock/stock units and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option and tax withholding). The following shares count toward the ownership requirements: wholly‑owned shares, shares in stock units or deferred compensation plans, employee stock ownership plans, unvested restricted stock, shares deemed earned under the provisions of performance stock unit grants, and shares held by immediate family members that are considered beneficially owned by the executive officer. As of fiscal 2019 year‑end, all of the named executive officers met their stock ownership requirements.

Insider Trading Policy

Our named executive officers along with all of our employees are subject to our insider trading policy to ensure that employees worldwide comply with all applicable laws and regulations concerning securities trading. Among other things, our insider trading policy restricts the times during which executive officers can enter into trading transactions concerning our securities. Our officers and employees are prohibited from engaging in any hedging transactions, including prepaid variable forward contracts, equity swaps, collars, exchange funds, puts, calls, options, short sales or similar rights, obligations or transactions that are designed to hedge or offset any decrease in the market value of TE Connectivity securities, other than the exercise of a company issued stock option.

Our insider trading policy also includes a prohibition against pledging. Executive officers and directors are prohibited from holding TE Connectivity securities in a margin account and from maintaining or entering into any arrangement that, directly or indirectly, involves the pledge of TE Connectivity securities or other use of TE Connectivity securities as collateral for a loan.

52	2020 Annual General Meeting Proxy Statement

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed the analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10‑K for the fiscal year ended September 27, 2019 and in the company’s proxy statement for the 2020 Annual General Meeting of Shareholders. This report is provided by the following independent directors, who comprise the Committee:

The Management Development and Compensation Committee:

Daniel J. Phelan, Chair

Paula A. Sneed

Abhijit Y. Talwalkar

Mark C. Trudeau

December 11, 2019

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Management Development and Compensation Committee. In addition, none of our executive officers serve as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

2020 Annual General Meeting Proxy Statement	53

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of the named executive officers for the fiscal years ended September 27, 2019 (“fiscal year 2019”), September 28, 2018 and September 29, 2017. The named executive officers are the Company’s Chief Executive Officer, Chief Financial Officer, three other most highly compensated executives serving as executive officers as of September 27, 2019.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary(1)	Bonus	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
Name and	Year	($)	($)	($)	($)	($)	($)	($)	($)
Principal Position	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Terrence R. Curtin	2019	$1,186,539	—	$3,576,189	$3,462,244	$579,600	—	$487,264	$9,291,836
Chief Executive	2018	$1,136,539	—	$3,359,093	$3,118,595	$2,164,875	—	$457,909	$10,237,011
Officer (PEO)	2017	$1,024,231	—	$3,431,771	$3,461,614	$2,239,875	—	$269,205	$10,426,696
Heath A. Mitts	2019	$662,853	—	$1,257,991	$1,217,764	$184,230	—	$228,488	$3,551,326
EVP & Chief Financial	2018	$628,277	—	$1,059,636	$983,259	$677,397	—	$560,351	$3,908,920
Officer (PFO)	2017	$610,000	—	$1,003,102	$1,011,689	$844,637	—	$231,491	$3,700,919
Steven T. Merkt	2019	$649,006	—	$1,110,037	$1,074,812	$185,709	$26,760	$200,448	$3,246,772
President,	2018	$627,361	—	$1,162,332	$1,079,609	$648,325	—	$264,463	$3,782,090
Transportation Solutions	2017	$606,399	—	$1,108,551	$1,118,486	$933,977	—	$213,787	$3,981,200
John S. Jenkins, Jr.	2019	$567,574	—	$954,679	$668,668	$156,971	—	$123,697	$2,471,589
EVP & General	2018	$551,455	—	$970,326	$671,976	$588,264	—	$127,297	$2,909,318
Counsel	2017	$551,455	—	$995,974	$745,657	$763,572	—	$104,033	$3,160,691
Kevin N. Rock	2019	$529,231	—	$989,822	—	$583,504	$36,205	$188,375	$2,327,137
President, Industrial Solutions	2018	$500,000	—	$1,602,058	$527,864	$708,156	—	$162,944	$3,501,022

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into the SSRP.
(2)

This amount represents the grant date fair value of restricted stock units (RSUs) and performance stock units (PSUs) calculated using the provisions of Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation. The value of PSUs included in the table assumes target performance. The following table reflects the grant date fair value of the PSUs at target, as well as the maximum grant date fair value if the highest level of performance is achieved:

Grant Date Fair Value of PSUs
	Target	Maximum
	Value	Value
Name	($)	($)
Mr. Curtin	$3,576,189	$7,152,378
Mr. Mitts	$1,257,991	$2,515,981
Mr. Merkt	$1,110,037	$2,220,074
Mr. Jenkins	$690,707	$1,381,413

(3)

This amount represents the grant date fair value of stock options calculated using the provisions of ASC 718. See Note 19 (Share Plans) to the notes to consolidated financial statements (“Note 19”) set forth in TE Connectivity’s Annual Report on Form 10‑K for the fiscal year ended September 27, 2019 (the “10‑K”) for the assumptions made in determining ASC 718 grant date fair values.

(4)

Represents amounts earned under the fiscal year 2019 annual incentive program. Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of awards into the SSRP.

(5)

Represents the aggregate change in actuarial present value of the accumulated benefits for Messrs. Merkt and Rock under the frozen pension plan as described in “CD&A—Retirement and Deferred Compensation Benefits.” Messrs. Curtin, Mitts and Jenkins do not participate in a pension plan. There are no nonqualified deferred

54	2020 Annual General Meeting Proxy Statement

compensation earnings because the SSRP does not provide for “above‑market” or preferential earnings as defined in applicable SEC rules.
(6)

See the All Other Compensation table below for a breakdown of amounts shown in column (i) which include perquisites, the company contribution portion of 401(k) plan and nonqualified defined contribution plan, dividend equivalent units and other amounts. The amounts reflected in the table for perquisites are our incremental cost. We also provide group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full‑time employees; the values of the benefits are not shown in the table.

All Other Compensation

			Dollar Value of
			Dividends not		Company
			factored into	ESPP	Contributions	Total
			Grant Date	Company	to DC	All Other
		Perquisites(a)	Fair Value(b)	Match(c)	Plans(d)	Compensation
Name	Year	($)	($)	($)	($)	($)
Terrence R. Curtin	2019	$26,634	$259,545	—	$201,085	$487,264
Heath A. Mitts	2019	$10,072	$151,404	—	$67,012	$228,488
Steven T. Merkt	2019	$1,272	$113,681	$1,950	$83,545	$200,448
John S. Jenkins, Jr.	2019	—	$65,905	—	$57,792	$123,697
Kevin N. Rock	2019	—	$70,410	—	$117,965	$188,375

(a)

Amounts less than $25,000 for Mr. Curtin include payment by the Company of a penalty assessed by the Internal Revenue Service and the gross-up amount for an impermissible distribution from Mr. Curtin’s deferred compensation account under the Supplemental Savings and Retirement Plan due to an administrative error made by the company and the incremental pre‑tax cost to us of Mr. Curtin’s non‑business use of our aircraft. As described on page 51, Mr. Curtin is permitted to use the aircraft for business and non‑business purposes.

Amounts less than $25,000 for Mr. Mitts include miscellaneous relocation expenses.

Amounts less than $25,000 for Mr. Merkt are the net expenses paid by us for tax preparation fees and various miscellaneous fees and expenses pertaining to an expatriate assignment in Germany during fiscal years 2011 and 2012.

(b)

Represents the value of dividend equivalent units credited in the fiscal year to each individual’s unvested RSUs and PSUs using the closing price on the date of the crediting. The dividend equivalent unit value associated with the PSUs reflects target performance and will be adjusted based on certified performance results following the close of the three‑year performance period.

(c)	Represents the company matching contribution made under the TE Connectivity employee stock purchase plan.

(d)

Reflects contributions made on behalf of the named executive officers under TE Connectivity’s qualified defined contribution plan and accruals on behalf of the named executive officers under the SSRP (a nonqualified defined contribution excess plan), as follows:

		Company Matching	Company
		Contribution	Contribution
Name	Year	(Qualified Plan)(*)	(Non-Qualified Plan)
Mr. Curtin	2019	$16,800	$184,285
Mr. Mitts	2019	$14,000	$53,013
Mr. Merkt	2019	$18,000	$65,545
Mr. Jenkins	2019	$3,600	$54,192
Mr. Rock	2019	$29,743	$88,222

*Included in Mr. Rock’s amount is an additional supplemental contribution of $6,600 as a result of a frozen defined benefit plan.

2020 Annual General Meeting Proxy Statement	55

Grants of Plan‑Based Awards in Fiscal 2019

The following table discloses the potential payouts for fiscal year 2019 under the company’s annual incentive program and actual numbers of stock option, restricted stock unit and performance stock unit awards granted during fiscal year 2019 and the grant date fair value of these awards.

								All
								Other	All Other
								Stock	Option		Grant Date
								Awards:	Awards:	Exercise	Fair
								Number	Number of	or Base	Value of
		Estimated Possible Payouts			Estimated Possible Payouts			of Shares	Securities	Price of	Stock and
	Grant	Under Non-Equity Incentive			Under Equity Incentive			of Stock	Underlying	Option	Option
	Date	Plan Awards(1)			Plan Awards(2)			or Units(3)	Options(4)	Awards	Awards(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Name (a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Terrence R. Curtin
Annual Incentive Plan		$900,000	$1,800,000	$3,600,000
Stock Option	11/12/18								259,150	$76.66	$3,462,244
RSU
PSU	11/12/18				23,325	46,650	93,300				$3,576,189
Heath A. Mitts
Annual Incentive Plan		$286,072	$572,144	$1,144,288
Stock Option	11/12/18								91,150	$76.66	$1,217,764
RSU
PSU	11/12/18				8,205	16,410	32,820				$1,257,991
Steven T. Merkt
Annual Incentive Plan		$278,008	$556,016	$1,112,032
Stock Option	11/12/18								80,450	$76.66	$1,074,812
RSU
PSU	11/12/18				7,240	14,480	28,960				$1,110,037
John S. Jenkins, Jr.
Annual Incentive Plan		$243,743	$487,486	$974,972
Stock Option	11/12/18								50,050	$76.66	$668,668
RSU	9/11/19							2,750			$263,973
PSU	11/12/18				4,505	9,010	18,020				$690,707
Kevin N. Rock
Annual Incentive Plan		$229,500	$459,000	$918,000
Stock Option
RSU	12/12/18							13,240			$989,822
PSU

(1)

The “Threshold” column represents the minimum amount payable (50% of target payout) when threshold performance is met. The “Target” column represents the amount payable (100% of target payout) if the specified performance targets are reached. The “Maximum” column represents the maximum amount payable (200% of target payout). See “CD&A—Elements of Compensation—Annual Incentive Awards.”

(2)

Amounts in columns (f) through (h) represent potential share payouts with respect to PSUs assuming threshold, target and maximum performance conditions are achieved. The “Threshold” column represents the minimum amount payable (50% of target payout) when threshold performance is met. The “Target” column represents the amount payable (100% of target payout) if the specified performance targets are reached. The “Maximum” column represents the maximum amount payable (200% of target payout). Awards vest following the conclusion of the three‑year performance period which ends with the close of fiscal year 2019. See “CD&A—Elements of Compensation—Long‑Term Incentive Awards—Fiscal 2019 Long‑Term Incentive Awards” for additional information about these awards, including performance criteria.

(3)

This column shows the number of RSUs granted in fiscal year 2019 to the named executive officers. The grant to Mr. Jenkins vests equally over four years starting on the first anniversary of the grant date. The grant to Mr. Rock vests on November 15, 2020.

(4)

This column shows the number of stock options granted in fiscal year 2019 to the named executive officers. Stock options issued have a ten‑year term and vest ratably over a four‑year period, with 25% becoming vested and exercisable on each anniversary of the grant date.

(5)

This column shows the full grant date fair value of PSUs, RSUs and stock options under ASC 718 granted to the named executive officers in fiscal year 2019.  For PSUs, the grant date fair value has been determined based on target performance being achieved. For additional information on the valuation assumptions, see Note 19 in the 10‑K. In determining the number of PSUs, RSUs and stock options that are awarded to eligible equity award participants, including each named executive officer, the company follows an established policy under which it uses the average daily closing price of the 20 business days preceding the grant date as the applicable value. For purposes of the fiscal year 2019 equity awards reflected in the table above, the applicable

56	2020 Annual General Meeting Proxy Statement

stock value used to determine the number of PSU, RSU and stock option shares awarded to each named executive officer was $77.71 per share for the November grant. The value of the award shown in this column, however, is based on the grant date closing price, $76.66 per share for the November grant. For purposes of the December 12, 2018 equity award reflected in the table above, the applicable stock value used to determine the number of RSU shares awarded to the named executive officer was $75.51 per share. For the purposes of the September 11, 2019 equity award reflected in the table above, the applicable stock value used to determine the number of RSU shares awarded to the named executive officer was $90.90 per share. The value of the award shown in this column, however, is based on the grant date closing price, $74.76 per share for the December 2018 and $95.99 per share for the September 2019 grants.

2020 Annual General Meeting Proxy Statement	57

Outstanding Equity Awards at 2019 Fiscal Year‑End

The following table shows the number of TE Connectivity shares covered by exercisable and unexercisable options, unvested RSUs and unvested PSUs held by the company’s named executive officers on September 27, 2019. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following the table, based on the option, RSU or PSU award grant date.

		Option Awards				Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan Awards:	Plan Awards:
							Market	Number of	Market or
						Number of	Value of	Unearned	Payout Value
						Shares	Shares or	Shares,	of Unearned
						or Units	Units of	Units	Shares, Units
		Number of Securities				of Stock	Stock	or Other	or Other
		Underlying		Option		That Have	That	Rights That	Rights That
		Unexercised Options		Exercise	Option	Not	Have Not	Have Not	Have Not
		Exercisable	Unexercisable(1)	Price	Expiration	Vested(1)(2)	Vested(3)	Vested(1)(2)(4)	Vested(3)
	Grant	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Name (a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Terrence R. Curtin	11/14/13	70,100	—	$51.61	11/14/23
	11/10/14	70,250	—	$61.50	11/10/24
	03/09/15	20,250	—	$72.13	03/08/25
	11/09/15	83,925	27,975	$65.95	11/09/25
	11/14/16	135,325	135,325	$66.74	11/14/26			54,537	$5,056,125
	11/13/17	47,337	142,013	$93.36	11/13/27			37,397	$3,467,076
	11/12/18	—	259,150	$76.66	11/12/28			47,652	$4,417,817
Heath A. Mitts	09/14/16	—	—	—	—	20,324	$1,884,238
	11/14/16	39,550	39,550	$66.74	11/14/26			15,941	$1,477,890
	11/13/17	14,925	44,775	$93.36	11/13/27			11,797	$1,093,700
	11/12/18	—	91,150	$76.66	11/12/28			16,762	$1,554,005
Steven T. Merkt	11/09/15	50,362	16,788	$65.95	11/09/25
	11/14/16	43,725	43,725	$66.74	11/14/26			17,616	$1,633,179
	11/13/17	16,387	49,163	$93.36	11/13/27			12,940	$1,199,667
	11/12/18	—	80,450	$76.66	11/12/28			14,791	$1,371,274
John S. Jenkins, Jr.	11/09/15	39,187	13,063	$65.95	11/09/25
	11/14/16	29,150	29,150	$66.74	11/14/26			11,751	$1,089,435
	09/21/17	—	—	—	—	1,621	$150,283
	11/13/17	10,200	30,600	$93.36	11/13/27			8,055	$746,779
	09/12/18	—	—	—	—	2,083	$193,115
	11/12/18	—	50,050	$76.66	11/12/28			9,203	$853,210
	09/11/19	—	—	—	—	2,750	$254,953
Kevin N. Rock	11/12/12	28,000	—	$34.05	11/12/22
	11/14/13	15,250	—	$51.61	11/14/23
	11/10/14	17,550	—	$61.50	11/10/24
	03/09/15	10,800	—	$72.13	03/08/25
	11/09/15	30,787	10,263	$65.95	11/09/25
	11/14/16	22,900	22,900	$66.74	11/14/26			9,227	$855,435
	11/13/17	8,012	24,038	$93.36	11/13/27	11,506	$1,066,721	6,329	$586,762
	12/12/18	—	—	—	—	13,443	$1,246,301

(1)

All outstanding options and RSUs vest equally over four years starting on the first anniversary of the grant date other than the RSU granted to Mr. Rock on November 13, 2017 and December 12, 2018 which vest on November 15, 2019 and December 12, 2020 respectively. Vesting of the PSUs occurs when the MDCC certifies year 3 results following the close of the three‑year performance period.

(2)

Any dividend equivalents issued on RSUs and PSUs, column g and i, respectively, have been included in the number of units reported. Those issued on PSUs reflect target performance and will be adjusted based on certified performance results following the close of the three‑year performance period.

(3)	Value represents the market value of TE Connectivity common shares based on the closing price of $92.71 per share on September 27, 2019.
(4)

Represents target shares that have not yet been earned under the PSU program. See “CD&A—Elements of Compensation—Long‑Term Incentive Awards—Performance Stock Unit (PSU) Program” for additional information about these awards, including performance criteria. Delivery of vested shares occurs as soon as administratively feasible following the year 3 certification process.

58	2020 Annual General Meeting Proxy Statement

Option Exercises and Stock Vested in Fiscal 2019

The following table sets forth certain information regarding TE Connectivity options and stock awards exercised and vested, respectively, during fiscal year 2019 for the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise(1)	Acquired on Vesting(2)	Vesting(3)
	(#)	($)	(#)	($)
Name	(b)	(c)	(d)	(e)
Terrence R. Curtin	125,750	$7,744,153	47,353	$3,572,730
Heath A. Mitts	—	—	20,324	$1,972,749
Steven T. Merkt	65,650	$2,231,957	58,854	$4,599,637
John S. Jenkins, Jr.	38,050	$1,129,200	23,514	$1,803,482
Kevin N. Rock	43,850	$2,649,371	17,198	$1,296,970

(1)	The value realized on exercise is equal to the difference between the market price of the shares acquired upon exercise and the option exercise price for the acquired shares.
(2)	Represents vesting of RSUs and PSUs. Any dividend equivalents issued on RSUs and PSUs that vested during fiscal year 2019 have been included in the number of units reported.
(3)	The aggregate dollar amount realized upon vesting was computed by multiplying the number of units vested by the market value of the underlying shares on the vesting date.

Pension Benefits for Fiscal 2019

The following table provides details regarding the present value of accumulated benefits under the plans described in “CD&A—Retirement and Deferred Compensation Benefits” for the named executive officers in fiscal year 2019.

		Number of Years	Present Value of
		Credited	Accumulated	Payments During
		Service(2)	Benefit(3)	Last Fiscal Year
	Plan Name	(#)	($)	($)
Name(1)	(b)	(c)	(d)	(e)
Steven T. Merkt	Tyco Electronics Pension Plan—Part II AMP	10.5	$118,178	—
Kevin N. Rock	Tyco Electronics Pension Plan—Part II AMP	18.0	$399,064	—

(1)	Messrs. Curtin, Mitts and Jenkins do not participate in any pension plan sponsored by TE Connectivity.
(2)	Years of service is calculated from date of original hire through the end of 1999, when the plan was frozen.
(3)	The present value of accumulated benefit amount has been measured as of September 27, 2019 and is based on a number of assumptions, including:
•	A discount rate of 3.14% was used for the Tyco Electronics Pension Plan—Part II—the rates as of September 27, 2019 in accordance with ASC 715‑30, Compensation—Retirement Benefits;
•

Mortality assumption reflects the RP 2014 mortality table brought back to 2006 with the inherent MP‑2014 mortality improvement scale, and projected with generational mortality improvements using improvement scale MP‑2018; and

•	No retirements prior to assumed retirement age (earliest unreduced age, as defined by the respective plan documents) or withdrawals for disability or otherwise prior to retirement.

Nonqualified Deferred Compensation for Fiscal 2019

The following table discloses contributions and earnings credited to each of the named executive officers under the SSRP (Supplemental Savings and Retirement Plan) in fiscal year 2019 and balances at fiscal year‑end. The SSRP is a nonqualified deferred compensation plan. See “CD&A—Retirement and Deferred Compensation Benefits” for information regarding the plan. Pursuant to the SSRP, executive officers may defer up to 50% of their base salary, up to 100% of their annual bonus and elect to contribute “Spillover” deferrals. Spillover deferrals allow them to continue their pre‑tax contributions into the SSRP once they reach the qualified plan annual pre‑tax contribution limit under the Company’s qualified 401(k) plan. We provide matching contributions based on the executive’s deferred base salary and bonus, as well as on the eligible wages used to calculate their Spillover deferrals. Matching contributions called “Company Credits” are also provided on any eligible compensation earned in excess of the Internal Revenue Code Section 401(a)(17) limit ($280,000 in 2019). All employees become vested in the matching contributions once they complete three years of service, and matching contributions are calculated using the same matching percentage the

2020 Annual General Meeting Proxy Statement	59

executive officer is eligible to receive in the qualified plan (see page 50 of the CD&A). The company match structure for the qualified plan is based on years of service as well as the employee’s contributions.

	Executive	Registrant			Aggregate
	Contributions in	Contributions in	Aggregate	Aggregate	Balance at Last
	Last Fiscal	Last Fiscal	Earnings in	Withdrawals/	Fiscal Year
	Year(1)	Year(2)	Last Fiscal Year(3)(4)	Distributions	End(4)
	($)	($)	($)	($)	($)
Name	(b)	(c)	(d)	(e)	(f)
Terrence R. Curtin	$184,285	$184,285	$(312,031)	$—	$8,655,564
Heath A. Mitts	$63,615	$53,013	$8,984	$—	$294,061
Steven T. Merkt	$57,352	$65,545	$16,998	$(162,486)	$288,579
John S. Jenkins Jr.	$447,299	$54,192	$90,594	$—	$2,714,521
Kevin N. Rock	$374,388	$88,222	$105,180	$—	$5,209,579

(1)

The amounts shown represent deferrals of cash and bonuses by the named executive officers under the SSRP, the amounts of which are included in the Summary Compensation table in the Salary or Non‑Equity Incentive Plan Compensation column, as applicable.

(2)	The amounts shown represent matching contributions by the company, the amounts of which are included in the Summary Compensation table in the All Other Compensation column.
(3)

No portion of these earnings shown in column (d) were included in the Summary Compensation Table because the SSRP does not provide for “above‑market” or preferential earnings as defined in applicable SEC rules.

(4)

For Messrs. Curtin, Merkt, and Rock the balance shown also includes amounts credited under the TE Connectivity Supplemental Executive Retirement Plan, the predecessor to the SSRP that was frozen to new contributions effective December 31, 2004. The SSRP became effective on January 1, 2005.

Termination and Change in Control Payments

The table below outlines the potential payments to our Chief Executive Officer and other named executive officers upon the occurrence of certain termination triggering events. Messrs. Curtin, Mitts, Merkt, Rock and Jenkins are not eligible for severance benefits or change in control severance and instead are subject to the termination terms and conditions outlined in their employment contracts (the “2016 Employment Contracts”). For the purpose of the table, below are definitions generally applicable for the various types of terminations under the 2016 Employment Contracts, TE Connectivity Severance Plan for U.S. Executives (referred to in this proxy statement as the “Severance Plan”) and/or the TE Connectivity Change in Control Severance Plan for Certain U.S. Executives (referred to in this proxy statement as the “CIC Plan”). See “CD&A—Termination Payments” for additional information.

•	“Voluntary Resignation” means any retirement or termination of employment that is not initiated by the company or any subsidiary other than a Good Reason Resignation (defined below).
•

“Good Reason Resignation” means any retirement or termination of employment by a participant that is not initiated by the company or any subsidiary and that is caused by any one or more of the following events which occurs during the period beginning 60 days prior to the date of a Change in Control (defined below) and ending two years after the date of such Change in Control:

(1) without the participant’s written consent, the company (a) assigns or causes to be assigned to the participant any duties inconsistent in any material respect with his or her position as in effect immediately prior to the Change in Control, (b) makes or causes to be made any material adverse change in the participant’s position (including titles and reporting relationships and level), authority, duties or responsibilities, or (c) takes or causes to be taken any other action which, in the reasonable judgment of the participant, would cause him or her to violate his or her ethical or professional obligations (after written notice of such judgment has been provided by the participant to the Management Development and Compensation Committee and the company has been given a 15‑day period within which to cure such action), or which results in a significant diminution in such position, authority, duties or responsibilities;

(2) without the participant’s written consent, the participant’s being required to relocate to a principal place of employment more than 60 miles from his or her existing principal place of employment;

(3) without the participant’s written consent, the company (a) reduces the participant’s base salary or annual bonus, or (b) reduces the participant’s retirement, welfare, stock incentive, perquisite and other benefits, taken as a whole; or

(4) the company fails to obtain a satisfactory agreement from any successor to assume and agree to perform the company’s obligations to the participant under the CIC Plan.

60	2020 Annual General Meeting Proxy Statement

•

“Involuntary Termination” means a termination of the participant initiated by the company or a subsidiary for any reason other than Cause (defined below), Permanent Disability (defined below) or death, subject to the conditions specified in the applicable plan.

•

“Cause” means any misconduct identified as a ground for termination in company policy or other written policies or procedures, including among other things, misconduct, dishonesty, criminal activity, or egregious conduct that has or could have a serious and detrimental impact on the company and its employees.

•

“Permanent Disability” means that a participant has a permanent and total incapacity from engaging in any employment for the employer for physical or mental reasons. A “Permanent Disability” will be deemed to exist if the participant meets the requirements for disability benefits under the employer’s long‑term disability plan or under the requirements for disability benefits under the U.S. social security laws (or similar laws outside the United States, if the participant is employed in that jurisdiction) then in effect, or if the participant is designated with an inactive employment status at the end of a disability or medical leave.

•	“Change in Control” means any of the following events:

(1) any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act), excluding for this purpose, (i) the company or any subsidiary company (wherever incorporated) of the company, or (ii) any employee benefit plan of the company or any such subsidiary company (or any person or entity organized, appointed or established by the company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the company), is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Securities Exchange Act) directly or indirectly of securities of the company representing more than 30 percent of the combined voting power of the company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the company;

(2) persons who, as of July 1, 2007 (the “effective date”), constitute the board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a director of the company subsequent to the effective date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(3) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the company or all or substantially all of the company’s assets either directly or through one or more subsidiary companies (wherever incorporated) of the company) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the company; or

(4) consummation of a complete liquidation or dissolution of the company.
•

“Change in Control Termination” means a participant’s Involuntary Termination or Good Reason Resignation that occurs during the period beginning 60 days prior to the date of a Change in Control and ending two years after the date of such Change in Control.

2020 Annual General Meeting Proxy Statement	61

No named executive officer is entitled to a payment in connection with an Involuntary Termination for Cause.

		Total	Involuntary	Involuntary
		Permanent	Termination—	Termination—
		Disability	Not for	Change in
Executive Benefits and Payments Upon Termination	Retirement(7)	or Death	Cause	Control(9)
Terrence R. Curtin
Compensation
Consideration for restrictive covenants(8)			$3,000,000	$3,000,000
Short-Term Incentive(1)		$579,600
Long-Term Incentives
· Stock Options (Unvested and Accelerated or Continued Vesting)(2)		$8,422,359		$8,422,359
· Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(2)		$—		$—
· Performance Stock Units (Unvested and Accelerated or Continued Vesting)(3)		$12,941,018		$12,941,018
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)			$13,715	$13,715
Outplacement(6)			$20,000	$20,000
Heath A. Mitts
Compensation
Consideration for restrictive covenants(8)			$1,245,255	$1,245,255
Short-Term Incentive(1)		$184,230
Long-Term Incentives
· Stock Options (Unvested and Accelerated or Continued Vesting)(2)		$2,490,071		$2,490,071
· Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(2)		$1,884,238		$1,884,238
· Performance Stock Units (Unvested and Accelerated or Continued Vesting)(3)		$4,125,595		$4,125,595
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)			$13,715	$13,715
Outplacement(6)			$20,000	$20,000
Steven T. Merkt
Compensation
Consideration for restrictive covenants(8)			$1,210,152	$1,210,152
Short-Term Incentive(1)		$185,709
Long-Term Incentives
· Stock Options (Unvested and Accelerated or Continued Vesting)(2)		$2,876,008		$2,876,008
· Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(2)		$—		$—
· Performance Stock Units (Unvested and Accelerated or Continued Vesting)(3)		$4,204,120		$4,204,120
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)			$13,715	$13,715
Outplacement(6)			$20,000	$20,000
John S. Jenkins, Jr.
Compensation
Consideration for restrictive covenants(8)			$1,060,999	$1,060,999
Short-Term Incentive(1)		$156,971
Long-Term Incentives
· Stock Options (Unvested and Accelerated or Continued Vesting)(2)		$1,909,894		$1,909,894
· Restricted Stock Units (Unvested and Accelerated or Continued Vesting(2)		$598,350		$598,350
· Performance Stock Units (Unvested and Accelerated or Continued Vesting)(3)		$2,689,424		$2,689,424
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)			$13,715	$13,715
Outplacement(6)			$20,000	$20,000
Kevin N. Rock
Compensation
Consideration for restrictive covenants(8)			$999,000	$999,000
Short-Term Incentive(1)	$583,504	$583,504
Long-Term Incentives
· Stock Options (Unvested and Accelerated or Continued Vesting)(2)	$476,684	$869,351		$869,351
· Restricted Stock Units (Unvested and Accelerated or Continued Vesting)(2)	$977,812	$2,313,022		$2,313,022
· Performance Stock Units (Unvested and Accelerated or Continued Vesting)(3)	$—	$1,442,197		$1,442,197
Benefits and Perquisites(4)
Health and Welfare Benefits Continuation(5)			$13,715	$13,715
Outplacement(6)			$20,000	$20,000

(1)	Assumes the effective date of termination is September 27, 2019 and that the pro rata payment under the annual incentive program is equal to the actual award earned for fiscal year 2019.
(2)

Assumes the effective date of termination is September 27, 2019 and the closing price per TE Connectivity common share on the date of termination equals $92.71. Under Total Permanent Disability or Death, and Involuntary Termination—Change in Control, all outstanding stock options and RSUs become fully vested as of the date of termination, including dividend equivalent units issued on RSUs. Stock options that are vested and exercisable as of the termination date, as well as the options that vest as a result of the acceleration, will be exercisable for the lesser of the period specified in the option agreement or three years from the termination date. In no event, however, will an option be exercisable beyond its original expiration date. Amounts disclosed for stock options only reflect options that are in‑the‑money as of September 27, 2019.

(3)

Assumes the effective date of termination is September 27, 2019 and the closing price per TE Connectivity common share on the date of termination equals $92.71. Under Total Permanent Disability or Death, and Involuntary Termination—Change in Control, all outstanding PSUs granted during fiscal years 2016, 2017 and 2018, including dividend equivalent units issued on PSUs, vest in full at the target share amounts granted.

62	2020 Annual General Meeting Proxy Statement

(4)	Payments associated with benefits and perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed.
(5)

Health and welfare benefits continuation is 12 months for all named executive officers under Involuntary Termination—Not for Cause and Involuntary Termination—Change in Control. Annual amount is an approximation based on the fiscal year 2019 per capita employee cost. In the event that provision of any of the benefits would adversely affect the tax status of the applicable plan or benefits, the company, in its sole discretion, may elect to pay to the participant cash in lieu of such coverage in an amount equal to the company’s premium or average cost of providing such coverage.

(6)

Outplacement is calculated as the cost of services for the participant for a period of twelve months from the participant’s termination date under Involuntary Termination—Change in Control. The company offers twelve month coverage not to exceed $20,000 for executives under the executive program for outplacement services.

(7)

As of September 27, 2019, Mr. Rock satisfies the requirements for Retirement under our stock award plan and is entitled to a pro rata vesting of his outstanding stock options, PSUs and RSUs for those grants where a minimum of one year of service has been attained since the award grant date. Amounts disclosed represent the prorated value of eligible awards as of September 27, 2019. Messrs. Curtin, Mitts, Merkt, and Jenkins are not entitled to receive any pro rata vesting because they have not fulfilled the Retirement eligibility requirements under the terms of our stock award plan.

(8)

For consideration of restrictive covenants, including non‑compete for one year and non‑solicitation for two years post termination, the executive employment agreements provide for payments equal to one times base pay and one times target bonus.

(9)

Executive employment agreements provide for continued base pay plus actual bonus and continued equity vesting for twelve months post notification for Involuntary Termination—Not for Cause and Involuntary Termination—Change in Control.

CEO Pay Ratio

•

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are disclosing the ratio of the median employee's annual total compensation to the annual total compensation of our CEO. Neither the Compensation Committee nor management of the Company used the pay ratio in making compensation decisions.

•

Our median employee for 2019 is not the same employee that was used in the 2018 CEO Pay Ratio calculation.  Although there were no changes to our compensation programs or significant changes to our population that would have a material impact on our pay ratio, we identified a new median employee because the employee used in 2018 terminated from the company. The newly identified median employee is similarly situated, directly comparable in all material respects, to the 2018 median employee.

•

The identified median employee's fiscal year 2019 compensation package was $20,846 which included actual salary, bonus, and perquisites earned. The annual total compensation for our CEO, Mr. Curtin, was $9,291,836, as calculated in accordance with the "Summary Compensation Table" requirements. The median ratio of the annual total compensation of our CEO to the compensation of our median employee was 446:1. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Therefore, the estimated pay ratio we report may not be comparable to the pay ratios reported by other companies.

Methodology

•

All TE Connectivity employees worldwide, except for our CEO, were included to identify our median employee. As of July 31, 2019, we estimate that we had approximately 70,588 employees worldwide, which includes 10,162 U.S. employees and 60,426 non-U.S. employees.

•	Using the 5% de minimis exemption, we excluded 4.39% of our total employee population. This included Portugal (1,719), Thailand (656), and Ukraine (723).
•	Our median employee was identified using Total Target Cash Compensation (annual base pay plus target bonus).
•	Once the median employee was identified we collected, from local HR, all compensation elements including base salary, actual annual bonus, all allowances, perquisites and any other local compensation.

2020 Annual General Meeting Proxy Statement	63

•	All compensation components for Non-U.S. employees were converted to USD using fiscal year 2019 annually set internal exchange rates.
•	Seasonal, temporary and part-time associates were not annualized. No adjustments were made for global cost of living differences.

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COMPENSATION OF NON‑EMPLOYEE DIRECTORS

Compensation paid during fiscal 2019 to each director who is not our salaried employee or an employee of our subsidiaries was based on the following fee structure:

	Fee Structure Effective
	October, 2017(1)
	Cash	Equity
Annual retainer	$90,000	$185,000
Additional annual fees:
Non‑Executive Chairman	$170,000
Lead Independent Director	$40,000
Audit Committee Chair	$25,000
Audit Committee Member	$10,000
Nominating, Governance & Compliance Committee Chair	$15,000
Management, Development & Compensation Committee Chair	$20,000
Science Advisory Board Retainer	$10,000

(1)	The table above reflects full year fee structures that were in effect during fiscal 2019.

Our board members are also reimbursed for expenses incurred in attending board and committee meetings or performing other services for us in their capacities as directors. Such expenses include food, lodging and transportation.

In addition to the compensation described above, our board governance principles encourage directors to attend certain continuing education courses that are related to their duties as directors and provide that we will reimburse the costs associated with attending one course every two years. TE Connectivity will also provide company matching gift contributions on behalf of certain directors under TE Connectivity’s matching gift program up to a maximum of $10,000 per year.

Each non‑employee director received the equity component of their compensation in the form of a grant of common shares of TE Connectivity Ltd.

Fiscal year 2020 compensation for non‑employee directors will be the same as fiscal year 2019. The following table discloses the cash and equity awards paid to each of our non‑employee directors during the fiscal year ended September 27, 2019.

	Fees Earned or	Stock	All Other
	Paid in Cash(1)	Awards(2)	Compensation(3)	Total
	($)	($)	($)	($)
Name	(b)	(c)	(g)	(h)
Pierre R. Brondeau	$145,000	$182,527	—	$327,527
John Davidson	$100,000	$182,527	$10,000	$292,527
William A. Jeffrey	$100,000	$182,527	—	$282,527
David M. Kerko (4)	$58,333	$109,110	—	$167,443
Thomas J. Lynch	$260,000	$182,527	$108,689	$551,216
Yong Nam	$90,000	$182,527	—	$272,527
Daniel J. Phelan	$110,000	$182,527	$15,416	$307,943
Paula A. Sneed	$90,000	$182,527	$5,000	$277,527
Abhijit Y. Talwalkar	$94,167	$182,527	$10,000	$286,694
Mark C. Trudeau	$94,167	$182,527	—	$276,694
John C. Van Scoter(5)	$37,500	$91,225	—	$128,725
Laura H. Wright	$115,000	$182,527	$10,000	$307,527

(1)

The amounts shown represent the amount of cash compensation earned in fiscal year 2019 for Board and committee services. Mr. Lynch received additional fees for his work as Non‑Executive Chairman. Dr. Brondeau received additional fees for his work as Lead Independent Director. Dr. Brondeau, Mr. Phelan and Ms. Wright each received additional fees for their role as chairs of the Nominating, Governance and Compliance Committee, the Management Development and Compensation Committee and the Audit Committee, respectively. Mr. Davidson received an additional cash retainer for serving on the audit committee for the full fiscal year, Messrs. Talwalkar, Trudeau and Kerko each received an additional pro-rata cash retainer for serving on the audit committee for part of the fiscal year. Dr. Jeffrey received an additional fee for his role on the Science Advisory Board.

2020 Annual General Meeting Proxy Statement	65

(2)

On November 12, 2018, Dr. Brondeau, Mr. Davidson, Dr. Jeffrey, Mr. Lynch, Mr. Nam, Mr. Phelan, Ms. Sneed, Mr. Talwalkar, Mr. Trudeau, and Ms. Wright each received a grant of 2,381 common shares. In determining the number of common shares to be issued, we used the average daily closing price for the 20‑day period prior to the grant date ($77.71 per share), the same methodology used to determine employee equity awards. The grant date fair value of these awards, as shown above for fiscal year 2019, was calculated by using the closing price of TE Connectivity Ltd. common shares on the date of grant ($76.66 per share). The common shares vested immediately. As of September 27, 2019, Mr. Lynch held options to purchase 279,800 shares at an exercise price of $65.95, options to purchase 156,150 shares at an exercise price of $66.74 and options to purchase 43,700 shares at an exercise price of $93.36.  On November 14, 2016, Mr. Lynch was awarded PSUs with a target vesting of 29,670 shares and on November 13, 2017, Mr. Lynch was awarded PSUs with a target vesting of 8,300 shares.  PSUs granted on November 14, 2016 vested on December 11, 2019 and Mr. Lynch received 45,793 equity shares relating to the PSU award.  The PSU awarded to Mr. Lynch on November 13, 2017, represents target shares that have not yet been earned under the PSU program.  See “CD&A—Elements of Compensation—Long-Term Incentive Awards—Performance Stock Unit (PSU) Program”  for additional information about these awards, including performance criteria.  Delivery of vested shares occurs as soon as administratively feasible following the year 3 certification process.  The foregoing equity awards were granted to Mr. Lynch when he was serving as an executive officer of the company.

(3)

The amounts shown represent the value of dividend equivalent units earned on equity awards granted in connection with Mr. Lynch’s prior service as an executive officer of TE Connectivity Ltd., the value of company matching gift contributions made on behalf of Messrs. Davidson, Lynch, Phelan and Talwalkar, Ms. Sneed and Ms. Wright under TE Connectivity’s matching gift program and amounts reimbursed to Mr. Phelan for expenses incurred for a continuing education course.

(4)

On March 13, 2019 Mr. Kerko was elected to our Board of Directors and received a grant of 1,310 common shares. In determining the number of common shares to be issued, we used the average daily closing price for the 20-day period prior to the grant date ($82.42 per share). The grant date fair value of the award was calculated by using the closing price of TE Connectivity Ltd. common shares on the date of grant ($83.29 per share). Cash compensation for Mr. Kerko was pro-rated for his service during fiscal year 2019.

(5)

On November 12, 2018 Mr. Van Scoter received 1,190 common shares. Mr Van Scoter retired from the board effective March 13, 2019. The number of common shares issued to Mr. Van Scoter was determined in the same manner applied to all grants on November 12, 2018 and reflects a pro-ration of his service during fiscal year 2019.  Cash compensation for Mr. Van Scoter was also pro-rated for his service during fiscal year 2019.

Charitable Contributions

Our Board Governance Principles require that the Nominating, Governance and Compliance Committee approve all charitable donations by TE Connectivity to organizations associated with a director. The amount of any such donation is limited to an amount annually that is less than the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. Furthermore, charitable director matching gift donations by TE Connectivity are limited to matching donations in an amount no greater than the amount contributed by the Director, and consistent with TE Connectivity’s employee matching gift program.

TE Connectivity’s Political Action Committee Charitable Match Program

TE Connectivity matches fifty cents for each dollar contributed by eligible TE Connectivity employees to the TE Connectivity Corporation Political Action Committee (TEPAC). This match may be designated by the TEPAC “member” to an eligible public charity of their choice. Eligible organizations include, but are not limited to: colleges, private universities, private and public elementary and secondary schools, civic, arts and culture, health and human service agencies, and environmental organizations.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants were reviewed to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in the company’s proxy statement. In addition, we have adopted a written policy with respect to related person transactions pursuant to which the Nominating, Governance and Compliance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the committee considers whether the transaction is fair and reasonable to the company and will take into account, among other factors it deems appropriate:

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances;
•	the extent of the related person’s interest in the transaction and the materiality of the transaction to the company;
•	the related person’s relationship to the company;
•	the material facts of the transaction, including the proposed aggregate value of the transaction;
•	the business purpose for and reasonableness of the transaction, taken in the context of the alternatives available to the company for attaining the purposes of the transaction;
•	whether the transaction is in the ordinary course of the company’s business and was proposed and considered in the ordinary course of business; and
•

the effect of the transaction on the company’s business and operations, including on the company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Any member of the committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting at which the committee considers the transaction.

Mark Trudeau is the President and Chief Executive Officer of Mallinckrodt plc to which TE Connectivity made $0.5 million in sales during fiscal year 2019. Dr. Brondeau is the President and CEO, and Chairman of, FMC Corporation, with which TE Connectivity made sales totaling approximately $1.6 million during fiscal 2019.

Such transactions were arms‑length commercial dealings between the companies, none of which are material individually or in the aggregate. The committee has reviewed and approved or ratified these transactions.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires TE Connectivity’s executive officers and directors and persons who beneficially own more than ten percent of TE Connectivity’s common shares to file electronically reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish TE Connectivity with copies of all Section 16(a) forms they file. As a matter of practice, TE Connectivity’s administrative staff assists TE Connectivity’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on TE Connectivity’s review of such forms, as well as information provided and representations made by the reporting persons, TE Connectivity believes that all of its executive officers, directors and beneficial owners of more than ten percent of its common shares complied with the reporting requirements of Section 16(a) during TE Connectivity’s fiscal year ended September 27, 2019, other than eleven late reports for Daniel J. Phelan with respect to (i) a charitable gift of shares by Mr. Phelan in 2015 and (ii) TE Connectivity shares purchased by Mr. Phelan during 14 separate transactions from December 2015 through March 2019 pursuant to a broker-sponsored dividend reinvestment plan, and inadvertently not previously reported, all of which have been reported on one Form 4 filed in May 2019.

AUDIT COMMITTEE REPORT

The information contained in the report below shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates it by reference in such filing.

During our fiscal year ended September 27, 2019, the Audit Committee of the Board was comprised of four directors. Laura H. Wright served as chair and Carol A. Davidson served as a member of the committee for the full year. Abhijit Y. Talwalkar and Mark C. Trudeau served as members of the committee for the first half of the year and David M. Kerko served on the committee for the second half of the year. The Board of Directors determined that each of the members of the Audit Committee met the independence and experience requirements of the NYSE and applicable federal regulations. In addition, Ms. Wright and Messrs. Davidson,  Kerko and Trudeau were determined by the Board to be audit committee financial experts.

The Audit Committee operates under a charter approved by the Board of Directors. A summary description of the duties and powers of the Audit Committee can be found in “The Board of Directors and Board Committees” section of this proxy statement. The Audit Committee oversees the company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, assures that the company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. The company’s independent registered public accounting firm (the “independent auditor”) is responsible for performing an audit of the consolidated year‑end financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) to obtain reasonable assurance that the company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States. The company’s Swiss registered auditor is responsible for performing an audit of the statutory financial statements of TE Connectivity Ltd. prepared in accordance with Swiss law and the company’s articles of association. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine. The company’s special auditor is responsible for delivering reports in accordance with Swiss law confirming that the receivables of the creditors of the company will be fully covered by assets after giving effect to any reductions of capital in connection with shareholders’ approvals of distributions to shareholders in the form of capital reductions or under other circumstances.

In this context, the Audit Committee has reviewed the consolidated financial statements in TE Connectivity’s Annual Report on Form 10‑K for the fiscal year ended September 27, 2019. The Committee held discussions with management, the internal auditors, the independent auditor and the Swiss registered auditor concerning the consolidated financial statements, as well as the independent auditor’s and Swiss registered auditor’s opinions thereon. The Committee also discussed with management, the internal auditors and the independent auditor the report of management and the independent auditor’s opinion regarding the company’s internal control over financial reporting required by Section 404 of the Sarbanes‑Oxley Act of 2002. Management represented to the Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the

68	2020 Annual General Meeting Proxy Statement

United States. The Audit Committee reviewed and discussed the statutory financial statements of TE Connectivity Ltd. with management, the internal auditors and the Swiss registered auditor, as well as the Swiss registered auditor’s opinion thereon. The Committee routinely reviewed and discussed with management and the Ombudsman any concerns from employees or external constituencies (including investors, suppliers and customers) about the company’s accounting, internal accounting controls or auditing matters.

The Committee discussed with the independent auditor all matters required to be discussed by the applicable requirements of the PCAOB (United States) and the Commission. In addition, the Committee discussed with the independent auditor the auditor’s independence from TE Connectivity and its management, including the matters in the letter received from the independent auditor regarding the independent auditor’s communications with the Audit Committee concerning independence.

Based upon the Committee’s review and discussions referred to above, the Committee recommended that the Board include the company’s audited consolidated financial statements in TE Connectivity’s Annual Report on Form 10‑K for the fiscal year ended September 27, 2019 filed with the Securities and Exchange Commission. The Committee further recommended that the audited statutory financial statements of TE Connectivity Ltd., together with the company’s audited consolidated financial statements, be included in the company’s Annual Report to Shareholders for the fiscal year ended September 27, 2019.

The Audit Committee:

Laura H. Wright, Chair

Carol A. Davidson

David M. Kerko

December 11, 2019

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AGENDA ITEM NO. 4—ELECTION OF THE INDEPENDENT PROXY

Motion Proposed by the Board of Directors

Our Board of Directors proposes that Dr. René Schwarzenbach, of Proxy Voting Services GmbH, or another individual representative of Proxy Voting Services GmbH if Dr. Schwarzenbach is unable to serve at the meeting, be elected to serve as the independent proxy at our 2021 annual general meeting of shareholders and also at any shareholder meeting that may be held prior to the 2021 annual general meeting.

Explanation

Under Swiss law, our shareholders must elect an independent proxy to serve as a voting proxy at our shareholder meetings for shareholders who wish to vote at the meeting by proxy. The main task of the independent proxy is to vote shares held by shareholders of record at the shareholder meeting if instructed to do so by the shareholder. The independent proxy will vote the shares as instructed by the shareholder. If the shareholder authorized the independent proxy to vote the shareholders’ shares without giving instructions, the independent proxy will abstain from voting the shares.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 4.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 4.

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AGENDA ITEM NO. 5—APPROVAL OF THE ANNUAL REPORT AND

FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 27, 2019

Agenda Item No. 5.1—Approval of the 2019 Annual Report of TE Connectivity Ltd. (excluding the statutory financial statements for the fiscal year ended September 27, 2019, the consolidated financial statements for the fiscal year ended September 27, 2019 and the Swiss Compensation Report for the fiscal year ended September 27, 2019)

Motion Proposed by the Board of Directors

Our Board of Directors proposes that the 2019 Annual Report of TE Connectivity Ltd. (excluding the statutory financial statements for the fiscal year ended September 27, 2019, the consolidated financial statements for the fiscal year ended September 27, 2019 and the Swiss Compensation Report for the fiscal year ended September 27, 2019) be approved.

Explanation

Our 2019 Annual Report, which accompanies this proxy statement, includes the statutory financial statements of TE Connectivity Ltd. (which do not consolidate the results of operations for our subsidiaries) for the fiscal year ended September 27, 2019 and the TE Connectivity Ltd. consolidated financial statements for the fiscal year ended September 27, 2019, and contains the reports of our Swiss registered auditor and our independent registered public accounting firm, as well as information on our business and organization. Copies of our 2019 Annual Report and this proxy statement are available on the Internet at http://www.te.com/TEAnnualMeeting.

Under Swiss law, certain portions of our annual report must be submitted to shareholders for approval or disapproval at each annual general meeting. This agenda item must be submitted to shareholders for approval or disapproval in addition to the statutory financial statements and the consolidated financial statements, which are presented separately for approval as Agenda Items No. 5.2 and No. 5.3, respectively.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re‑consideration of this agenda item by shareholders.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 5.1.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 5.1.

Agenda Item No. 5.2—Approval of the statutory financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019

Motion Proposed by the Board of Directors

Our Board of Directors proposes that the statutory financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019 be approved.

Explanation

TE Connectivity Ltd.’s statutory financial statements for the fiscal year ended September 27, 2019 are contained in our 2019 Annual Report, which accompanies this proxy statement. Our 2019 Annual Report also contains the report of our Swiss registered auditor with respect to the statutory financial statements of TE Connectivity Ltd.

Under Swiss law, our statutory financial statements must be submitted to shareholders for approval or disapproval at each annual general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re‑consideration of this agenda item by shareholders.

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Deloitte AG, Zurich, Switzerland, as our Swiss registered auditor, has issued an unqualified recommendation to the Annual General Meeting that the statutory financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019 be approved. As our Swiss registered auditor, Deloitte AG has expressed its opinion that the statutory financial statements for the fiscal year ended September 27, 2019 comply with Swiss law and our articles of association and has reported on other legal requirements. Representatives of Deloitte AG will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They also will be available to answer appropriate questions at the meeting.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 5.2.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 5.2.

Agenda Item No. 5.3—Approval of the consolidated financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019

Motion Proposed by the Board of Directors

Our Board of Directors proposes that the consolidated financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019 be approved.

Explanation

Our consolidated financial statements for the fiscal year ended September 27, 2019 are contained in our 2019 Annual Report, which accompanies this proxy statement. Our 2019 Annual Report also contains the report of our Swiss registered auditor with respect to the consolidated financial statements.

Under Swiss law, our consolidated financial statements must be submitted to shareholders for approval or disapproval at each annual general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re‑consideration of this agenda item by shareholders.

Deloitte AG, Zurich, Switzerland, as our Swiss registered auditor, has issued an unqualified recommendation to the Annual General Meeting that the consolidated financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019 be approved. As our Swiss registered auditor, Deloitte AG has expressed its opinion that the consolidated financial statements present fairly, in all material respects, the financial position, the results of operations and the cash flows of TE Connectivity in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and comply with Swiss law and has reported on other legal requirements. Representatives of Deloitte AG will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They also will be available to answer appropriate questions at the meeting.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 5.3.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 5.3.

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AGENDA ITEM NO. 6—RELEASE OF THE MEMBERS OF THE BOARD OF DIRECTORS AND

EXECUTIVE OFFICERS FOR ACTIVITIES DURING THE FISCAL YEAR ENDED

SEPTEMBER 27, 2019

Motion Proposed by the Board of Directors

Our Board of Directors proposes that shareholders release the members of the Board of Directors and executive officers of TE Connectivity from liability for their activities during the fiscal year ended September 27, 2019.

Explanation

As is customary for Swiss corporations and in accordance with article 698, subsection 2, item 5 of the Swiss Code of Obligations (the “Swiss Code”), shareholders are requested to release the members of the Board of Directors and the executive officers of TE Connectivity from liability for their activities during the fiscal year ended September 27, 2019. This release from liability claims brought by TE Connectivity or its shareholders against members of the Board of Directors and executive officers of TE Connectivity for activities carried out during the fiscal year ended September 27, 2019 is only effective with respect to facts that have been disclosed to shareholders. This release binds shareholders who either voted in favor of the agenda item or who subsequently acquired shares with knowledge of the resolution. Registered shareholders that do not vote in favor of this agenda item are not bound by the result for a period ending six months after the vote.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, not counting the votes of any director or executive officer of TE Connectivity, is required for approval of Agenda Item No. 6.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 6.

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AGENDA ITEM NO. 7—ELECTION OF AUDITORS

Agenda Item No. 7.1—Election of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 25, 2020

Motion Proposed by the Board of Directors

Our Board of Directors proposes that our shareholders elect Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 25, 2020.

Explanation

The election of our independent registered public accounting firm is recommended by our Audit Committee to the Board of Directors for approval by our shareholders annually. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has recommended the ratification of the engagement of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 25, 2020.

Representatives of Deloitte & Touche LLP will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They also will be available to answer appropriate questions at the meeting.

Independent Auditor Fee Information

Aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates as of and for the fiscal years ended September 27, 2019 and September 28, 2018 are set forth below. The aggregate fees included in the audit fees category are fees related to the fiscal years for the services described below, irrespective of when services are rendered. The aggregate fees included in each of the other categories are fees for services rendered in the fiscal years for the services described below. (All references to “$” below are to United States dollars.)

Fiscal Years 2019 and 2018 Fees

	Fiscal Year 2019	Fiscal Year 2018
Audit Fees	$11,481,000	$12,158,000
Audit‑Related Fees	545,000	2,113,000
Tax Fees	140,000	117,000
Other Fees	58,000	84,000
Total	$12,224,000	$14,472,000

Audit fees for the fiscal years ended September 27, 2019 and September 28, 2018 were for professional services rendered for the annual audits of the consolidated financial statements of the company including the audits of internal control over financial reporting, review of quarterly financial statements included in the company’s quarterly reports on Form 10‑Q, consents, registration statements, statutory audits and regulatory filings in foreign jurisdictions.

Audit‑related fees for the fiscal years ended September 27, 2019 and September 28, 2018 were primarily for audits of carve‑out financial statements.

Tax fees for the fiscal years ended September 27, 2019 and September 28, 2018 were primarily for tax compliance services.

Other fees for the fiscal years ended September 27, 2019 and September 28, 2018 were for subscriptions and miscellaneous advisory services.

None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2‑01(c)(7)(i)(C) under Regulation S‑X.

Policy for the Pre-Approval of Audit and Non‑Audit Services

The Audit Committee adopted an Audit and Tax Services Approval policy that provides guidelines for the audit, audit‑related, tax and other permissible non-audit services that may be provided by the independent auditor.

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The policy identifies the principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired. The policy provides that the Corporate Controller will support the Audit Committee by providing a list of proposed services to the Audit Committee, monitoring the services and fees approved by the Audit Committee including those approved by the Audit Committee Chair, providing periodic reports to the Audit Committee with respect to approved services and ensuring compliance with the policy.

Under the policy, the Audit Committee annually approves the audit fee and terms of the engagement as set forth in the audit engagement letter. All other services must be separately approved by the Audit Committee. The independent auditor may not begin any work without confirmation of Audit Committee approval from the Assistant Corporate Controller or his/her delegate.

In accordance with the policy, when it is not practical for services and fees to be approved by the entire Audit Committee, the Audit Committee Chair may approve on behalf of the Committee. The chair must report all such pre-approvals to the Audit Committee at a future committee meeting.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 7.1.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 7.1.

Agenda Item No. 7.2—Election of Deloitte AG, Zurich, Switzerland as our Swiss registered auditor until our next annual general meeting

Motion Proposed by the Board of Directors

Our Board of Directors proposes that Deloitte AG, Zurich, Switzerland be elected as the company’s Swiss registered auditor until our next annual general meeting.

Explanation

Under Swiss law, our shareholders must elect an independent Swiss registered public accounting firm. The Swiss registered auditor’s main task is to audit our consolidated financial statements and the statutory financial statements of TE Connectivity. Our Board of Directors has recommended that Deloitte AG, Zurich, Switzerland, be elected as our Swiss registered auditor for our consolidated financial statements and the statutory financial statements of TE Connectivity Ltd.

Representatives of Deloitte AG will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They also will be available to answer appropriate questions at the meeting.

For independent auditor fee information and information on our pre‑approval policy of audit and non‑audit services, see Agenda Item No. 7.1. See the Audit Committee Report included in this proxy statement for additional information about our Swiss registered auditors.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 7.2.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 7.2.

Agenda Item No. 7.3—Election of PricewaterhouseCoopers AG, Zurich, Switzerland as special auditing firm until our next annual general meeting

Motion Proposed by the Board of Directors

Our Board of Directors proposes that PricewaterhouseCoopers AG, Zurich, Switzerland be elected as our special auditing firm until our next annual general meeting.

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Explanation

Under Swiss law, special reports by an auditor are required in connection with certain corporate transactions, including certain types of increases and decreases in share capital.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 7.3.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 7.3.

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AGENDA ITEM NO. 8—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Motion Proposed by the Board of Directors

Our Board of Directors proposes that shareholders approve, on an advisory (non‑binding) basis, the compensation of our named executive officers. We explain this compensation pursuant to the compensation disclosure rules of the SEC in the Compensation Discussion and Analysis (“CD&A”), the Fiscal 2019 Summary Compensation table, and related tables and discussions in this proxy statement.

Explanation

This proposal gives shareholders the opportunity to cast a non‑binding advisory vote to approve the compensation of our named executive officers. This vote often is referred to as “say‑on‑pay.”

As described in our CD&A, which begins on page 36, TE Connectivity’s executive compensation philosophy is designed to deliver competitive total compensation that will reward executives for achieving business unit and corporate performance objectives and will attract, motivate and retain leaders who will drive the creation of shareholder value. In order to implement that philosophy, the Management Development and Compensation Committee (the “MDCC”) has established a disciplined process for adopting executive compensation programs and individual executive officer pay packages. Among other things, the MDCC analyzes competitive market data, reviews each executive officer’s role and performance assessment, and consults with an independent compensation consultant.

Our executive compensation program has several features that were designed to ensure that compensation is consistent with TE Connectivity’s executive compensation philosophy. The items highlighted below are described in more detail in the CD&A.

•

For fiscal year 2019, the value of our named executive officer’s annual long‑term incentive award is primarily in the form of stock options and performance stock units, other than Mr. Rock who received a retention award in the form of RSUs, to drive long‑term performance and alignment with shareholder interests.

•

Awards of stock options have a four‑year vesting period, and awards of performance stock units have a three‑year cliff vesting period, to further emphasize long‑term performance and executive officer commitment.

•	Our annual incentive plan incorporates four financial or operational performance metrics in order to properly balance risk with compensation incentives.
•	The annual incentive program incorporates a cap on the maximum payout to further manage risk and reduce the possibility of excessive payments.
•	Through our compensation risk assessment process, we have determined that our incentive compensation programs are not reasonably likely to create a material risk to the company.
•	Our Share Ownership and Retention Requirement Plan, together with the design of the long‑term incentive awards, drives long‑term executive stock ownership.

Our executive compensation philosophy emphasizes performance‑based pay. The Pay Mix chart in the CD&A demonstrates that in fiscal year 2019, performance‑based incentives constituted about 88% of total direct compensation for our CEO and 76% of total direct compensation for our other named executive officers. Similarly, since TE Connectivity became a public company in 2007, pay levels have been relatively low in fiscal years in which the company has not met its target performance measures and relatively high in years in which company performance has been strong.

We encourage shareholders to read the CD&A, which discusses in greater detail how our compensation policies and procedures align with our executive compensation philosophy. The MDCC believes that our executive compensation programs and executive officer pay levels are consistent with our executive compensation philosophy, fully support the goals of that philosophy, and provide an appropriate balance between risk and incentives.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.

Text of the Shareholder Resolution

IT IS RESOLVED, that shareholders of TE Connectivity Ltd. approve, on an advisory basis, the compensation of the named executive officers of the company, as disclosed in the proxy statement for the 2020 Annual General Meeting

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pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Fiscal 2019 Summary Compensation table, and the other related tables and discussions.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required to approve Agenda Item No. 8. The vote is not binding on the company, the MDCC or our Board. Nevertheless, our Board and the MDCC value the opinions of our shareholders and we will consider those opinions when designing compensation programs and individual executive compensation packages.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 8.

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AGENDA ITEM NO. 9—BINDING VOTE TO APPROVE FISCAL YEAR 2021

MAXIMUM AGGREGATE COMPENSATION AMOUNT FOR EXECUTIVE MANAGEMENT

Motion Proposed by the Board of Directors

Our Board of Directors proposes that shareholders approve $44.3 million as the maximum aggregate compensation that can be paid, granted or promised to the members of Executive Management in fiscal year 2021.

Explanation

The proposal described in this Agenda Item No. 9 gives shareholders the opportunity to approve, in accordance with Swiss Ordinance Against Excessive Compensation, on a binding basis, the maximum aggregate amount of compensation that can be paid, granted or promised to the members of Executive Management for our fiscal year ending September 24, 2021 (“fiscal year 2021”). The members of Executive Management as of January 1, 2020 include the following senior executives: Terrence R. Curtin, John S. Jenkins, Jr., Shad Kroeger, Steven T. Merkt, Heath A. Mitts, Timothy J. Murphy and Kevin N. Rock (see position titles on page 34).

The general principles of the company’s executive compensation program are described in article 25 of our articles of association. A more detailed description of our executive compensation programs currently in effect and the actual amounts paid to the Chief Executive Officer and other named executive officers for fiscal year 2019 are described in our Compensation Discussion & Analysis (“CD&A”), which begins on page 36. As described more fully in the CD&A, the Management Development and Compensation Committee has established and follows a disciplined process in adopting our executive compensation programs and in making individual executive compensation determinations. That process has been followed since the company came into existence as a publicly‑traded company in fiscal year 2007, has been followed in fiscal year 2020 and we expect will continue to be followed in fiscal year 2021 and beyond. We urge our shareholders to read our articles of association and the CD&A to understand our executive compensation philosophy and process when considering this proposal.

In addition, shareholders have had the opportunity since 2011 under U.S. law to cast a non‑binding advisory vote to approve the compensation paid to our named executive officers, although that approval is for compensation paid in the business year preceding the Annual General Meeting of Shareholders. Shareholders should understand that U.S. proxy rules require disclosure of the compensation of our named executive officers and a non‑binding shareholder vote on the compensation paid to those named executive officers. Our shareholders have consistently voiced their strong support for the company’s executive compensation programs, providing approval of the non‑binding proposals in each year since 2011, the year that the non‑binding shareholder advisory vote requirement became effective. For fiscal year 2018, the shareholder approval level was 95.80%. The non‑binding advisory vote required under U.S. law is still in effect, so our shareholders are again provided the opportunity to cast a non‑binding advisory vote to approve the compensation paid to the named executive officers in fiscal year 2019, as is more fully discussed in Agenda Item No. 8.

The Swiss Ordinance requires a binding shareholder vote for the aggregate compensation of the members of Executive Management listed above. At the 2019 Annual General Meeting, shareholders approved the maximum aggregate compensation amounts to be paid to executive management for fiscal 2020 with 99.32% of votes cast.

For fiscal year 2021, we ask that shareholders approve maximum aggregate compensation that can be paid, granted or promised to the members of Executive Management in an amount not to exceed $ 44.3 million. Our shareholders should understand that this amount is the maximum amount that the company can pay, grant or promise to its Executive Management (other than additional amounts that may be payable to persons who newly assume Executive Management functions or who are promoted within Executive Management during fiscal year 2021) and has been calculated using very conservative assumptions in order to provide the Board and company management wide flexibility to reward extremely superior performance across all businesses and to address unforeseen circumstances that might arise during fiscal year 2021. The table below provides insight to our maximum amounts of compensation that could have been and were paid, granted or promised in the last fully completed fiscal year (fiscal year 2019), the maximum amounts approved

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to be paid, granted or promised for the 2020 fiscal year and our estimates for maximum compensation levels for the 2021 fiscal year. The footnote provides insight into the assumptions we have used to make the estimates.

	Fiscal Year 2019		Fiscal Year 2020	Fiscal Year 2021
	Maximum	Fiscal Year 2019	Maximum	Maximum
	Approved	Actual	Approved	Requested
	$ million	$ million	$ million	$ million(1)
Total Compensation	$48.1	$25.9	$46.3	$44.3

(1)

Fiscal year 2021 maximum requested assumes a 3.5% salary increase budget; annual incentive based on the 2020 base salary amount and maximum payout at 200% of target (available only upon achievement of superior performance); total equity pool available for Executive Management assuming all grants are made at range maximum of 150% of target and additional compensation based on other compensation components as reported in the 2019 Proxy Statement. Actual annual incentive payouts are based on measures that support our strategic business objectives (which are approved by our Board of Directors). To achieve 200% payout, maximum performance objectives would need to be met. See pages 43-45 of the CD&A for additional details. Fiscal year 2021 maximum requested reflects a 4.32% reduction compared to FY 2020 maximum approved although the number of members of Executive Management decreased by one.

We do not anticipate that the aggregate amount paid to members of Executive Management in fiscal year 2021 will be at the maximum amount requested. Actual compensation paid to Executive Management in fiscal year 2019 was $25.9 million (includes grant date fair value of fiscal year 2019 equity grants). For a description of the compensation paid, granted or promised to named executive officers in fiscal year 2019, please refer to the CD&A beginning on page 36. We anticipate fiscal year 2020 compensation to range between $28.6 million and $33.7 million (includes grant date fair value of fiscal year 2020 equity grants). Actual fiscal year 2020 level is dependent on our performance pursuant to our Annual Incentive Plan as described in the CD&A on pages 43‑46. For fiscal year 2020, amounts paid to members of Executive Management have been or will be awarded under the same or substantially similar executive compensation programs and under substantially the same terms as those in effect in fiscal year 2019. For a description of the base salary adjustments and fiscal year 2020 long term equity awards granted to our current named executive officers, please refer to the CD&A beginning on page 36. The fiscal year 2020 annual incentive program has likewise been designed with terms and conditions substantially similar to the fiscal year 2019 program, with performance goals for fiscal year 2020 adjusted to reflect our fiscal year 2020 financial plan and strategic objectives. We expect to make fiscal year 2021 compensation awards in the same or substantially similar manner, utilizing our current executive compensation programs and setting performance goals to reflect our fiscal year 2021 financial plan and the strategic needs of the company for fiscal year 2021.

Consistent with past practice, we expect the total compensation paid to members of Executive Management for fiscal year 2021 to be adjusted for base salary increases and reflective of company performance. Assuming current projections for fiscal year 2021 and no unforeseen circumstances occurring, we expect that the total compensation paid to members of Executive Management for fiscal year 2021 will be in line with meeting targeted company performance objectives. Nonetheless, we request that our shareholders approve the maximum aggregate amount of $44.3 million to assure that the board and management have the flexibility to award superior performance across all business units in fiscal year 2021 and/or to respond to unforeseen circumstances that may arise in fiscal year 2021.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required to approve Agenda Item No. 9.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 9.

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AGENDA ITEM NO. 10—BINDING VOTE TO APPROVE FISCAL YEAR 2021

MAXIMUM AGGREGATE COMPENSATION AMOUNT FOR THE BOARD OF DIRECTORS

Motion Proposed by the Board of Directors

Our Board of Directors proposes that shareholders approve $4.5 million as the maximum aggregate compensation that can be paid to the Board of Directors in fiscal year 2021.

Explanation

As required by the Swiss Federal Ordinance Against Excessive Compensation, the proposal described in this Agenda Item No. 10 gives shareholders the opportunity to approve, on a binding basis, the maximum aggregate amount of compensation that can be paid, granted or promised to the members of the Board of Directors for our fiscal year ending September 24, 2021 (“fiscal year 2021”). For purposes of this proposal, the Board of Directors refers only to the outside directors.

The general principles of the company’s compensation program for the Board of Directors are described in article 25 of our articles of association. A more detailed description of our compensation programs currently in effect for the Board of Directors and the actual amounts paid to each member of the Board for fiscal year 2019 are described in Compensation of Non-Employee Directors which begins on page 65. The current program consists of (i) cash retainer amounts, (ii) equity retainer amounts, awarded in the form of company common shares, and (iii) other miscellaneous benefits. Basic retainer fees for Board members are the same, but additional retainer fees are paid to the Non-Executive Chairman,  Lead Independent Director, committee chairs, members of the Audit Committee and member of the Science Advisory Board.

For fiscal year 2021, we ask that shareholders approve $4.5 million as the maximum aggregate compensation that can be paid, granted or promised to the Board of Directors. Our shareholders should understand that this amount is the maximum amount that the Company can pay, grant or promise to its Board of Directors in fiscal year 2021 and has been calculated based on the fiscal year 2020 Board compensation structure with an additional reserve to provide flexibility to make appropriate fee increases in fiscal year 2021 in light of competitive market practices. The Board of Directors is very thoughtful in its approach to Director Fees and does not react on an annual basis to changes in market practice. Annual cash retainer fees were last adjusted in fiscal year 2014 and the equity retainer was adjusted in fiscal year 2017. For a description of the Board fees please refer to pages 65‑66.

Any additional increase in the number of directors and the director compensation paid to any new director would be presented for shareholder approval pursuant to the Swiss Code, the Swiss Ordinance Against Excessive Compensation and the Company’s articles of association.

The table below first shows the aggregate compensation paid to the Board of Directors in fiscal year 2019 and the approved maximum aggregate compensation for fiscal year 2020. The table also shows our requests for maximum compensation levels for fiscal year 2021. It should be noted that the actual compensation for fiscal year 2019 included 10 full year directors and 2 partial year directors. The approved maximum compensation level for fiscal year 2020 as approved by shareholders at our annual meeting in March 2019 covered 11 full year directors. The request for fiscal year 2021 covers the 12 full year directors who are nominated for election at our March 2020 Annual General Meeting.

	Fiscal Year 2019	Fiscal Year 2019	Fiscal Year 2020	Fiscal Year 2021
	Approved $ million	Actual $ million	Approved $ million	Requested $ million
	(11 full year	(10 full + 2 partial	(11 full year	(12 full year
	Directors)	year Directors)(1)	Directors)	Directors)
Total Compensation	$4.11	$3.5	$4.1	$4.5

(1)	Values include grant date fair value of equity using the company’s closing stock price on the date of grant. See pages 65‑66 of Compensation of Non‑Employee Directors for information.

We request that our shareholders approve the maximum aggregate amount of $4.5 million to allow the company to have sufficient flexibility to implement any fee adjustments and/or to respond to unforeseen circumstances that may arise in fiscal year 2021.

2020 Annual General Meeting Proxy Statement	81

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required to approve Agenda Item No. 10.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 10.

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AGENDA ITEM NO. 11—CARRYFORWARD OF UNAPPROPRIATED ACCUMULATED EARNINGS

Motion Proposed by the Board of Directors

Our Board of Directors proposes that shareholders approve that our unappropriated accumulated earnings of CHF 1,151 million at September 27, 2019 be carried forward in available earnings.

Background

Under Swiss law, the appropriation of available earnings as set forth in our Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting. At September 27, 2019, our balance sheet in our Swiss statutory financial statements reflected unappropriated accumulated earnings of CHF 1,151 million.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 11.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 11.

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AGENDA ITEM NO. 12—DECLARATION OF DIVIDEND

Motion Proposed by the Board of Directors

Our Board of Directors proposes (based on resolutions adopted on December 12, 2019) that shareholders resolve to make a dividend payment in the amount of $1.92 per issued share out of reserves from capital contributions in our Swiss statutory accounts on the dates designated below in four equal quarterly installments of $0.48 each to shareholders of record on the dates designated below, starting with the third fiscal quarter of 2020 and ending in the second fiscal quarter of 2021.

Explanation

The Board of Directors proposes that the company pay an ordinary cash dividend in the amount of $1.92 per share out of reserves from capital contributions in our Swiss statutory accounts. Subject to the cap described below, payment of the dividend will be made in four equal quarterly installments of $0.48, with the first installment to be paid on June 5, 2020 to shareholders of record at the close of business on May 22, 2020, the second installment to be paid on September 4, 2020 to shareholders of record at the close of business on August 21, 2020, the third installment to be paid on December 4, 2020 to shareholders of record at the close of business on November 20, 2020, and the fourth installment to be paid on March 5, 2021 to shareholders of record at the close of business on February 19, 2021. Dividend payments will be made with respect to our outstanding share capital on the record date for the applicable dividend payment. The reduction to our reserves from capital contributions in our Swiss statutory accounts, which is required to be made in Swiss francs, will be determined based on the aggregate amount of the dividend and will be calculated based on the USD/CHF exchange rate in effect on the date of the Annual General Meeting as published on the website of the Swiss National Bank.

If the proposal is approved, the U.S. dollar amount of the dividend will be capped at an amount such that the aggregate reduction to our reserves from capital contributions will not exceed CHF 1,590,000,000 (or approximately $4.89 per share based on the USD/CHF exchange rate of CHF 0.9713 per $1.00 in effect on January 8, 2020). To the extent that a dividend payment would exceed the cap, the U.S. dollar per share amount of the current or future dividends will be reduced on a pro rata basis so that the aggregate amount of all dividends paid does not exceed the cap. If the cap were reached, no further installment payments could then be made. In addition, the aggregate reduction in reserves from capital contributions will be increased for any shares issued, and decreased for any shares acquired, after the Annual General Meeting and before the record date for the applicable dividend installment payment.

Our statutory auditor, Deloitte AG, must confirm that the dividend proposal conforms with the requirements of the Swiss Code and our articles of association. The auditor's report will be available at the meeting.

Text of the Shareholder Resolution

IT IS RESOLVED, that a dividend of $1.92 per share payable from reserves from capital contributions shall be distributed to the shareholders out of the reserves of TE Connectivity Ltd., to be paid to the shareholders in four equal quarterly installments of $0.48, (1) on June 5, 2020 to the shareholders of record on May 22, 2020, (2) on September 4, 2020 to the shareholders of record on August 21, 2020, (3) on December 4, 2020 to the shareholders of record on November 20, 2020, and (4) on March 5, 2021 to the shareholders of record on February 19, 2021; the U.S. dollar amount of the dividend will be capped at an amount such that the aggregate reduction to our reserves from capital contributions will not exceed CHF 1,590,000,000, so that to the extent that a dividend payment would exceed the cap, the U.S. dollar per share amount of the current or future dividends will be reduced on a pro rata basis so that the aggregate amount of all dividends paid does not exceed the cap.

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Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 12.

Recommendation

The Board of Directors recommends a vote "FOR" approval of Agenda Item No. 12.

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AGENDA ITEM NO. 13—RENEWAL OF AUTHORIZED CAPITAL

Motion Proposed by the Board of Directors

Our Board of Directors proposes that its authority to issue shares out of the company's authorized capital be reapproved and extended for an additional period ending two years after the date of the Annual General Meeting (March 11, 2022, assuming no postponement or adjournment of the Annual General Meeting), by the shareholders' approval of an amendment to article 5, paragraph 1 of our articles of association. This proposed amendment to article 5, paragraph 1 of our articles of association is set forth below under "Text of Shareholder Resolution."

Explanation

The Board of Directors believes it is advisable and in the best interests of the company for the shareholders to re-authorize the Board of Directors to issue new authorized capital in accordance with the provisions of the Swiss Code and our articles of association. Our articles of association approved by our shareholders at our 2018 Annual General Meeting of Shareholders held on March 14, 2018 authorized our Board of Directors to issue new authorized capital at any time during the two-year period ending on March 14, 2020 (the second anniversary of such approval), and thereby increase the share capital, without shareholder approval, by a maximum amount of 50% of the share capital at the time of the increase. The Swiss Code provides that the shareholders may, by amendment to the articles of association, authorize the Board of Directors to increase the share capital for a period of no longer than two years from such approval. The amount of authorized capital set forth in article 5, paragraph 1 would be reduced during the two-year period ending on March 11, 2022 proportionately to any reduction to the company's total authorized share capital approved by the shareholders and effected during this two-year period, including as a result of a share capital reduction (including the share capital reduction proposed for approval under Agenda Item No. 14).

If this Agenda Item is approved, we would nevertheless seek shareholder approval for share issuances to the extent required under NYSE rules. Under current NYSE rules, shareholder approval is generally required, with certain enumerated exceptions, to issue common shares or securities convertible into or exercisable for common shares in one or a series of related transactions if such common shares represent 20% or more of the voting power or outstanding common shares of the company. NYSE rules also require shareholder approval for an issuance of shares that would result in a change of control of the company, as well as for share issuances in connection with certain benefit plans or related party transactions.

Text of Shareholder Resolution

IT IS RESOLVED, that the meeting of shareholders approves the amendment of article 5, paragraph 1 of the articles of association of TE Connectivity Ltd. as follows:

Previous version	Proposed new version
Art. 5 Authorized Capital	Art. 5 Authorized Capital

[1]The Board of Directors is authorized to increase the share capital at any time until 14 March 2020 by an amount not exceeding CHF 100,021,143.30 through the issuance of up to 175,475,690 fully paid up registered shares with a par value of CHF 0.57 each.

[1]The Board of Directors is authorized to increase the share capital at any time until 11 March 2022 by an amount not exceeding CHF 100,021,143.30 through the issuance of up to 175,475,690 fully paid up registered shares with a par value of CHF 0.57 each.

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Vote Requirement to Approve Agenda Item

The approval of two-thirds of the votes represented and the absolute majority of the par value of the votes represented at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 13.

Recommendation

The Board of Directors recommends a vote "FOR" approval of Agenda Item No. 13.

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AGENDA ITEM NO. 14—APPROVAL OF SHARE CAPITAL REDUCTION FOR
SHARES ACQUIRED UNDER OUR SHARE REPURCHASE PROGRAM

Motion Proposed by the Board of Directors

Our Board of Directors proposes that 11,998,000 shares purchased under our share repurchase program by TE Connectivity Ltd. during the period beginning September 29, 2018 and ending September 27, 2019 be cancelled and that, as a result, shareholders approve amendments to our articles of association to effect the share capital reduction by CHF 6,838,860.00 to CHF 193,203,427.17. The proposed amendments to article 4, paragraph 1, article 5, paragraph 1 and article 6, paragraph 1 of our articles of association are set forth below under "Text of Shareholder Resolution."

Explanation

The Board of Directors believes it is advisable and in the best interests of the company to cancel shares purchased by TE Connectivity Ltd. under our share repurchase program during fiscal 2019 and accordingly effect the reduction of the share capital of the company by approval of the proposed amendments to the articles of association.

PricewaterhouseCoopers AG, Zürich, Switzerland, the company's special auditor, will deliver a report to the Annual General Meeting confirming that the receivables of the creditors of TE Connectivity will be fully covered after giving effect to the share capital reduction in accordance with article 732, paragraph 2 of the Swiss Code. The auditor's report will be available at the meeting.

The capital reduction by cancellation of shares can only be accomplished after publication of three notices to creditors in the Swiss Official Gazette of Commerce (SHAB) and in the manner provided for by the articles of association after the two-month time period set for the creditors to file claims has expired and all creditors who have filed claims have been satisfied or secured and a public deed of compliance has been established. If approved by shareholders, we expect that the share capital reduction will be accomplished in the second half of May 2020.

Text of Shareholder Resolution

IT IS RESOLVED, that, based on a special auditor report dated March 11, 2020 in accordance with article 732, paragraph 2 of the Swiss Code of Obligations (the "Swiss Code"), which is at hand, provided by PricewaterhouseCoopers AG, Zürich, Switzerland, as state supervised auditing enterprise present at the shareholders' meeting:

1.  the registered share capital of TE Connectivity Ltd. in the aggregate amount of Swiss francs ("CHF") 200,042,287.17 shall be reduced by the amount of CHF 6,838,860.00 to CHF 193,203,427.17 by cancelling 11,998,000 registered shares which will reduce the position "Own shares held in treasury" in the shareholders' equity by the cost of the cancelled shares;

2.  it is acknowledged and recorded that according to the report dated March 11, 2020 of PricewaterhouseCoopers AG, Zürich, Switzerland, as state supervised auditing enterprise present at the shareholders' meeting, in accordance with article 732, paragraph 2 of the Swiss Code, it is confirmed that the receivables of the creditors of TE Connectivity Ltd. are fully covered by assets after giving effect to the capital reduction; and

3.  the articles of association of TE Connectivity Ltd. shall be adapted as follows:

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Previous version	Proposed new version
Art. 4 Share Capital	Art. 4 Share Capital
[1]The Company’s share capital is CHF 200,042,287.17. It is divided into 350,951,381 registered shares with a par value of CHF 0.57 each.	[1]The Company's share capital is CHF 193,203,427.17. It is divided into 338,953,381 registered shares with a par value of CHF 0.57 each.
Art. 5 Authorized Capital	Art. 5 Authorized Capital

[1]The Board of Directors is authorized to increase the share capital at any time until 11 March 2022 by an amount not exceeding CHF 100,021,143.30 through the issuance of up to 175,475,690 fully paid up registered shares with a par value of CHF 0.57 each.*

[1]The Board of Directors is authorized to increase the share capital at any time until 11 March 2022 by an amount not exceeding CHF 96,601,713.30 through the issuance of up to 169,476,690 fully paid up registered shares with a par value of CHF 0.57 each.*

Art. 6 Conditional Share Capital	Art. 6 Conditional Share Capital

[1]The share capital of the Company shall be increased by an amount not exceeding CHF 100,021,143.30 through the issue of a maximum of 175,475,690 registered shares, payable in full, with a par value of CHF 0.57 each [rest of paragraph unchanged]

[1]The share capital of the Company shall be increased by an amount not exceeding CHF 96,601,713.30 through the issue of a maximum of 169,476,690 registered shares, payable in full, with a par value of CHF 0.57 each [rest of paragraph unchanged]

*Assumes that the amendments to our articles of association set forth in this agenda item occur after the amendment to our articles of association set forth in Agenda Item No. 13 (renewal of authorized capital).

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 14.

Recommendation

The Board of Directors recommends a vote "FOR" approval of Agenda Item No. 14.

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AGENDA ITEM NO. 15—APPROVAL OF ANY ADJOURNMENTS OR POSTPONEMENTS

OF THE MEETING

Motion Proposed by the Board of Directors

Our Board of Directors proposes that our shareholders approve any adjournments or postponements of the Annual General Meeting.

Explanation

You are being asked to approve any adjournments or postponements of the meeting so that we can solicit additional proxies if there are insufficient proxies to elect directors and approve the remaining agenda items at the time of the meeting.

Vote Requirement to Approve Agenda Item

The approval of a majority of the votes cast at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 15.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 15.

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ADDITIONAL INFORMATION

Cost of Solicitation

The cost of solicitation of proxies will be paid by TE Connectivity. TE Connectivity has engaged D. F. King & Co., Inc. as the proxy solicitor for the Annual General Meeting for an approximate fee of $12,500. In addition, certain directors, officers or employees of TE Connectivity may solicit proxies by telephone or personal contact. Upon request, TE Connectivity will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

Registered and Principal Executive Offices

The registered and principal executive offices of TE Connectivity are located at Mühlenstrasse  26, CH‑8200 Schaffhausen, Switzerland. The telephone number is +41 (0) 52 633 66 61.

Annual Report

Copies of our Annual Report for the fiscal year ended September 27, 2019 containing our audited consolidated financial statements with accompanying notes and our audited Swiss statutory financial statements prepared in accordance with Swiss law as well as additionally required Swiss disclosures and our Swiss Compensation Report, are available to shareholders free of charge on our website at https://www.te.com or by writing to TE Connectivity Shareholder Services, TE Connectivity Ltd.,  Mühlenstrasse 26, CH‑8200 Schaffhausen, Switzerland.

TE CONNECTIVITY 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TE Connectivity anticipates that the 2021 Annual General Meeting of Shareholders will be held on or about March 10, 2021.

Shareholder proposals submitted pursuant to Rule 14a‑8 under the Securities Exchange Act and article 14 of TE Connectivity’s articles of association will be considered for inclusion in TE Connectivity’s 2020 proxy statement and proxy card for the meeting if the proposal is received in writing by TE Connectivity’s Secretary no later than September 18, 2020. The notice of proposal must comply with the requirements established by the SEC and must include the information specified in article 14 of TE Connectivity’s articles of association and must be a proper subject for shareholder action under Swiss law.

Article 14 of TE Connectivity’s articles of association sets forth the procedures (including, without limitation, advance notice requirements) a shareholder must follow to request that an item be put on the agenda of a general meeting of shareholders. No prior notice is required to bring proposals (including the nomination of persons for election to the Board of Directors) at a general meeting of shareholders where such proposals relate to items that are already included on the agenda for that meeting.

Proposals should be addressed to Harold G. Barksdale, Secretary, TE Connectivity Ltd.,  Mühlenstrasse 26, CH‑8200 Schaffhausen, Switzerland.

TE Connectivity will furnish a copy of its articles of association to any shareholder without charge upon written request to the Secretary.

2020 Annual General Meeting Proxy Statement	91

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549, USA. Please call the SEC at 1‑800‑SEC‑0330 for further information on their public reference room. Our SEC filings also are available to the public at the SEC’s website (http://www.sec.gov). In addition, you can obtain reports and proxy statements and other information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005, USA.

We maintain a website on the Internet at http://www.te.com. We make available free of charge, on or through our website, our annual report on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this proxy statement.

92	2020 Annual General Meeting Proxy Statement

APPENDIX A

PRIMARY TALENT MARKET PEER GROUP

Aerospace & Defense; Electronic, Electrical & Scientific Equipment & Components;
Industrial Manufacturing

3M Company	ITT Corporation
ABB Asea Brown Boveri Ltd.	Jabil Circuit Inc.
Actuant Corporation	Johns Manville Corporation
AMETEK Inc.	Johnson Controls International plc
AMSTED Industries Incorporated	Kennametal Inc.
Arconic Inc.	KrauseMaffeii
Arrow Electronics, Inc.	L‑3 Communications Holdings Inc.
Avnet Inc.	LEDVANCE
BAE Systems PLC	Leidos, Inc.
Ball Corp.	LG Electronics
Bechtel Nuclear, Security & Environmental	Lincoln Electric
The Boeing Company	Littelfuse Inc.
BorgWarner Inc.	Lutron Electronics
Bradley	Makino
Brady Corp.	Molex
Caterpillar Inc.	MTS Systems Corporation
Celestica Inc.	Nordson Corporation
Consolidated Nuclear Security Y‑12	Northrop Grumman Corporation
Corning Incorporated	Northwest Pipeline LLC
Cubic Corp.	Orbital ATK, Inc.
Curtiss‑Wright Corporation	Osram Sylvania
Danaher Corp.	Owens Corning
Dematic	Panasonic of North America
Donaldson Co. Inc.	Parker Hannifin Corporation
Eaton Corporation	Plexus Corp.
ESCO Technologies Inc.	Rexnord Corporation
Esterline Technologies Corporation	Rockwell Automation Inc.
Flowserve Corp.	Rockwell Collins Inc.
GAF Materials Corporation (Canada)	SAIC, Inc.
Garmin	Schneider Electric SA
GE Aviation	Sensata Technologies
GE Atomics	Siemens
General Cable	Smiths Group PLC
General Dynamics Corporation	Spirit AeroSystems Holdings, Inc.
General Electric Co.	SPX Corporation
GKN	SPX Flow, Inc.
Glory Global Solutions	TDK Corporation
GL&V	Tektronix, Inc.
Goldwind	Terex Corporation
Graco Inc.	Textron Inc.
Greif, Inc.	Timken Co.
Harman International Industries, Incorporated	Toro Co.
Harris Associates, L.P.	Triumph Group, Inc.
Hexcel Corporation	TRW Automotive
Hillenbrand, Inc.	TT Electronics plc
Honeywell Inc.	United Technologies Corporation
Husky Injection Molding Systems Ltd.	USG Corporation
IDEX Corp.	Vectrus, Inc.
IMI	Vesuvis
Ingersoll‑Rand	Xylem Inc.

2020 Annual General Meeting Proxy Statement	A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m., Central European Time (12:00 p.m., Eastern Daylight Time) on March 10, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Proxy Services, P.O. Box 9148, Farmingdale, NY 11735-9855, United States of America, so that it is received by 5:00 p.m., Central European Time (12:00 p.m., Eastern Daylight Time) on March 10, 2020. TE CONNECTIVITY LTD. MUHLENSTRASSE 26 CH-8200 SCHAFFHAUSEN, SWITZERLAND This proxy card is valid only when signed and dated. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS INDICATED IN THIS EXAMPLE: E88453-P31364-P31499 The Board of Directors recommends a vote "FOR" each of the director nominees listed below and "FOR" each agenda item (including each subpart thereof). The person signing below, being a holder of shares of TE Connectivity, hereby authorizes and directs the Independent Proxy to vote at the Annual General Meeting all of his/her shares as set out below: For ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1. Election of Directors 5.1 To approve the 2019 Annual Report of TE Connectivity Ltd. (excluding the statutory financial statements for the fiscal year ended September 27, 2019, the consolidated financial statements for the fiscal year ended September 27, 2019 and the Swiss Compensation Report for the fiscal year ended September 27, 2019) To approve the statutory financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019 1a. Pierre R. Brondeau 1b. Terrence R. Curtin 5.2 5.3 To approve the consolidated financial statements of TE Connectivity Ltd. for the fiscal year ended September 27, 2019 1c. Carol A. ("John") Davidson 6. To release the members of the Board of Directors and executive officers of TE Connectivity for activities during the fiscal year ended September 27, 2019 1d. Lynn A. Dugle 1e. William A. Jeffrey 7.1 To elect Deloitte & Touche LLP as TE Connectivity's independent registered public accounting firm for fiscal year 2020 7.2 To elect Deloitte AG, Zürich, Switzerland, as TE Connectivity's Swiss registered auditor until the next annual general meeting of TE Connectivity 1f. David M. Kerko 7.3 To elect PricewaterhouseCoopers AG, Zürich, Switzerland, as TE Connectivity's special auditor until the next annual general meeting of TE Connectivity 1g. Thomas J. Lynch 1h. Yong Nam 8. An advisory vote to approve named executive officer compensation 9. A binding vote to approve fiscal year 2021 maximum aggregate compensation amount for executive management 1i. Daniel J. Phelan 1j. Abhijit Y. Talwalkar 10. A binding vote to approve fiscal year 2021 maximum aggregate compensation amount for the Board of Directors To approve the carryforward of unappropriated accumulated earnings at September 27, 2019 To approve a dividend payment to shareholders equal to $1.92 per issued share to be paid in four equal quarterly installments of $0.48 starting with the third fiscal quarter of 2020 and ending in the second fiscal quarter of 2021 pursuant to the terms of the dividend resolution To approve a renewal of authorized capital and related amendment to our articles of association 11. 1k. Mark C. Trudeau 12. 1l. Dawn C. Willoughby 1m. Laura H. Wright 13. 14. To approve a reduction of share capital for shares acquired under TE Connectivity's share repurchase program and related amendments to the articles of association of TE Connectivity Ltd. To approve any adjournments or postponements of the meeting 2. 3. To elect Thomas J. Lynch as the Chairman of the Board of Directors To elect the individual members of the Management Development and Compensation Committee 3a. Daniel J. Phelan 15. Mark here for address change or comments on reverse side 3b. Abhijit Y. Talwalkar The person signing below, being a holder of shares of TE Connectivity, hereby authorizes and directs the Independent Proxy to vote at the Annual General Meeting all of his/her shares in accordance with the recommendation of the Board of Directors with respect to each of the above Agenda Items (except if instructed otherwise above). In the event of other agenda items or proposals during the Annual General Meeting on which voting is permissible under Swiss law, the person signing below, being a holder of shares of TE Connectivity, hereby authorizes and directs the Independent Proxy to vote his/her shares in accordance with the respective recommendation of the Board of Directors. 3c. Mark C. Trudeau 3d. Dawn C. Willoughby 4. To elect Dr. René Schwarzenbach, of Proxy Voting Services GmbH, or another individual representative of Proxy Voting Services GmbH if Dr. Schwarzenbach is unable to serve at the relevant meeting, as the independent proxy at the 2021 annual meeting of TE Connectivity and any shareholder meeting that may be held prior to that meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date

Annual General Meeting of Shareholders of TE Connectivity Ltd. March 11, 2020 2:00 p.m., Central European Time 9:00 a.m., Eastern Daylight Time Park Hyatt Hotel, Beethoven-Strasse 21, 8002 Zürich, Switzerland In order to assure that your votes are tabulated in time to be voted at the Meeting, you must submit your proxy card or vote by the Internet so that your votes are received by 5:00 p.m., Central European Time (12:00 p.m., Eastern Daylight Time) on March 10, 2020. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report to Shareholders are available at www.te.com/TEAnnualMeeting. E88454-P31364-P31499 TE CONNECTIVITY LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proxy Card for use at the Annual General Meeting of Shareholders of TE Connectivity Ltd., a Swiss corporation ("TE Connectivity"), or any adjournment or postponement thereof (the "Meeting"), to be held on March 11, 2020 at 2:00 p.m., Central European Time, at the Park Hyatt Hotel, Beethoven-Strasse 21, 8002 Zürich, Switzerland. The person signing on the reverse side, being a holder of shares of TE Connectivity, revoking any proxy heretofore given in connection with the Meeting, hereby appoints as his/her proxy at the Meeting, the independent proxy, Dr. René Schwarzenbach, Proxy Voting Services GmbH, (the "Independent Proxy") with full powers of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his/her shares as indicated on the reverse side of this card. See Independent Proxy address immediately below for return of proxy card. Dr. René Schwarzenbach c/o Proxy Services P.O. Box 9148 Farmingdale, NY 11735-9855 United States of America PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE OF THIS CARD (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Address Changes/Comments: